Exhibit 10-18




                    AMENDED AND RESTATED CREDIT AGREEMENT

                         dated as of January 14, 1997

                                 by and among


                                 ACC CORP.,
             and certain Subsidiaries thereof designated herein,

                                as Borrowers,

                                  ACC CORP.,

                                as Guarantor,

                       the Lenders referred to herein,


                FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as Managing Agent and Administrative Agent,

                                    and

                           FLEET NATIONAL BANK,
                 as Managing Agent and Documentation Agent

                              TABLE OF CONTENTS


                                  ARTICLE I
                                 DEFINITIONS

SECTION 1.1. Definitions . . . . . . . . . . . . . . . . . . . . . . . . .   1
SECTION 1.2. General . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
SECTION 1.3. Other Definitions and Provisions. . . . . . . . . . . . . . .  22

                                  ARTICLE II
                               CREDIT FACILITY

SECTION 2.1. Revolving Credit Loans. . . . . . . . . . . . . . . . . . . .  23
SECTION 2.2. Swingline Loans.. . . . . . . . . . . . . . . . . . . . . . .  23
SECTION 2.3. Procedure for Advances of Revolving Credit
             and Swingline Loans.. . . . . . . . . . . . . . . . . . . . .  25
SECTION 2.4. Repayment of Extensions of Credit . . . . . . . . . . . . . .  27
SECTION 2.5. Notes.. . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 2.6. Permanent Reductions of the Aggregate
             Commitment. . . . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 2.7. Termination of Credit Facility. . . . . . . . . . . . . . . .  31
SECTION 2.8. Use of Proceeds.. . . . . . . . . . . . . . . . . . . . . . .  31
SECTION 2.9. Nature of Obligations; Security.. . . . . . . . . . . . . . .  31

                                 ARTICLE III
                          LETTER OF CREDIT FACILITY

SECTION 3.1. L/C Commitment. . . . . . . . . . . . . . . . . . . . . . . .  32
SECTION 3.2. Procedure for Issuance of Letters of Credit . . . . . . . . .  32
SECTION 3.3. Fees and Other Charges. . . . . . . . . . . . . . . . . . . .  33
SECTION 3.4. L/C Participations. . . . . . . . . . . . . . . . . . . . . .  33
SECTION 3.5. Reimbursement Obligation of the Borrower. . . . . . . . . . .  35
SECTION 3.6. Obligations Absolute. . . . . . . . . . . . . . . . . . . . .  35
SECTION 3.7. Effect of Application . . . . . . . . . . . . . . . . . . . .  36

                                  ARTICLE IV
                           GENERAL LOAN PROVISIONS

SECTION 4.1. Interest. . . . . . . . . . . . . . . . . . . . . . . . . . .  36
SECTION 4.2. Notice and Manner of Conversion or Continuation
             of Revolving Credit Loans . . . . . . . . . . . . . . . . . .  39
SECTION 4.3. Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
SECTION 4.4. Manner of Payment . . . . . . . . . . . . . . . . . . . . . .  41
SECTION 4.5. Crediting of Payments and Proceeds. . . . . . . . . . . . . .  42
SECTION 4.6. Nature of Obligations of Lenders
             Regarding Extensions of Credit; Assumption
             by Administrative Agent . . . . . . . . . . . . . . . . . . .  43
SECTION 4.7. Regulatory Limitation . . . . . . . . . . . . . . . . . . . .  44
SECTION 4.8. Changed Circumstances . . . . . . . . . . . . . . . . . . . .  44
SECTION 4.9. Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . .  46
SECTION 4.10.Capital Requirements . . . . . . . . . . . . . . . . . . . . . 47
SECTION 4.11.Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47

                                  ARTICLE V
                 CLOSING; CONDITIONS OF CLOSING AND BORROWING

SECTION 5.1. Closing . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
SECTION 5.2. Conditions to Closing and Initial Extensions
             of Credit . . . . . . . . . . . . . . . . . . . . . . . . . .  49
SECTION 5.3. Conditions to All Extensions of Credit. . . . . . . . . . . .  54

                                  ARTICLE VI
                 REPRESENTATIONS AND WARRANTIES OF BORROWERS

SECTION 6.1. Representations and Warranties. . . . . . . . . . . . . . . .  55
SECTION 6.2. Survival of Representations and Warranties,
             Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64

                                 ARTICLE VII
                      FINANCIAL INFORMATION AND NOTICES

SECTION 7.1. Financial Statements and Projections. . . . . . . . . . . . .  64
SECTION 7.2. Officer's Compliance Certificate. . . . . . . . . . . . . . .  65
SECTION 7.3. Accountants' Certificate. . . . . . . . . . . . . . . . . . .  66
SECTION 7.4. Other Reports . . . . . . . . . . . . . . . . . . . . . . . .  66
SECTION 7.5. Notice of Litigation and Other Matters. . . . . . . . . . . .  66
SECTION 7.6. Accuracy of Information . . . . . . . . . . . . . . . . . . .  68
SECTION 7.7. Revisions or Updates to Schedules . . . . . . . . . . . . . .  68

                                 ARTICLE VIII
                            AFFIRMATIVE COVENANTS

SECTION 8.1. Preservation of Corporate Existence and
             Related Matters . . . . . . . . . . . . . . . . . . . . . . .  69
SECTION 8.2. Maintenance of Property . . . . . . . . . . . . . . . . . . .  69
SECTION 8.3. Insurance . . . . . . . . . . . . . . . . . . . . . . . . . .  69
SECTION 8.4. Accounting Methods and Financial Records. . . . . . . . . . .  69
SECTION 8.5. Payment and Performance of Obligations. . . . . . . . . . . .  70
SECTION 8.6. Compliance With Laws and Approvals. . . . . . . . . . . . . .  70
SECTION 8.7. Environmental Laws. . . . . . . . . . . . . . . . . . . . . .  70
SECTION 8.8. Employee Benefit, Pension and Retirement Laws . . . . . . . .  70
SECTION 8.9. Compliance With Agreements. . . . . . . . . . . . . . . . . .  71
SECTION 8.10.Conduct of Business. . . . . . . . . . . . . . . . . . . . . . 71
SECTION 8.11.Visits and Inspections . . . . . . . . . . . . . . . . . . . . 71
SECTION 8.12.Material Subsidiaries; Additional Collateral . . . . . . . . . 71
SECTION 8.13.Hedging Agreement. . . . . . . . . . . . . . . . . . . . . . . 72
SECTION 8.14.Further Assurances.. . . . . . . . . . . . . . . . . . . . . . 73
SECTION 8.15.Post-Closing Delivery. . . . . . . . . . . . . . . . . . . . . 73

                                  ARTICLE IX
                             FINANCIAL COVENANTS

SECTION 9.1. Maximum Leverage Ratio. . . . . . . . . . . . . . . . . . . .  73
SECTION 9.2. Minimum Pro Forma Debt Service Coverage Ratio.. . . . . . . .  74
SECTION 9.3. Fixed Charge Coverage Ratio . . . . . . . . . . . . . . . . .  74
SECTION 9.4. Capital Expenditures. . . . . . . . . . . . . . . . . . . . .  74
SECTION 9.5. Minimum Net Worth . . . . . . . . . . . . . . . . . . . . . .  74

                                  ARTICLE X
                              NEGATIVE COVENANTS

SECTION 10.1.     Limitations on Debt. . . . . . . . . . . . . . . . . . .  75
SECTION 10.2.     Limitations on Contingent Obligations. . . . . . . . . .  75
SECTION 10.3.     Limitations on Liens . . . . . . . . . . . . . . . . . .  76
SECTION 10.4.     Limitations on Loans, Advances, Investments
                  and Acquisitions . . . . . . . . . . . . . . . . . . . .  77
SECTION 10.5.     Limitations on Mergers and Liquidation . . . . . . . . .  79
SECTION 10.6.     Limitations on Sale of Assets. . . . . . . . . . . . . .  79
SECTION 10.7.     Limitations on Dividends and Distributions.. . . . . . .  80
SECTION 10.8.     Limitations on Exchange and Issuance of
                  Capital Stock . . . . . . . . . . . . . . . . . . . . .   80
SECTION 10.9.     Transactions with Affiliates . . . . . . . . . . . . . .  80
SECTION 10.10.    Certain Accounting Changes . . . . . . . . . . . . . . .  81
SECTION 10.11.    Amendments; Payments and Prepayments of
                  Subordinated Debt . . . . . . . . . . . . . . . . . . .   81
SECTION 10.12.    Restrictive Agreements.. . . . . . . . . . . . . . . . .  81
SECTION 10.13.    Hedging Agreements.. . . . . . . . . . . . . . . . . . .  81

                                  ARTICLE XI
                            UNCONDITIONAL GUARANTY

SECTION 11.1.     Guaranty of Obligations. . . . . . . . . . . . . . . . .  81
SECTION 11.2.     Nature of Guaranty.. . . . . . . . . . . . . . . . . . .  82
SECTION 11.3.     Demand by the Administrative Agent.. . . . . . . . . . .  83
SECTION 11.4.     Waivers. . . . . . . . . . . . . . . . . . . . . . . . .  83
SECTION 11.5.     Modification of Loan Documents etc . . . . . . . . . . .  83
SECTION 11.6.     Reinstatement. . . . . . . . . . . . . . . . . . . . . .  84
SECTION 11.7.     No Subrogation . . . . . . . . . . . . . . . . . . . . .  85

                                 ARTICLE XII
                             DEFAULT AND REMEDIES

SECTION 12.1.     Events of Default. . . . . . . . . . . . . . . . . . . .  85
SECTION 12.2.     Remedies . . . . . . . . . . . . . . . . . . . . . . . .  88
SECTION 12.3.     Rights and Remedies Cumulative; Non-Waiver; etc. . . . .  89
SECTION 12.4.     Consents . . . . . . . . . . . . . . . . . . . . . . . .  90
SECTION 12.5.     Judgment Currency. . . . . . . . . . . . . . . . . . . .  90
SECTION 12.6.     Adjustments. . . . . . . . . . . . . . . . . . . . . . .  90

                                 ARTICLE XIII
                                  THE AGENTS

SECTION 13.1.     Appointment. . . . . . . . . . . . . . . . . . . . . . .  91
SECTION 13.2.     Delegation of Duties . . . . . . . . . . . . . . . . . .  91
SECTION 13.3.     Exculpatory Provisions . . . . . . . . . . . . . . . . .  92
SECTION 13.4.     Reliance by Agents . . . . . . . . . . . . . . . . . . .  92
SECTION 13.5.     Notice of Default. . . . . . . . . . . . . . . . . . . .  93
SECTION 13.6.     Non-Reliance on Such Agents and Other Lenders. . . . . .  93
SECTION 13.7.     Indemnification. . . . . . . . . . . . . . . . . . . . .  94
SECTION 13.8.     Each of the Agents in Its Individual Capacity. . . . . .  94
SECTION 13.9.     Resignation of Agents; Successor Agents. . . . . . . . .  94
SECTION 13.10     Documentation Agent. . . . . . . . . . . . . . . . . . .  95

                                 ARTICLE XIV
                                MISCELLANEOUS

SECTION 14.1.     Notices. . . . . . . . . . . . . . . . . . . . . . . . .  95
SECTION 14.2.     Expenses . . . . . . . . . . . . . . . . . . . . . . . .  96
SECTION 14.3.     Set-off. . . . . . . . . . . . . . . . . . . . . . . . .  97
SECTION 14.4.     Governing Law. . . . . . . . . . . . . . . . . . . . . .  97
SECTION 14.5.     Consent to Jurisdiction. . . . . . . . . . . . . . . . .  98
SECTION 14.6.     Binding Arbitration; Waiver of Jury Trial. . . . . . . .  98
SECTION 14.7.     Reversal of Payments . . . . . . . . . . . . . . . . . .  99
SECTION 14.8.     Injunctive Relief. . . . . . . . . . . . . . . . . . . . 100
SECTION 14.9.     Accounting Matters . . . . . . . . . . . . . . . . . . . 100
SECTION 14.10.    Successors and Assigns; Participations . . . . . . . . . 100
SECTION 14.11.    Amendments, Waivers and Consents; Renewal. . . . . . . . 105
SECTION 14.12.    Performance of Duties. . . . . . . . . . . . . . . . . . 105
SECTION 14.13.    Indemnification. . . . . . . . . . . . . . . . . . . . . 105
SECTION 14.14.    All Powers Coupled with Interest . . . . . . . . . . . . 106
SECTION 14.15.    Survival of Indemnities. . . . . . . . . . . . . . . . . 106
SECTION 14.16.    Titles and Captions. . . . . . . . . . . . . . . . . . . 107
SECTION 14.17.    Severability of Provisions . . . . . . . . . . . . . . . 107
SECTION 14.18.    Counterparts . . . . . . . . . . . . . . . . . . . . . . 107
SECTION 14.19.    ACC as Agent for Other Borrowers . . . . . . . . . . . . 107
SECTION 14.20.    Term of Agreement. . . . . . . . . . . . . . . . . . . . 107
SECTION 14.21.    Inconsistencies with Other Documents;
                  Independent Effect of Covenants . . . . . . . . . . . .  107

EXHIBITS

Exhibit A-1 - Form of Domestic Revolving Credit Note
Exhibit A-2 - Form of U.K. Revolving Credit Note
Exhibit A-3 - Form of Canadian Revolving Credit Note
Exhibit A-4 - Form of Swingline Note
Exhibit B - Form of Notice of Borrowing
Exhibit C - Form of Notice of Prepayment
Exhibit D - Form of Notice of Conversion/Continuation
Exhibit E - Form of Officer's Certificate
Exhibit F - Form of Notice of Account Designation
Exhibit G - Form of Assignment and Acceptance
Exhibit H - Form of Pledge Agreement
Exhibit I - Form of Security Agreement
Exhibit J - Form of Landlord Consent
Exhibit K - Form of Modification to Leasehold Mortgage
Exhibit L - Form of Joinder Agreement
Exhibit M - Form of Intercompany Subordination Agreement
Exhibit N - Form of U.K. Guaranty Agreement

SCHEDULES

Schedule 1   - Lenders and Commitments
Schedule 1.2 - Sublimits
Schedule 1.3 - Canadian Security Documents
Schedule 6.1(a)     - Jurisdictions of Organization and Qualification
Schedule 6.1(b)     - Subsidiaries and Capitalization
Schedule 6.1(i)     - ERISA Plans
Schedule 6.1(l)     - Material Contracts
Schedule 6.1(m)     - Labor and Collective Bargaining Agreements
Schedule 6.1(t)     - Debt and Contingent Obligations
Schedule 6.1(u)     - Litigation
Schedule 10.3       - Existing Liens
Schedule 10.4       - Existing Loans, Advances and Investments

             AMENDED AND RESTATED CREDIT AGREEMENT, dated as of the 14th day of January, 1997, by and among ACC CORP., a corporation organized under the laws of Delaware ("ACC"), and the Subsidiaries thereof designated as Borrowers herein, as Borrowers, ACC, as Guarantor, the Lenders who are or may become a party to this Agreement, FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association, as Managing Agent and Administrative Agent and FLEET NATIONAL BANK, a national banking association, as Managing Agent and Documentation Agent.


                             STATEMENT OF PURPOSE

             The Borrowers have requested and the Lenders have agreed to amend and restate the Original Credit Agreement (as hereinafter defined) pursuant to the terms hereof in order to extend certain credit facilities to the Borrowers. ACC, as parent of the other Borrowers, will benefit directly and indirectly from the extension of such credit facilities to such other Borrowers. As a precondition to making any extensions of credit hereunder, the Lenders have required, and ACC has agreed, to execute this Agreement as Guarantor.

             NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:


                                  ARTICLE I

                                 DEFINITIONS

             SECTION 1.1. Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

             "ACC" means ACC Corp., a corporation organized under the laws of Delaware, and its successors.

             "ACC Canada" means ACC TelEnterprises Ltd., a corporation organized under the laws of Ontario, and its successors.

             "ACC Global Corp." means ACC Global Corp., a corporation organized under the laws of Delaware, and its successors.

             "ACC LEC" means ACC National Telecom Corp., a corporation organized under the laws of Delaware, and its successors.

             "ACC Mass." means ACC Long Distance of Massachusetts Corp., a corporation organized under the laws of Delaware, and its successors.

             "ACC National" means ACC National Long Distance Corp., a corporation organized under the laws of Delaware, and its successors.

             "ACC National Pledge Agreement" means the Amended and Restated Pledge Agreement of even date executed by ACC National in favor of the Administrative Agent for the benefit of itself and the Lenders substantially in the form of Exhibit H, as amended, restated or otherwise modified.

             "ACC Pledge Agreement" means the Amended and Restated Pledge Agreement of even date executed by ACC in favor of the Administrative Agent for the benefit of itself and the Lenders substantially in the form of Exhibit H, as amended, restated or otherwise modified.

             "ACC Radio" means ACC Radio Corp., a corporation organized under the laws of New York, and its successors.

             "ACC U.K." means ACC Long Distance U.K., Ltd., a corporation organized under the laws of the United Kingdom, and its successors.

             "ACC U.S." means ACC Long Distance Corp., a corporation organized under the laws of New York, and its successors.

             "Additional Borrower" means any Material Subsidiary which has become a Borrower hereunder in accordance with Section 8.12.

             "Administrative Agent" means First Union in its capacity as administrative agent hereunder, and any successor thereto appointed pursuant to Section 13.9.

             "Administrative Agent's Correspondent" means First Union National Bank, London Branch, or any other financial institution designated by the Administrative Agent to act as its correspondent hereunder with respect to distribution and payment of Extensions of Credit denominated in Alternative Currencies.

             "Administrative Agent's Office" means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 14.1.

             "Affiliate" means, with respect to any Person and its Subsidiaries, any other Person (other than a Subsidiary thereof) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term "control" means (a) the power to vote ten percent (10%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

             "Agents" means the collective reference to the Managing Agents, Documentation Agent and Administrative Agent.

             "Aggregate Commitment" means the aggregate amount of the Lenders' Commitments hereunder, as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof. On the Closing Date, the Aggregate Commitment shall be One Hundred Million Dollars ($100,000,000).

             "Agreement" means this Amended and Restated Credit Agreement, as further amended, restated or otherwise modified from time to time.

             "Alternative Currency" means Sterling or Canadian Dollars, or both such currencies, as the context requires.

             "Alternative Currency Amount" means with respect to each Extension of Credit made or continued (or to be made or continued) in an Alternative Currency, the amount of such Alternative Currency which is equivalent to the principal amount in Dollars of such Extension of Credit at the most favorable spot exchange rate determined by the Administrative Agent to be available to its London branch at approximately 11:00 a.m. (London time) two (2) Business Days before such Extension of Credit is made, continued or issued (or to be made, continued or issued). When used with respect to any other sum expressed in Dollars, "Alternative Currency Amount" shall mean the amount of such Alternative Currency which is equivalent to the amount so expressed in Dollars at the most favorable spot exchange rate determined by the Administrative Agent to be available to it at the relevant time.

             "Applicable Law" means all applicable provisions of constitutions, laws, statutes, treaties, rules, regulations and orders of all Governmental Authorities and all orders and decrees of all courts and arbitrators.

             "Applicable Margin" shall have the meaning assigned thereto in
Section 4.1(c).

             "Application" means an application, in the form specified by the Issuing Lender from time to time, requesting the Issuing Lender to issue a Letter of Credit.

             "Assignment and Acceptance" shall have the meaning assigned thereto in Section 14.10.

             "Available Commitment" means, as to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Commitment minus (b) such Lender's Extensions of Credit.

             "Authorized Officer" means with respect to any Person, the chief executive officer, chief financial officer, or vice president of finance of such Person.

             "Base Rate" means, at any time, the rate of interest per annum which is the higher of (a) the Prime Rate or (b) the Federal Funds Rate as determined by the Administrative Agent plus 1/2 of 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

             "Base Rate Loan" means any Loan denominated in Dollars bearing interest at a rate determined with reference to the Base Rate as provided in Section 4.1(a) hereof.

             "Borrowers" means the collective reference to the Domestic Borrowers, Canadian Borrowers and U.K. Borrowers party hereto on the Closing Date and each Additional Borrower in its capacity as a Borrower hereunder.

             "Business Day" means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina are open for the conduct of their domestic and international commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any Extension of Credit to be denominated in an Alternative Currency or on any LIBOR Rate Loan, any day (i) that is a Business Day described in clause (a) and that is also a day for trading by and between banks in deposits for the applicable Permitted Currency in the London interbank market and (ii) on which banks are open for the conduct of their domestic and international banking business in the place where the Administrative Agent or the Administrative Agent's Correspondent shall make available Extensions of Credit in such Permitted Currency.

             "Canadian Base Rate" shall mean, at any time, that annual rate of interest quoted, published or announced by Royal Bank of Canada from time to time or commonly known to be its Canadian Dollar base rate
(which may not necessarily be its lowest or best rate then in effect for determining interest rates on commercial loans made in Canada by it), as adjusted to conform to changes in such rate as of the opening of business on the date of any such change in such rate the whole without notice to any Borrower, plus the Applicable Margin with respect to Base Rate Loans in effect at such time. Each Loan or portion thereof bearing interest based on the Canadian Base Rate shall be a "Canadian Base Rate Loan."

             "Canadian Borrowers" means the collective reference to all Borrowers and Additional Borrowers organized under the laws of Canada or any province thereof.

             "Canadian Dollars" means dollars in the lawful currency of Canada.

             "Canadian Law" means all applicable provisions of constitutions, laws, statutes, treaties, rules, regulations and orders of Canada and any political subdivision thereof and all orders and decrees of all courts and arbitrators of such jurisdictions.

             "Canadian Plan" means any employee benefit plan which ACC or any Subsidiary thereof maintains or to which it is obligated to contribute and which is subject to any Canadian federal or provincial law relating to employee benefit plans, pension benefits or retirement savings.

             "Canadian Security Documents" means the collective reference to documents set forth on Schedule 1.3 and any other agreement or writing pursuant to which a Canadian Borrower or Canadian Subsidiary pledges or grants a security interest in its assets in order to secure the payment and/or performance of any Canadian Borrower under a Loan Document, in each case as amended, restated or otherwise modified.

             "Canadian Subsidiary" means a Subsidiary organized under the laws of Canada or any province thereof.

             "Canadian Termination Event" means any termination of a Canadian Plan or any other event or condition which would constitute grounds for or result in (a) the termination of a Canadian Plan; or (b) the appointment of a trustee to administer any Canadian Plan; or (c) the partial or complete withdrawal of ACC or any of its Subsidiaries from a Canadian Plan; or (d) the imposition of a lien, charge or prior claim on the assets of a Canadian Plan; or (d) the reorganization or insolvency of a Canadian Plan; or (e) a material liability of any applicable Borrower or Borrowers to a Canadian Plan or, in the reasonable opinion of any firm of independent Canadian chartered accountants or actuaries, a reasonable likelihood of such a material liability; or (f) a material liability of any applicable Borrower or Borrowers to any federal or provincial Governmental Authority with respect to a Canadian Plan or, in the reasonable opinion of any firm of independent Canadian chartered accountants or actuaries, a reasonable likelihood of such a material liability.

             "Capital Asset" means, with respect to ACC and its Subsidiaries, any asset that would, in accordance with GAAP, be required to be classified and accounted for as a capital asset on a Consolidated balance sheet of ACC and its Subsidiaries.

             "Capital Expenditures" means, with respect to ACC and its Subsidiaries for any period, the aggregate cost of all Capital Assets acquired by any such Person during such period, determined in accordance with GAAP; provided, that the aggregate purchase price with respect to any acquisition or Controlled Venture permitted under Section 10.4(c) will not be included in Capital Expenditures.

             "Capital Lease" means, with respect to ACC and its Subsidiaries, any lease of any property that would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on a Consolidated balance sheet of ACC and its Subsidiaries.

             "Change in Control" shall have the meaning assigned thereto in
Section 12.1(i).

             "Closing Date" means the date of this Agreement or such later Business Day upon which each condition described in Article V shall be satisfied or waived in all respects in a manner acceptable to the Agents in their sole discretion.

             "Code" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended or supplemented from time to time.

             "Collateral" means any assets pledged by ACC or any of its Subsidiaries to the Lenders or to the Administrative Agent for the ratable benefit of the Agents and the Lenders in order to secure the Obligations or any portion thereof.

             "Commitment" means, as to any Lender, the obligation of such Lender to make Loans hereunder and issue or participate in Letters of Credit hereunder in an aggregate outstanding principal amount not to exceed at any time the amount set forth opposite such Lender's name on
Schedule 1.1, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof.

             "Commitment Percentage" means, as to any Lender at any time, the ratio of (a) the amount of the Commitment of such Lender to (b) the Aggregate Commitment of all of the Lenders.

             "Communications License" means any long distance telecommunications or other license, permit, consent, certificate of compliance, franchise, approval, waiver or authorization granted or issued by the FCC, CRTC, DTI or OFTEL including, without limitation, any of the foregoing authorizing or permitting the acquisition, construction or operation of Network Facilities or any other long distance telecommunications system.

             "Consolidated" means, when used with reference to financial statements or financial statement items of ACC and its Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

             "Contingent Interest Agreement" means the Contingent Interest Agreement dated July 21, 1995 between ACC, First Union and Fleet, as amended, restated or otherwise modified.

             "Contingent Obligation" means, with respect to ACC and its Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Contingent Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

             "Controlled Venture" means any joint venture with respect to which ACC beneficially owns a greater than 66.6% equity interest.

             "Credit Facility" means the collective reference to the revolving credit facility and swingline facility established pursuant to
Article II hereof and the L/C Facility.

             "CRTC" means the Canadian Radio-Television and Telecommunications Commission or any successor Governmental Authority.


             "Debt" means, with respect to ACC and its Subsidiaries at any date and without duplication, the sum of the following calculated in accordance with GAAP: (a) all liabilities, obligations and indebtedness for borrowed money including but not limited to obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person, (b) all obligations to pay the deferred purchase price of property or services of any such Person, except trade payables arising in the ordinary course of business not more than ninety (90) days past due, (c) all obligations of any such Person as lessee under Capital Leases, (d) all Debt of any other Person secured by a Lien on any asset of any such Person, (e) all Contingent Obligations of any such Person and (f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including without limitation any Reimbursement Obligation, and banker's acceptances issued for the account of any such Person.

             "Default" means any of the events specified in Section 12.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

             "Documentation Agent" means Fleet in its capacity as Documentation Agent hereunder.

             "Dollars" or "$" means, unless otherwise qualified, dollars in lawful currency of the United States.

             "Dollar Amount" means (a) with respect to each Loan made or continued (or to be made or continued), or each Letter of Credit issued (or to be issued), in Dollars, the principal amount thereof and (b) with respect to each Loan made or continued (or to be made or continued), or each Letter of Credit issued (or to be issued), in an Alternative Currency, the amount of Dollars which is equivalent to the principal amount of such Extension of Credit at the most favorable spot exchange rate determined by the Administrative Agent at approximately 11:00 A.M. (Charlotte time) two (2) Business Days before such Extension of Credit is made, continued or issued (or to be made, continued or issued). When used with respect to any other sum expressed in an Alternative Currency, "Dollar Amount" shall mean the amount of Dollars which is equivalent to the amount so expressed in such Alternative Currency at the most favorable spot exchange rate determined by the Administrative Agent to be available to it at the relevant time.

             "Domestic Borrowers" means the collective reference to all Borrowers and Additional Borrowers organized under the laws of any State of the United States or the District of Columbia.

             "Domestic Subsidiary" means a Subsidiary organized under the laws of any State of the United States or the District of Columbia.

             "DTI" means the Department of Trade and Industry of the United Kingdom or any successor Governmental Authority.

             "Eligible Assignee" means, with respect to any assignment of the rights, interest and obligations of a Lender hereunder, a Person that is at the time of such assignment (a) a commercial bank organized under the laws of the United States or any state thereof, having combined capital and surplus in excess of $500,000,000, (b) a finance company, insurance company or other financial institution which in the ordinary course of business extends credit of the type extended hereunder and that has total assets in excess of $1,000,000,000, (c) already a Lender hereunder (whether as an original party to this Agreement or as the assignee of another Lender) or (d) the successor (whether by transfer of assets, merger or otherwise) to all or substantially all of the commercial lending business of the assigning Lender, and, in the case of (a), (b) or any other Person, has been approved in writing as an Eligible Assignee by ACC and the Administrative Agent.

             "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (i) is maintained for employees of ACC or any ERISA Affiliate or (ii) has at any time within the preceding six years been maintained for the employees of ACC or any current or former ERISA Affiliate.

             "Environmental Laws" means any and all federal, state, provincial and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

             "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended, restated or otherwise modified from time to time.

             "ERISA Affiliate" means any Person who together with the ACC is treated as a single employer within the meaning of Section 414(b),
(c), (m) or (o) of the Code or Section 4001(b) of ERISA.

             "Event of Default" means any of the events specified in
Section 12.1, provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

             "Exchange Act" means the Securities Exchange Act of 1934, as amended.

             "Extensions of Credit" means, as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal Dollar Amount of all Loans made by such Lender then outstanding and (b) such Lender's Commitment Percentage of the L/C Obligations then outstanding.

             "FCC" means the Federal Communications Commission or any successor Governmental Authority.

             "Federal Funds Rate" means, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the Administrative Agent and confirmed in Federal Reserve Board Statistical release H.15
(519) or any successor or substitute publication selected by such Agent. If, for any reason, such rate is not available, then "Federal Funds Rate" shall mean a daily rate which is determined, in the opinion of the Administrative Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (Charlotte time). The rate for a weekend or holiday shall be the same as the rate for the most immediate preceding Business Day.

             "First Union" means First Union National Bank of North Carolina, a national banking association, and its successors.

             "Fiscal Year" means the fiscal year of ACC and its Subsidiaries ending on December 31.

             "Fixed Charges" means, with respect to ACC and its Subsidiaries, for any period, the following without duplication, each calculated for such period in accordance with GAAP: (a) all principal payments or similar amounts required to be paid with respect to Total Debt during such period plus (b) Interest Expense required to be paid during such period plus (c) total cash dividends or distributions paid or payable by ACC during such period plus (d) all payments in respect of any retirement, redemption or other acquisition of the capital stock of ACC and its Subsidiaries consummated during such period plus (e) all Capital Expenditures during such period plus (f) all income and franchise taxes paid or payable in cash during such period.

             "Fleet" means Fleet National Bank, a national banking association, and its successors.

             "GAAP" means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for ACC and its Subsidiaries throughout the period indicated.

             "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities, including without limitation all Communications Licenses and PUC Authorizations.

             "Governmental Authority" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, including without limitation the FCC, CRTC, DTI, OFTEL and any PUC.

             "Guaranteed Obligations" shall have the meaning assigned thereto in Section 11.1.

             "Guarantor" means ACC in its capacity as guarantor under
Article XI.

             "Guaranty" means the unconditional guaranty agreement of ACC set forth in Article XI.

             "Hazardous Materials" means any substances or materials
(a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed to constitute a nuisance, a trespass or pose a health or safety hazard to persons or neighboring properties, (f) which are materials consisting of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance or
(g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

             "Hedging Agreement" means any agreement with respect to an interest rate swap, collar, cap, floor or a forward rate agreement or other agreement regarding the hedging of interest rate or currency risk exposure executed in connection with hedging the interest rate or currency exposure of the Borrowers, and any confirming letter executed pursuant to such hedging agreement, all as amended, restated or otherwise modified.

             "Intercompany Note" shall have the meaning assigned thereto in
Section 10.4(a).

             "Intercompany Subordination Agreement" means the Amended and Restated Subordination Agreement of even date substantially in the form of Exhibit M, as amended, restated or otherwise modified, executed by the Borrowers and other Subsidiaries party thereto with respect to the loans by ACC to such Persons as described on Schedule 10.4.

             "Interest Expense" means, with respect to ACC and its Subsidiaries for any period, total interest expense of ACC and its Subsidiaries (including without limitation, interest expense attributable to Capital Leases and any other capitalized interest expense) and, to the extent not included therein, fees and other charges payable with respect to all Debt, (including fees and charges payable with respect to Hedging Agreements, letters of credit and similar investments), all determined on a Consolidated basis for such period in accordance with GAAP.

             "Interest Period" shall have the meaning assigned thereto in
Section 4.1(b).

             "Issuing Lender" means First Union in its capacity as issuer of any Letter of Credit.

             "Joinder Agreement" means an Amended and Restated Joinder Agreement substantially in the form of Exhibit L executed by each Material Subsidiary in accordance with Section 8.12, as amended, restated or otherwise modified.

             "Landlord Consents" means the Landlord Agreements substantially in the form of Exhibit J or any similar agreement delivered by or on behalf of a Borrower and executed by the owner of the parcels of real property with respect to which a Mortgage or other
Security Document has been executed in favor of the Administrative Agent for the benefit of itself and the Lenders, as any such Agreement may be amended, restated or otherwise modified.
             "L/C Commitment" means the lesser of (a) Eight Million Dollars ($8,000,000) and (b) the Aggregate Commitment.

             "L/C Facility" means the letter of credit facility established pursuant to Article III hereof.

             "L/C Obligations" means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to
Section 3.5.

             "L/C Participants" means the collective reference to all the Lenders other than the Issuing Lender.

             "Lender" means each Person executing this Agreement as a Lender set forth on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to
Section 14.10.

             "Lending Office" means, with respect to any Lender, the office of such Lender maintaining such Lender's Extensions of Credit.

             "Letters of Credit" shall have the meaning assigned thereto in
Section 3.1.

             "Leverage Ratio" shall have the meaning assigned thereto in
Section 9.1.

             "LIBOR" means the rate of interest per annum determined on the basis of the rate for deposits in Dollars in minimum amounts of at least $5,000,000 (or the Alternative Currency Amount thereof with respect to a borrowing to be made in an Alternative Currency) for a period equal to the applicable Interest Period appearing on Telerate Page 3750 as of 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period. In the event that such rate does not appear on Telerate Page 3750, "LIBOR" shall be determined by the Administrative Agent to be the arithmetic average (rounded upward, if necessary, to the nearest one-sixteenth of one percent (1/16%)) of the rate per annum at which deposits in the Permitted Currency in which the Loan bearing interest based upon such rate is denominated would be offered by first class banks in the London interbank market to the Administrative Agent
(or the Administrative Agent's Correspondent) at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period and in an amount substantially equal to the amount of the applicable
Loan.

             "LIBOR Rate" means the rate per annum equal to (a) LIBOR divided by (b) one (1) less the Reserve Percentage.

             "LIBOR Rate Loan" means any Loan bearing interest at a rate determined with reference to the LIBOR Rate as provided in Section 4.1(a) hereof.

             "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

             "Loan" means any Revolving Credit Loan or any Swingline Loan made to any Borrower pursuant to Section 2.1 or 2.2, respectively, and all such Loans collectively as the context requires.

             "Loan Documents" means, collectively, this Agreement, the Notes, the Applications, the Letters of Credit, the Contingent Interest Agreement, any Joinder Agreement, the Security Documents and any supplements thereto executed in connection with any Joinder Agreement, any Hedging Agreement executed by any Lender, the Intercompany Subordination Agreement and each other document, instrument and agreement executed and delivered by any Borrower, a Subsidiary thereof or their counsel in connection with this Agreement or otherwise referred to herein or contemplated hereby, all as may be amended, restated or otherwise modified from time to time.

             "Managing Agents" means First Union and Fleet in their capacity as managing agents hereunder, and any successor thereto in each case appointed pursuant to Section 13.9; each, a "Managing Agent."

             "Material Adverse Effect" means, with respect to the Domestic Borrowers, Canadian Borrowers, or U.K. Borrowers, a material adverse effect on the properties, business, prospects, operations or condition (financial or otherwise) of any such group of Borrowers or the ability of any such group of Borrowers to perform its obligations under the Loan Documents to which it is a party.

             "Material Contract" means (a) any contract or other agreement, written or oral, of any Borrower or any of its Subsidiaries involving monetary liability of or to any such Person in an amount in excess of $500,000 per annum, or (b) any other contract or agreement, written or oral, of any Borrower or any of its Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse
Effect.

             "Material Subsidiary" means any direct or indirect Subsidiary of ACC which Subsidiary has total assets equal to or in excess of $1,000,000.

             "Mortgage" means a Leasehold Mortgage delivered pursuant to the Original Credit Agreement (as modified by the Modification to Leasehold Mortgage substantially in the form of Exhibit K) or any other real property security agreement delivered by a Borrower pursuant to which a Borrower grants a Lien on its interest in a parcel of real property to the Administrative Agent for the benefit of itself and the Lenders.

             "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which ACC or any ERISA Affiliate is making, or is accruing an obligation to make, contributions within the preceding six years.

             "Net Cash Proceeds" means, as applicable, (a) with respect to any sale of assets, the gross cash proceeds received by ACC or any of its Subsidiaries from such sale less the sum of (i) all legal, title, recording, transfer and income tax expenses, commissions and similar fees and expenses incurred, and all other federal, state, provincial, local and foreign taxes assessed in connection therewith and (ii) the aggregate outstanding principal amount of, premium, if any, and interest on any Debt secured by a Lien on the asset (or a portion thereof) sold, which Debt is required to be repaid in connection with such sale of assets, (b) with respect to any offering of debt or equity securities, the gross cash proceeds received by ACC or any of its Subsidiaries therefrom less all legal, underwriting and similar fees and expenses incurred in connection therewith and (c) with respect to any payment under an insurance policy, the amount of cash proceeds received by ACC or its applicable Subsidiary from the related insurance company.

             "Net Income" means, with respect to ACC and its Subsidiaries for any period, the Consolidated net income (or loss) of ACC and its Subsidiaries for such period determined in accordance with GAAP; provided, that there shall be excluded from net income (or loss) (a) if the ability of ACC to receive, recover or repatriate cash or receive economic benefits (other than any increase in value of ACC's stock or ownership interest in a Subsidiary thereof) from any of its Subsidiaries is materially limited or restricted for a material period of time at any date of determination by operation of the terms of the charter of such Subsidiary or any agreement, instrument, or Applicable Law, the portion of the income of each such Subsidiary so restricted and (b) the effect of any currency translation adjustments.

             "Network Agreement" means any document or agreement entered into by ACC or any of its Subsidiaries regarding the use, operation or maintenance of, or otherwise concerning, any of the Network Facilities.

             "Network Facilities" means the network of digital and analog facilities owned or leased by ACC or any of its Subsidiaries.

             "Net Worth" means, at any date of determination thereof, the sum of the capital stock (excluding treasury stock, cumulative translation adjustments and capital stock subscribed and unissued) and retained earnings (including earned surplus, capital surplus and the balance of the current profit and loss account not transferrable to retained earnings) accounts of ACC and its Subsidiaries appearing on a Consolidated balance sheet of ACC and its Subsidiaries prepared in accordance with GAAP.

             "Notes" means (a) the separate Amended and Restated Revolving Credit Notes made by the applicable Borrower or Borrowers payable to the order of each Lender, substantially in the form of Exhibit A-1 hereto with respect to the Domestic Borrowers and Exhibit A-2 hereto with respect to the U.K. Borrowers, (b) the separate Revolving Credit Notes made by the applicable Borrower or Borrowers payable to the order of each Lender, substantially in the form of Exhibit A-3 hereto with respect to the Canadian Borrowers, (c) the separate Swingline Note and
(d) any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part; "Note" means any of such Notes.

             "Notice of Account Designation" shall have the meaning assigned thereto in Section 5.2(f)(i).

             "Notice of Borrowing" shall have the meaning assigned thereto in Section 2.3(a).

             "Notice of Conversion/Continuation" shall have the meaning assigned thereto in Section 4.2.

             "Notice of Prepayment" shall have the meaning assigned thereto in Section 2.4(d).

             "Obligations" means, in each case, whether now in existence or hereafter arising: (a) the aggregate outstanding principal amount of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) all payment and other net obligations owing by a Borrower to any Lender or Agent under any Hedging Agreement permitted pursuant to Section 10.13, (c) the L/C Obligations,
(d) the obligations of the Guarantor pursuant to Article XI, (e) the obligations of the U.K. Borrowers as guarantors pursuant to the U.K. Guaranty Agreement and (f) all other fees and commissions (including attorney's fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by a Borrower or the Guarantor to the Lenders or to any Agent, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money under or in respect of this Agreement, any Note, any Letter of Credit or any of the other Loan Documents.

             "Officer's Compliance Certificate" shall have the meaning assigned thereto in Section 7.2.

             "OFTEL" means the United Kingdom Office of Telecommunications or any successor Governmental Authority.

             "Operating Cash Flow" means, with respect to ACC and its Subsidiaries for any period, the following, each calculated on a Consolidated basis for such period without duplication in accordance with GAAP: (a) Net Income, plus (b) to the extent deducted in determining Net Income (i) income and franchise taxes, (ii) Interest Expense and (iii) amortization and depreciation and other similar non-cash charges less (c) the sum of (i) interest income, (ii) non-cash income, (iii) capitalized internally generated software costs and expenses (provided that capitalized software costs relating to billing systems shall be amortized over a period not to exceed 7 years) and (iv) any items of gain (or plus any non-cash items of loss) which were included in determining Net Income and were not realized in the ordinary course of business. For purposes of calculating compliance with Article IX, Operating Cash Flow shall be adjusted in a manner reasonably satisfactory to the Managing Agents to include as of the first day of any calculation period any acquisition consummated during such period in accordance with this Agreement and exclude as of the first day of any calculation period any Subsidiary or assets sold in accordance with this Agreement during such period.

             "Original Credit Agreement" means the Credit Agreement dated as of July 21, 1995, by and among ACC, and certain Subsidiaries thereof designated therein, as Borrowers, ACC, as Guarantor, the lenders referred to therein (the "Original Lenders"), First Union as Managing Agent and Administrative Agent, and Fleet National Bank (as successor to Shawmut Bank Connecticut, N.A.), as Managing Agent, as amended by a
First Amendment dated as of October 31, 1995 and a Second Amendment dated as of March 29, 1996, and as modified by certain waiver letters.

             "Original Letters of Credit" means letters of credit issued pursuant to the Original Credit Agreement.

             "Other Taxes" shall have the meaning assigned thereto in
Section 4.11(b).

             "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

             "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained for employees of ACC or any ERISA Affiliates or (b) has at any time within the preceding six years been maintained for the employees of ACC or any of their current or former ERISA Affiliates.

             "Permitted Currency" means Dollars or an Alternative Currency, or each such currency, as the context requires.

             "Person" means an individual, corporation, partnership, association, trust, business trust, limited liability company, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

             "Pledge Agreements" means the collective reference to the ACC Pledge Agreement and ACC National Pledge Agreement.

             "Prime Rate" means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

             "Pro Forma Debt Service" means, with respect to ACC and its Subsidiaries at any date of determination, the sum of the following calculated without duplication on a Consolidated pro forma basis for the period of four (4) consecutive fiscal quarters immediately succeeding such date of determination in accordance with GAAP: (a) all payments of principal or similar amounts required to be paid with respect to Total Debt during such period based upon the aggregate amount of outstanding Debt on such date of determination and (b) Interest Expense required to be paid during such period based upon rates of interest in effect on such date of determination.

             "Projections" shall have the meaning assigned thereto in
Section 7.1(c).

             "PUC" means any state, provincial or other local regulatory agency or body that exercises jurisdiction over the rates or services or the ownership, construction or operation of any Network Facility or long distance telecommunications systems or over Persons who own, construct or operate a Network Facility or long distance telecommunications systems, in each case by reason of the nature or type of the business subject to regulation and not pursuant to laws and regulations of general applicability to Persons conducting business in any such jurisdiction.

             "PUC Authorizations" means all applications, filings, reports, documents, recordings and registrations with, and all validations, exemptions, franchises, waivers, approvals, orders or authorizations, consents, licenses, certificates and permits from any PUC.

             "Register" shall have the meaning assigned thereto in Section 14.10(d).

             "Reimbursement Obligation" means the obligation of the Borrowers to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

             "Required Lenders" means, at any date, the holders of at least sixty-six and two-thirds percent (66-2/3%) of the Revolving Credit Loans and L/C Obligations, or if no Loans or L/C Obligations are outstanding, any combination of Lenders whose Commitment Percentages aggregate at least sixty-six and two-thirds percent (66-2/3%).

             "Reserve Percentage" means the maximum daily arithmetic reserve requirement imposed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on Eurocurrency liabilities (as defined in Regulation D) for the applicable Interest Period as of the first day of such Interest Period, but subject to any changes in such reserve requirement becoming effective during the Interest Period. For purposes of calculating the Reserve Percentage, the reserve requirement shall be as set forth in Regulation D without benefit of credit for prorations, exemptions or offsets under Regulation D, and further without regard to whether or not any Lender elects to actually fund any Loan or portion thereof with Eurocurrency liabilities. Each calculation by the Administrative Agent of the LIBOR Rate shall be conclusive and binding for all purposes, absent manifest error.

             "Revolving Credit Loans" means the collective reference to revolving credit loans established pursuant to Section 2.1.

             "Revolving Credit Termination Date" means the earliest of the dates referred to in Section 2.7.

             "Security Agreement" means the Amended and Restated Security Agreement of even date substantially in the form of Exhibit I executed by the Domestic Borrowers in favor of the Administrative Agent for the benefit of itself and the Lenders, as amended, restated or otherwise modified.

             "Security Documents" means the collective reference to the Security Agreement, the Trademark Assignment, the Pledge Agreements, the Landlord Consents, the Mortgages, the Canadian Security Documents, the U.K. Security Documents, the U.K. Guaranty Agreement and each other agreement or writing pursuant to which ACC or any Subsidiary thereof pledges or grants a security interest in the Collateral or such Person guaranties the payment and/or performance of the Obligations or any portion thereof.

             "Solvent" means, as to ACC and its Subsidiaries taken on a Consolidated basis on a particular date, that such Persons (a) have capital sufficient to carry on their business and transactions and all business and transactions in which they are about to engage and are able to pay their debts as they mature, (b) own property having a value at fair valuation greater than the amount required to pay their probable liabilities (including contingencies), and (c) do not believe that they will incur debts or liabilities beyond their ability to pay such debts or liabilities as they mature.

             "Sterling" means pounds sterling in the lawful currency of the United Kingdom.

             "Sterling Base Rate" shall mean, at any time, that rate per annum announced by Midland Bank plc to be its Sterling base rate (which may not necessarily be its lowest or best rate), as adjusted to conform to changes as of the opening of business on the date of any such change in such rate, plus the sum of (a) the Applicable Margin with respect to Base Rate Loans in effect at such time and (b) two percent (2%). Each Loan or portion thereof bearing interest based on the Sterling Base Rate shall be a "Sterling Base Rate Loan."

             "Sublimit" means the maximum aggregate principal Dollar Amount of Extensions of Credit available at any time to the applicable Borrower or group of Borrowers hereunder as set forth on Schedule 1.2. If a Sublimit on such Schedule applies to more than one Borrower, such Sublimit shall be in the aggregate amount available to all such Borrowers taken together, and not an amount available to each such Borrower individually.

             "Subordinated Debt" means any Debt designated as Subordinated Debt on Schedule 6.1(t) hereof and any other Debt of ACC or any Subsidiary subordinated in right and time of payment to the Obligations on terms reasonably satisfactory to the Required Lenders.

             "Subsidiary" means as to any Person, any corporation, partnership or other entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership or other entity is at the time, directly or indirectly, owned by or the management is otherwise controlled by such Person (irrespective of whether, at the time, capital stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to "Subsidiary" or "Subsidiaries" herein shall refer to those of ACC.

             "Swingline Commitment" means the lesser of (a) Three Million Dollars ($3,000,000) and (b) the Aggregate Commitment.

             "Swingline Lender" means First Union in its capacity as swingline lender hereunder.

             "Swingline Loan" means any swingline loan made by the Swingline Lender to a Borrower pursuant to Section 2.2, and all such Loans collectively as the context requires.

             "Swingline Note" means the separate Note made by the Domestic Borrowers payable to the order of the Swingline Lender, substantially in the form of Exhibit A-4 hereto and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

             "Swingline Termination Date" means the earlier to occur of (a) the resignation of First Union as Administrative Agent in accordance with Section 13.9 and (b) the Revolving Credit Termination Date.

             "Taxes" shall have the meaning assigned thereto in Section
4.11(a).

             "Termination Event" means: (a) a "Reportable Event" described in Section 4043 of ERISA (other than a Reportable Event as to which the provision of 30 days notice has been waived by the PBGC under applicable regulations); or (b) the withdrawal of ACC or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a distress termination under Section 4041(c) of ERISA; or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC; or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (f) the partial or complete withdrawal of ACC or any ERISA Affiliate from a Multiemployer Plan; or (g) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA; or
(h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA;
or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

             "Total Debt" means, with respect to ACC and its Subsidiaries at any date of determination and without duplication, all Debt of ACC and its Subsidiaries on a Consolidated basis.

             "Trademark Assignment" means the Amended and Restated Trademark Assignment of even date executed by ACC in favor of the Administrative Agent for the benefit of itself and the Lenders, as amended, restated or otherwise modified.

             "UCC" means the Uniform Commercial Code as in effect in the State of North Carolina.

             "U.K. Borrowers" means the collective reference to all Borrowers and Additional Borrowers organized under the laws of the United Kingdom or any political subdivision thereof.

             "U.K. Guaranty Agreement" means the U.K. Guaranty Agreement of even date executed by ACC U.K. and any other U.K. Borrowers in favor of the Administrative Agent for the benefit of itself and the Lenders substantially in the form of Exhibit N, as amended, restated or otherwise modified.

             "U.K. Security Documents" means the collective reference to the Amended and Restated Debenture of even date executed by ACC U.K. in favor of the Administrative Agent for the benefit of itself and the Lenders, the Pledge Agreement of even date governed by English law and signed by ACC Corp. in favor of the Administrative Agent for the benefit of itself and the Lenders, and any other agreement or writing pursuant to which a U.K. Borrower or U.K. Subsidiary, pledges or grants a security interest in the Collateral or any such Person guarantees or otherwise secures the payment and/or performance of any obligation of a U.K. Borrower under any Loan Document, in each case as amended, restated or otherwise modified.

             "U.K. Subsidiary" means a Subsidiary organized under the laws of the United Kingdom or any political subdivision thereof.

             "United States" means the United States of America.

             "Uniform Customs" means the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as amended, restated or otherwise modified.

             "Wholly-Owned" means, with respect to a Subsidiary, a Subsidiary all of the shares of capital stock or other ownership interests of which are, directly or indirectly, owned or controlled by ACC and/or one or more of its Wholly-Owned Subsidiaries.

             SECTION 1.2. General. All terms of an accounting nature not specifically defined herein shall have the meaning assigned thereto by GAAP. Unless otherwise specified, a reference in this Agreement to a particular section, subsection, Schedule or Exhibit is a reference to that section, subsection, Schedule or Exhibit of this Agreement.
Wherever from the context it is appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Any reference herein to "Charlotte time" shall refer to the applicable time of day in Charlotte, North Carolina.

             SECTION 1.3.  Other Definitions and Provisions.

             (a) Use of Capitalized Terms. Unless otherwise defined therein, all capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement, the Notes and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.

             (b) Miscellaneous. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.


                                  ARTICLE II

                               CREDIT FACILITY

             SECTION 2.1. Revolving Credit Loans. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Revolving Credit Loans in a Permitted Currency to the applicable Borrower or Borrowers from time to time from the Closing Date through the Revolving Credit Termination Date as requested by such Borrower or Borrowers in accordance with the terms of Sections 2.1 and 2.3; provided, that, based upon the Dollar Amount of all Extensions of Credit, (a) the maximum amount of Revolving Credit Loans available to each Borrower or Borrowers at any time hereunder shall not exceed the Sublimit applicable to such Borrower or Borrowers, (b) the aggregate outstanding principal amount of all outstanding Revolving Credit Loans (after giving effect to any amount requested) shall not exceed the Aggregate Commitment less the sum of the aggregate outstanding principal amount of all outstanding Swingline Loans and the L/C Obligations and
(c) the aggregate outstanding principal amount of Revolving Credit Loans from any Lender to the Borrowers shall not at any time exceed such Lender's Commitment. Each Revolving Credit Loan by a Lender shall be in a principal amount equal to such Lender's Commitment Percentage of the aggregate outstanding principal amount of Revolving Credit Loans requested on such occasion. Revolving Credit Loans to be made in an Alternative Currency shall be funded in an amount equal to the Alternative Currency Amount of such Loan. Revolving Credit Loans to the Domestic Borrowers shall be denominated in Dollars, Revolving Credit Loans to the U.K. Borrowers shall be denominated in Sterling and Revolving Credit Loans to the Canadian Borrowers shall be denominated in Canadian Dollars. Subject to the terms and conditions hereof, the Borrowers may borrow, repay and reborrow Revolving Credit Loans hereunder until the Revolving Credit Termination Date.

             SECTION 2.2.   Swingline Loans.

             (a) Availability. Subject to the terms and conditions of this Agreement, the Swingline Lender agrees to make Swingline Loans to the Domestic Borrowers from time to time from the Closing Date through the Swingline Termination Date; provided, that (i) all Swingline Loans shall be denominated in Dollars and (ii) the aggregate outstanding principal amount of all Swingline Loans (after giving effect to any amount requested), shall not exceed the lesser of (A) the Aggregate Commitment less the sum of the Dollar Amount of the aggregate outstanding principal amount of all Revolving Credit Loans and the L/C Obligations and (B) the Swingline Commitment.

             (b)  Refunding.

                  (i) Swingline Loans (except with respect to any Swingline Loan extended after the occurrence and during the continuance of an Event of Default of which the Administrative Agent has received notice which has not been waived by the Required Lenders or the Lenders, as applicable) shall be refunded to the Swingline Lender by the Lenders on demand by the Swingline Lender. Such refundings shall be made by the Lenders in accordance with their respective Commitment Percentages and shall thereafter be reflected as Revolving Credit Loans of the Lenders on the books and records of the Administrative Agent. Each Lender shall fund its respective Commitment Percentage of Revolving Credit Loans as required to repay Swingline Loans outstanding to the Swingline Lender upon demand by the Swingline Lender but in no event later than 2:00 p.m. (Charlotte time) on the next succeeding Business Day after such demand is made. No Lender's obligation to fund its respective Commitment Percentage of a Swingline Loan shall be affected by any other Lender's failure to fund its Commitment Percentage of a Swingline Loan, nor shall any Lender's Commitment Percentage be increased as a result of any such failure of any other Lender to fund its Commitment Percentage.

                  (ii) The Domestic Borrowers shall pay to the Swingline Lender on demand the amount of such Swingline Loans to the extent that the Lenders fail to repay in full the outstanding Swingline Loans requested or required to be refunded. In addition, the Domestic Borrowers hereby authorize the Administrative Agent to charge any account maintained by it with the Swingline Lender (up to the amount available therein) in order to immediately pay the Swingline Lender the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Domestic Borrowers from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Lenders in accordance with their respective Commitment Percentages.
                  (iii) Each Lender acknowledges and agrees that its obligation to refund Swingline Loans (except any Swingline Loan extended after the occurrence and during the continuance of an Event of Default which has not been waived by the Required Lenders or the Lenders, as applicable) in accordance with the terms of this Section 2.2 is absolute and unconditional and shall not be affected by any circumstance whatsoever; provided, that if prior to the refunding of any outstanding Swingline Loans pursuant to this Section 2.2, one of the events described in Section 12.1(j) or (k) shall have occurred, each Lender will, on the date the applicable Revolving Credit Loan would have been made, purchase an undivided participating interest in the Swingline Loan to be refunded in an amount equal to its Commitment Percentage of the aggregate amount of such Swingline Loan. Each Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swingline Lender will deliver to such Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the Swingline Lender has received from any Lender such Lender's participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded).

             SECTION 2.3. Procedure for Advances of Revolving Credit and Swingline Loans.

             (a) Requests for Borrowing. The applicable Borrower or Borrowers shall give the Administrative Agent irrevocable prior written notice in the form attached hereto as Exhibit B (a "Notice of Borrowing") (i) not later than 11:00 a.m. (Charlotte time) (A) on or prior to the same Business Day for each Swingline Loan, (B) at least one Business Day before each Base Rate Loan denominated in Dollars, (C) at least three (3) Business Days before each Base Rate Loan denominated in an Alternative Currency and (D) at least three (3) Business Days before each LIBOR Rate Loan denominated in Dollars and (ii) not later than 9:00 a.m. (London time) at least three (3) Business Days before each LIBOR Rate Loan to be denominated in an Alternative Currency of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) whether such Loan is to be a Revolving Credit Loan or a Swingline Loan, (C) if such Loan is to be a Revolving Credit Loan, whether such Loan shall be denominated in Dollars or an Alternative Currency, (D) the amount of such borrowing, which shall be with respect to LIBOR Rate Loans denominated in Dollars in an aggregate principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof (and with respect to LIBOR Rate Loans denominated in an Alternative Currency, the Dollar Amount in each case thereof), with respect to Base Rate Loans in an aggregate principal amount of $1,500,000 or a whole multiple of $500,000 in excess thereof, and with respect to Swingline Loans in an aggregate principal amount of $100,000 or a whole multiple thereof, (E) if denominated in Dollars, whether the Revolving Credit Loans are to be LIBOR Rate Loans or Base Rate Loans and (F) in the case of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto. Notices received after 11:00 a.m. (London time) shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify (and in any event provide same day notice to) the Lenders of each Notice of Borrowing with respect to a Revolving Credit Loan.

             (b) Disbursement of Revolving Credit Loans Denominated in Dollars and Swingline Loans. Not later than 2:00 p.m. (Charlotte time) on the proposed borrowing date for any Loan denominated in Dollars, (i) each Lender will make available to the Administrative Agent, for the account of the applicable Borrower or Borrowers, at the office of the Administrative Agent in Dollars in funds immediately available to the Administrative Agent, such Lender's Commitment Percentage of the requested borrowing to be made on such borrowing date and (ii) the Swingline Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, the Swingline Loans to be made to any Borrower or Borrowers on such borrowing date. The Borrowers hereby irrevocably authorize the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section 2.3(b) in immediately available funds by crediting such proceeds to a deposit account of the applicable Borrower or Borrowers maintained with the Administrative Agent or by wire transfer from such deposit account to another account as may be requested by such Borrower or Borrowers by prior written notice to the Administrative Agent. Subject to Section 4.6 hereof, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Loan requested pursuant to this Section 2.3 to the extent that any Lender has not made available to the Administrative Agent its Commitment Percentage of such Loan. Revolving Credit Loans to be made for the purpose of refunding Swingline Loans shall be made by the Lenders as provided in Section 2.2(b) hereof.

             (c) Disbursement of Revolving Credit Loans Denominated in an Alternative Currency. Not later than 11:00 a.m. (the time of the Administrative Agent's Correspondent) on the proposed borrowing date for any Revolving Credit Loan denominated in an Alternative Currency, each Lender will make available to the Administrative Agent at the office of the Administrative Agent's Correspondent in the requested Alternative Currency in funds immediately available to the Administrative Agent, such Lender's Commitment Percentage of the requested borrowing to be denominated in such Alternative Currency. The Borrowers hereby irrevocably authorize the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section 2.3(c) in immediately available funds by crediting such proceeds to an account of the applicable Borrower maintained with the Administrative Agent's Correspondent or by wire transfer from such deposit account to another account as may be requested by such Borrower by prior written notice to the Administrative Agent.

             (d) Availability. The Administrative Agent shall not be obligated to disburse the proceeds of any Revolving Credit Loan requested pursuant to this Section 2.3 until each Lender shall have made available to the Administrative Agent its Commitment Percentage of such Loan.

             SECTION 2.4.  Repayment of Extensions of Credit.

             (a) Repayment. (i) The applicable Borrower or Borrowers shall repay the aggregate outstanding principal amount of all Revolving Credit Loans on the Revolving Credit Termination Date in the applicable Permitted Currency, if not sooner repaid, and (ii) the Domestic Borrowers shall repay the aggregate outstanding principal amount of all Swingline Loans in accordance with Section 2.2(b), together, in each such case, with all accrued but unpaid interest thereon.

             (b)  Mandatory Repayment of Excess Extensions of Credit.

                  (i) Aggregate Commitments. If at any time (as determined by the Administrative Agent under Section 2.4(b)(v)), and for any reason, the aggregate outstanding principal Dollar Amount of all Revolving Credit Loans exceeds the Aggregate Commitment less the sum of the Dollar Amount of the L/C Obligations and the aggregate outstanding principal amount of the Swingline Loans, the applicable Borrower or Borrowers shall (A) if (and to the extent) necessary to eliminate such excess, immediately repay outstanding Revolving Credit Loans that are Base Rate Loans, if any, by the Dollar Amount of such excess (and/or reduce any pending request for a Base Rate Loan on such day by the Dollar Amount of such excess), and (B) if (and to the extent) necessary to eliminate such excess, immediately repay LIBOR Rate Loans (and/or reduce any pending requests for a borrowing or continuation or conversion of such Loans submitted in respect of such Loans on such day) by the Dollar Amount of such excess.

                  (ii) Excess Swingline Loans. If at any time and for any reason the aggregate outstanding principal amount of all Swingline Loans exceeds the lesser of (A) the Aggregate Commitment less the sum of the aggregate outstanding principal Dollar Amount of all Revolving Credit Loans and Dollar Amount of the L/C Obligations and (B) the Swingline Commitment, such excess shall be immediately repaid upon notice from the Administrative Agent by the Domestic Borrowers to the Administrative
Agent for the account of the Swingline Lender.

                 (iii) Excess L/C Obligations. If at any time and for any reason the aggregate outstanding principal Dollar Amount of all L/C Obligations exceeds the lesser of (A) the Aggregate Commitment less the aggregate outstanding principal Dollar Amount of all Revolving Credit Loans and Swingline Loans and (B) the L/C Commitment, the Dollar Amount of such excess shall be immediately paid upon notice from the Administrative Agent by the applicable Borrower or Borrowers by means of a payment of cash collateral into a cash collateral account opened by such Borrower or Borrowers with the Administrative Agent for the benefit of the Lenders in accordance with Section 12.2(b).

                  (iv) Sublimits. If at any time (as determined by the Administrative Agent under Section 2.4(b)(v)), and for any reason, the Extensions of Credit to any Borrower or Borrowers exceeds the Sublimit applicable to such Borrower or Borrowers, such Borrower or Borrowers shall (A) immediately repay Base Rate Loans outstanding to such Borrower or Borrowers (and/or reduce on such day any pending request for a Base Rate Loan submitted by such Borrower or Borrowers) by the amount of such excess, (B) immediately repay LIBOR Rate Loans (and/or reduce any pending requests for a borrowing or continuation or conversion submitted in respect of such Loans on such day), by the Dollar Amount of any remaining excess, and (C) if necessary, cash collateralize any L/C Obligations outstanding to such Borrower or Borrowers in accordance with paragraph (iii) of this Section 2.4(b).

                  (v) Compliance and Payments. Each Borrower's compliance with this Section 2.4(b) shall be tested from time to time by the Administrative Agent at its sole discretion, but in any event on each day an interest payment is due under Section 4.1(e). All payments pursuant to this Section 2.4(b) shall be accompanied by any amount required to be repaid under Section 4.9.

             (c)  Other Mandatory Prepayments.

                  (i) Offering Proceeds. If on any such date of receipt the Leverage Ratio is less than or equal to 3.00 to 1.00, the Net Cash Proceeds received by any Borrower or Subsidiary from any offering of debt or equity securities shall be used within three (3) Business Days of receipt thereof to prepay all Extensions of Credit in the order of priority specified in Section 2.6(d) (and any such repayment shall not result in a reduction to the Aggregate Commitment).

                  (ii) Commitment Reductions. The Borrowers shall prepay the Extensions of Credit in accordance with Section 2.6(d) in connection with any permanent reduction in the Aggregate Commitment.

             (d) Optional Repayments. Any Borrower may at any time and from time to time repay the Revolving Credit Loans made thereto, in whole or in part, upon at least three (3) Business Days' irrevocable notice to the Administrative Agent with respect to LIBOR Rate Loans and one (1) Business Day irrevocable notice with respect to Base Rate Loans (other than Swingline Loans) in the form attached hereto as Exhibit C (a "Notice of Prepayment"), specifying the date and amount of repayment and whether the repayment is of LIBOR Rate Loans or Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice with respect to any Revolving Credit Loan, the Administrative Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Any applicable Borrower may at any time and from time to time repay the Swingline Loans made thereto, in whole or in part, upon same Business Day irrevocable notice to the Administrative Agent (subject to Section 2.2(b)(ii)). Partial repayments shall be in an aggregate amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to LIBOR Rate Loans (or with respect to Loans denominated in an Alternative Currency, the Alternative Currency Amount thereof), a whole multiple of $100,000 with respect to Swingline Loans and $1,500,000 or a whole multiple of $500,000 in excess thereof with respect to other Base Rate Loans. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

             (e) Limitation on Repayment of LIBOR Rate Loans. No Borrower may repay any LIBOR Rate Loan (including, without limitation, any Loan denominated in an Alternative Currency) hereunder on any day other than on the last day of the Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to
Section 4.9.

             SECTION 2.5.  Notes.

             (a) Revolving Credit Notes. Each Lender's Revolving Credit Loans and the obligation of each Borrower to repay the Revolving Credit Loans made thereto shall be evidenced by the Note executed by such Borrower payable to the order of such Lender. Each Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate specified in Section 4.1.

             (b) Swingline Notes. The Swingline Loans and the obligation of each Borrower to repay such Swingline Loans shall be evidenced by the Swingline Note executed by the Domestic Borrowers payable to the order of the Swingline Lender. The Swingline Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate specified in Section 4.1.

             SECTION 2.6.  Permanent Reductions of the Aggregate
Commitment.

             (a) Voluntary Reduction. The Borrowers shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice to the Administrative Agent, to permanently reduce, in whole at any time or in part from time to time, without premium or penalty, the Aggregate Commitment in an aggregate principal amount not less than $2,500,000 or any whole multiple of $1,000,000 in excess thereof.

             (b) Quarterly Reduction. The Aggregate Commitment shall be permanently reduced according to the following schedule:

              Aggregate
                Date                  Commitment

             Dec. 31, 1998            $92,000,000
             Mar. 31, 1999             84,000,000
             June 30, 1999             76,000,000
             Sep. 30, 1999             68,000,000
             Dec. 31, 1999             60,000,000
             Mar. 31, 2000             52,000,000
             June 30, 2000             44,000,000
             Sep. 30, 2000             36,000,000
             Dec. 31, 2001             27,000,000
             Mar. 31, 2001             18,000,000
             June 30, 2001              9,000,000
             Sep. 30, 2001                    -0-


             (c)  Other Permanent Reductions.   The Aggregate Commitment
shall be permanently reduced as follows by an amount equal to:

                  (i) Offering Proceeds. If after prepayment of all Extensions of Credit with Net Cash Proceeds from any offering by any Borrower or Subsidiary of debt or equity securities pursuant to Section 2.4(c)(i), the Leverage Ratio exceeds 3.00 to 1.00, an amount equal to the portion of such proceeds required to be applied to outstanding Obligations in order to reduce the Leverage Ratio on such prepayment date to 3.00 to 1.00.

                  (ii) Sale of Assets. The Net Cash Proceeds received by any Borrower or Subsidiary in connection with any asset sale described in Section 10.6(e), within three (3) Business Days of receipt thereof.

                  (iii) Sale of Interest in Subsidiary. The Net Cash Proceeds received by any Borrower in connection with the sale of an ownership interest in any Material Subsidiary, within three (3) Business Days of receipt thereof.

                  (iv) Insurance Proceeds. Any insurance proceeds received by any Borrower or Subsidiary in excess of $250,000 in the aggregate, within three (3) Business Days of receipt thereof; provided, that if any Authorized Officer of ACC delivers a certificate to the Administrative Agent that insurance proceeds are to be reinvested in replacement
Capital Assets within 180 days of their receipt and such proceeds are so reinvested, such proceeds need not be used to permanently reduce the Aggregate Commitment.

             (d) Additional Payments. Each permanent reduction permitted or required pursuant to this Section 2.6 shall be accompanied by a payment of principal (and with respect to L/C Obligations, furnishing of cash collateral in accordance with Section 12.2(b)) sufficient to reduce the Extensions of Credit of the Lenders after such reduction to the Sublimits and Aggregate Commitment as so reduced. At any time after the Aggregate Commitment has been permanently reduced pursuant to this
Section 2.6 by an aggregate amount in excess of $8,000,000, the amount of each additional partial permanent reduction under this Section 2.6 shall be applied (i) pro rata to reduce each Sublimit rounded to the nearest $1,000,000 and (ii) to reduce the remaining mandatory reduction
amounts required under Section 2.6(b) on a pro rata basis.   All
prepayments required by this Section 2.6(d) shall be applied first to the aggregate outstanding principal amount of Swingline Loans, second to the aggregate outstanding principal amount of Revolving Credit Loans, and third, with respect to any L/C Obligations, by furnishing cash collateral in accordance with Section 12.2(b). Any permanent reduction of the Aggregate Commitment to zero shall be accompanied by payment of all outstanding Obligations and termination of the Commitments and Credit Facility. If the reduction of the Aggregate Commitment requires the repayment of any LIBOR Rate Loan, such reduction shall be accompanied by any amount required to be paid pursuant to Section 4.9.

             SECTION 2.7. Termination of Credit Facility. The Credit Facility (subject to Section 2.2(a) with respect to Swingline Loans) shall terminate on the earliest of (a) September 30, 2001, (b) the date of termination by the Borrowers pursuant to Section 2.6(a) and (c) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to Section 12.2(a).

             SECTION 2.8. Use of Proceeds. The Borrowers shall use the proceeds of the Extensions of Credit (a) to finance investments, acquisitions and Capital Expenditures permitted by the terms hereof and
(b) for working capital and general corporate requirements of the Borrowers, and including payment of fees and expenses incurred in connection with the transactions contemplated hereby.

             SECTION 2.9. Nature of Obligations; Security. The obligations of the Domestic Borrowers under the Note or Notes executed thereby and the other Obligations of such Borrowers (other than the obligations of ACC as Guarantor) shall be joint and several among such Borrowers. The obligations of the U.K. Borrowers under the Note or Notes executed thereby and the other Obligations of such Borrowers hereunder shall be joint and several among such Borrowers, but in relation to the Domestic Borrowers and Canadian Borrowers, shall be several and not joint and several. The obligations of the Canadian Borrowers under the Note or Notes executed thereby and the other Obligations of such Borrowers shall be joint and several to the fullest extent permitted by Canadian Law as set forth in the applicable Joinder Agreement or Joinder Agreements joining such Canadian Subsidiary or Subsidiaries to this Agreement as Canadian Borrowers. The Obligations of the Canadian Borrowers in relation to the Domestic Borrowers and the U.K. Borrowers shall be several and not joint and several. The Obligations of each Borrower shall be secured in accordance with the terms of the applicable Security Documents.


                                 ARTICLE III

                          LETTER OF CREDIT FACILITY

             SECTION 3.1. L/C Commitment. Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue letters of credit ("Letters of Credit") denominated in Dollars for the account of the Domestic Borrowers, denominated in Canadian Dollars for the account of the Canadian Borrowers, and denominated in Sterling for the account of the U.K. Borrowers, in each case on any Business Day from the Closing Date through but not including the Revolving Credit Termination Date in such form as may be approved from time to time by the Issuing Lender; provided, that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (a) the Dollar Amount of the L/C Obligations would exceed the L/C Commitment, (b) the Available Commitment of any Lender would be less than zero or (c) the aggregate principal Dollar Amount of Extensions of Credit to the applicable Borrower or Borrowers would exceed the Sublimit thereof. Each Letter of Credit shall (i) be denominated in a Permitted Currency in a minimum of $100,000 (other than the Original Letters of Credit) or the applicable Alternative Currency Amount thereof, (ii) be a standby letter of credit issued to support obligations of the applicable Borrower or Borrowers, contingent or otherwise, incurred in the ordinary course of business, (iii) expire on a date satisfactory to the Issuing Lender, which date shall be no later than the Revolving Credit Termination Date and (iv) be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of North Carolina. The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any Applicable Law. References herein to "issue" and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any existing Letters of Credit, unless the context otherwise requires.

             SECTION 3.2. Procedure for Issuance of Letters of Credit. Any Borrower or Borrowers may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at the Administrative Agent's Office an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender shall process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accor-dance with its customary procedures and shall, subject to Section 3.1 and Article V hereof, promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the applicable Borrower or Borrowers. The Issuing Lender shall furnish to the applicable Borrower or Borrowers a copy of such Letter of Credit and furnish to each Lender a copy of such Letter of Credit and the amount of each Lender's participation therein pursuant to Section 3.4(a), all promptly following the issuance of such Letter of Credit.

             SECTION 3.3.  Fees and Other Charges.

             (a) The applicable Borrower or Borrowers shall pay to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit fee with respect to each Letter of Credit in an amount equal to the product of (i) the Applicable Margin with respect to LIBOR Rate Loans (on a per annum basis) and (ii) an amount equal to the daily average Dollar Amount available to be drawn under such Letter of Credit during the period for which such fee is payable. Such fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter and on the Revolving Credit Termination Date.

             (b) The applicable Borrower or Borrowers shall pay to the Administrative Agent, for the account of the Issuing Lender, a facing fee with respect to each Letter of Credit in an amount equal to the product of (i) 0.125% (on a per annum basis) and (ii) the face amount of such Letter of Credit. Such fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter and on the Termination Date.

             (c) The applicable Borrower or Borrowers shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

             SECTION 3.4.  L/C Participations.

             (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each
L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrowers in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand, with respect to Letters of Credit denominated in Dollars, and within three (3) Business Days after demand, with respect to Letters of Credit denominated in Canadian Dollars or Sterling, at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed and such payments shall thereafter be reflected as Extensions of Credit of the Lenders on the books and records of the Administrative Agent.

             (b) Upon becoming aware of any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit, the Issuing Lender shall notify each L/C Participant of the Dollar Amount thereof and due date of such required payment and such L/C Participant shall pay to the Issuing
Lender the Dollar Amount specified on the applicable due date. If any such amount is paid to the Issuing Lender after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand, in addition to such amount, the product of (i) such amount, times (ii) the daily average Federal Funds Rate as determined by the Administrative
Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of the Issuing Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. With respect to payment to the Issuing Lender of the unreimbursed amounts described in this Section 3.4(b), if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due on the following Business Day.

             (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its Commitment Percentage of such payment in accordance with this Section 3.4, the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrowers or otherwise), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

             SECTION 3.5. Reimbursement Obligation of the Borrower. The applicable Borrower or Borrowers agree to reimburse the Issuing Lender on each date on which the Issuing Lender notifies such Borrower or Borrowers of the date and amount of a draft paid under any Letter of Credit for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in the applicable Permitted Currency and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrowers under this Article III from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding Base Rate Loans which were then overdue. If the Borrowers fail to timely reimburse the Issuing Lender on the date the Borrowers receive the notice referred to in this Section 3.5, the Borrowers shall be deemed to have timely given a Notice of Borrowing hereunder to the Administrative Agent requesting the Lenders to make a Base Rate Loan on such date in an amount equal to the amount of such drawing and, subject to the satisfaction or waiver of the conditions precedent specified in
Article V, the Lenders shall make Base Rate Loans in such amount, the proceeds of which shall be applied to reimburse the Issuing Lender for the amount of the related drawing and costs and expenses.

             SECTION 3.6. Obligations Absolute. The Borrowers' obligations under this Article III (including without limitation the Reimbursement Obligation) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrowers may have or have had against the Issuing Lender, any L/C Participant, any Agent or any beneficiary of a Letter of Credit. The Borrowers also agree with the Issuing Lender and each L/C Participant that neither the Issuing Lender nor any L/C Participant shall be responsible for, and the Borrowers' Reimbursement Obligation under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrowers and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrowers against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct. The Borrowers agree that any action taken or omitted by the Issuing Lender or any L/C Participant under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Customs and, to the extent not inconsistent therewith, the UCC, shall be binding on the Borrowers and shall not result in any liability of the Issuing Lender or any L/C Participant to the Borrowers. The responsibility of the Issuing Lender to the Borrowers in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

             SECTION 3.7. Effect of Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.


                                  ARTICLE IV

                           GENERAL LOAN PROVISIONS

             SECTION 4.1.  Interest.

             (a)  Interest Rate Options.  Subject to the provisions of this
Section 4.1, at the election of the applicable Borrower or Borrowers, Revolving Credit Loans denominated in Dollars shall bear interest at a rate equal to the Base Rate or the LIBOR Rate plus, in each case, the Applicable Margin as set forth below and Revolving Credit Loans denominated in an Alternative Currency shall bear interest at a rate equal to the LIBOR Rate plus the Applicable Margin as set forth below; provided that, in accordance with Sections 4.1(d) and 4.8, Loans denominated in Canadian Dollars shall bear interest at the Canadian Base Rate, and Loans denominated in Sterling shall bear interest at the Sterling Base Rate. However, the LIBOR Rate shall not be available until three (3) Business Days after the Closing Date. Any Swingline
Loan shall bear interest at the Base Rate plus the Applicable Margin as set forth below. The applicable Borrower or Borrowers shall select the rate of interest and Interest Period, if any, applicable to any Revolving Credit Loan at the time a Notice of Borrowing is given pursuant to Section 2.3 or at the time a Notice of Conversion/Continuation is given pursuant to Section 4.2. Each Loan or portion thereof bearing interest based on the Base Rate shall be a "Base Rate Loan", and each Loan or portion thereof bearing interest based on the LIBOR Rate shall be a "LIBOR Rate Loan". Any Loan or any portion thereof to be denominated in Dollars as to which the applicable Borrower or Borrowers have not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan.

             (b) Interest Periods. In connection with each LIBOR Rate Loan, the applicable Borrower or Borrowers, by giving notice at the times described in Section 4.1(a), shall elect an interest period (each, an "Interest Period") to be applicable to such Loan, which Interest Period shall be a period of one, two, three, or six months; provided that:

                  (i) the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the next preceding Interest Period expires;

                  (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

                  (iv) no Interest Period shall extend beyond the Revolving Credit Termination Date and no Interest Period shall be selected by any Borrower which, in connection with mandatory reductions of the Aggregate Commitment pursuant to Section 2.6, would cause the early termination of such Interest Period; and

                  (v) with respect to Revolving Credit Loans denominated in Dollars, there shall be no more than five (5) Interest Periods outstanding at any time and with respect to Revolving Credit Loans denominated in an Alternative Currency, there shall be no more than two
(2) Interest Periods for each such Alternative Currency.

             (c)  Applicable Margin.  The Applicable Margin provided for in
Section 4.1(a) with respect to the Loans (the "Applicable Margin") shall
(i) on the Closing Date equal the percentages set forth in the certificate delivered pursuant to Section 5.2(e)(ii) and (ii) for each fiscal quarter thereafter be determined by reference to the Leverage
Ratio as of the end of the fiscal quarter immediately preceding the delivery of the applicable Officer's Compliance Certificate as follows:


                                                 Applicable Margin
                  Leverage Ratio           Base Rate +     LIBOR Rate +

                  Greater than 3.0               0.500%       2.000%
                  to 1.0.

                  Greater than 2.5 to 1.0        0.125%       1.625%
                  but less than or equal to
                  3.0 to 1.0.

                  Greater than 2.0 to 1.0 but    -0-          1.375%
                  less than or equal to 2.5 to 1.0

                  Less than or equal to          -0-          1.000%
                  2.0 to 1.0

Adjustments, if any, in the Applicable Margin shall be made by the Administrative Agent on the tenth (10th) Business Day after receipt by the Administrative Agent of quarterly financial statements for ACC and its Subsidiaries and the accompanying Officer's Compliance Certificate setting forth the Leverage Ratio of ACC and its Subsidiaries as of the most recent fiscal quarter end. Subject to Section 4.1(d), in the event the Borrowers fail to deliver such financial statements and certificate within the time required by Section 7.2(c) hereof, the Applicable Margin shall be the highest Applicable Margin set forth above until ten (10) Business Days after receipt of such financial statements and certificate by the Administrative Agent.

             (d) Default Rate. Upon the occurrence and during the continuance of an Event of Default, (i) the Borrowers shall no longer have the option to request LIBOR Rate Loans or Loans in an Alternative Currency, (ii) at the option of the Managing Agents, all outstanding LIBOR Rate Loans shall bear interest at a rate per annum two percent (2%) in excess of the rate then applicable to LIBOR Rate Loans until the end of the applicable Interest Period and convert on such date to Base Rate Loans if denomiated in Dollars, Sterling Bse Rate Loans if denominated in Sterling and Canadian Base Rate Loans if denominated in Canadian Dollars, and each shall bear interest, thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans, or Canadian Base Rate Loans, as applicable, and (iii) at the option of the Managing Agents, all outstanding Base Rate Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans. Interest shall continue to accrue on the Notes after the filing by or against any Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

             (e) Interest Payment and Computation. Interest on each Base Rate Loan shall be payable in arrears on the last Business Day of each calendar quarter commencing March 31, 1997 and interest on each LIBOR
Rate Loan shall be payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three month interval during such Interest Period. All interest rates, fees and commissions provided hereunder shall be computed on the basis of a 365/366-day year, except that (i) interest with respect to each LIBOR Rate Loan denominated in Dollars or Canadian Dollars shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed, and (ii) interest with respect to each LIBOR Rate Loan denominated in Sterling shall be computed on the basis of a 365-day year and assessed for the actual number of days elapsed.

             (f) Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under any of the Notes charged or collected pursuant to the terms of this Agreement or pursuant to any of the Notes exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto.
In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent's option promptly refund to the applicable Borrower or Borrowers any interest received by Lenders in excess of the maximum lawful rate or shall apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrowers not pay or contract to pay, and that no Agent or any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrowers under Applicable Law.

             SECTION 4.2. Notice and Manner of Conversion or Continuation of Revolving Credit Loans. Provided that no Default or Event of Default has occurred and is then continuing, the Borrowers shall have the option to (a) convert at any time all or any portion of its outstanding Base
Rate Loans that are Revolving Credit Loans in a principal amount equal to $3,000,000 or any whole multiple of $1,000,000 in excess thereof into one or more LIBOR Rate Loans denominated in Dollars, (b) upon the expiration of any Interest Period, convert all or any part of its outstanding LIBOR Rate Loans denominated in Dollars in a principal amount equal to $1,500,000 or a whole multiple of $500,000 in excess thereof into Base Rate Loans that are Revolving Credit Loans or (c) upon the expiration of any Interest Period, continue any LIBOR Rate Loan in a principal amount of $3,000,000 or any whole multiple of $1,000,000 in excess thereof (or with respect to LIBOR Rate Loans denominated in an Alternative Currency, the Alternative Currency Amount in each case thereof) as a LIBOR Rate Loan denominated in the same Permitted
Currency. Whenever the Borrowers desire to convert or continue Loans as provided above, the applicable Borrower or Borrowers shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit D (a "Notice of Conversion/Continuation") not later than 11:00 a.m. (Charlotte time) three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (i) the Loans to be converted or continued, and, in the case of a LIBOR Rate Loan to be converted or continued, the Permitted Currency in which such Loan is denominated and the last day of the Interest Period therefor, (ii) the effective date of such conversion or continuation (which shall be a Business Day), (iii) the principal amount of such Loans to be converted or continued and (iv) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan. The Administrative Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation. If the Canadian Borrowers or U.K. Borrowers fail to notify the Administrative Agent as provided in this
Section 4.2 of the continuation of any LIBOR Rate Loan denominated in the corresponding Alternative Currency at the end of the Interest Period of such LIBOR Rate Loan, such Loan upon the expiration of the applicable Interest Period shall be deemed a Sterling Base Rate Loan or a Canadian Base Rate Loan, as applicable.

             SECTION 4.3.  Fees.

             (a) Commitment Fee. The Borrowers shall pay to the Administrative Agent, for the account of the Lenders, a non-refundable commitment fee on the average daily amount of the Aggregate Commitment less the aggregate outstanding principal Dollar Amount of all Revolving Credit Loans (and, with respect to First Union, all Swingline Loans) and the aggregate outstanding Dollar Amount of all L/C Obligations at a rate per annum determined by reference to the Leverage Ratio as of the end of the fiscal quarter immediately preceding the delivery of the applicable Officer's Compliance Certificate as follows:


                  Leverage Ratio                        Commitment Fee

                  Greater than 2.5 to 1.00              0.500%

                  Less than or equal to
                  2.5 to 1.0, but greater
                  than 2.0 to 1.0                       0.375%

                  Less than or equal to                 0.250%
                  2.0 to 1.0

The commitment fee shall be payable in arrears on the last Business Day of each calendar quarter during the term of this Agreement commencing March 31, 1997 and on the Revolving Credit Termination Date. Such commitment fee shall be distributed promptly by the Administrative Agent to each Lender pro rata according to the aggregate principal Dollar Amount of Extensions of Credit held by such Lender.

             (b) Administrative Agent's Fees. In order to compensate the Administrative Agent for its obligations hereunder, the Borrowers agree to pay to the Administrative Agent for its own account the administrative fee set forth in the fee letter executed by ACC dated August 15, 1996, which fee shall be payable in advance on the Closing
Date and on each anniversary of such date.

             SECTION 4.4.  Manner of Payment.

             (a) Loans Denominated in Dollars. Each payment (including repayments described in Article II) by any Borrower on account of the principal of or interest on the Loans denominated in Dollars or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement or any Note (except as set forth in Section 4.4(b)) shall be made in Dollars not later than 1:00 p.m. (Charlotte time) on the date specified for payment under this Agreement to the Administrative Agent for the account of the Lenders in accordance with Section 4.4(c) at the Administrative Agent's Office, in immediately available funds, and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. (Charlotte time) on such day shall be deemed a payment on such date for the purposes of Section 12.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. (Charlotte time) shall be deemed to have been made on the next succeeding Business Day for all purposes.

             (b) Loans Denominated in Alternative Currencies. Each payment (including repayments described in Article II) by any Borrower on account of the principal of or interest on the Loans denominated in any Alternative Currency shall be made in such Alternative Currency not later than 11:00 a.m. (the time of the Administrative Agent's Correspondent) on the date specified for payment under this Agreement to the Administrative Agent's account with the Administrative Agent's Correspondent for the account of the Lenders in accordance with Section 4.4(c) in immediately available funds, and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 12:00 noon (the time of the Administrative Agent's Correspondent) on such day shall be deemed a payment on such date for the purposes of Section 12.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 12:00 noon (the time of the Administrative Agent's Correspondent) shall be deemed to have been made on the next succeeding Business Day for all purposes.

             (c) Pro Rata Treatment. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each Lender at its address for notices set forth herein its pro rata share of such payment in accordance with such Lender's Commitment Percentage and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent of the Swingline Lender's or the Issuing Lender's or L/C Participants' fees or commissions shall be made in like manner, but for the account of the Swingline Lender, the Issuing Lender or the L/C Participants, as the case may be. Each payment to any Agent of such Agent's fees or expenses shall be made for the account of such Agent and any amount payable to any Lender under Section 2.4(b) and Sections 4.8 through 4.11 and 14.2 and 14.13 shall be paid to the Administrative Agent for the account of the applicable Lender. Subject to Section 4.1(b)(ii), if any payment under this Agreement or any Note shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.

             SECTION 4.5. Crediting of Payments and Proceeds. Unless otherwise provided in the Security Agreement, in the event that any Borrower shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 12.2, all payments received by the Lenders upon the Notes and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied first to all Administrative Agent's fees and expenses then due and payable by the Borrowers hereunder, then to all other expenses then due and payable by the Borrowers hereunder, then to all indemnity obligations then due and payable by the Borrowers hereunder, then to all commitment and other fees and commissions then due and payable, then to accrued and unpaid interest on the Swingline Note to the Swingline Lender, then to the principal amount outstanding under the Swingline Note to the Swingline Lender, then to accrued and unpaid interest on the Revolving Credit Notes, the Reimbursement Obligation and any termination payments due in respect of a Hedging Agreement with any Lender permitted pursuant to Section 10.13 (pro rata in accordance with all such amounts due), then to the aggregate outstanding principal amount of the Revolving Credit Notes and Reimbursement Obligation and then to the cash collateral account described in Section 12.2(b) hereof to the extent of any L/C Obligations then outstanding, in that order.

             SECTION 4.6. Nature of Obligations of Lenders Regarding Extensions of Credit; Assumption by Administrative Agent. The obligations of the Lenders under this Agreement to make the Loans and issue or participate in Letters of Credit are several and are not joint or joint and several. Unless the Administrative Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the Administrative Agent such Lender's ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the proposed borrowing date in accordance with Section 3.2 and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower or Borrowers on such date a corresponding amount.
If such amount is made available to the Administrative Agent on a date after such borrowing date, such Lender shall pay to the Administrative Agent on demand an amount, until paid, equal to (a) with respect to a Loan denominated in Dollars the amount of such Lender's Commitment Percentage of such borrowing and interest thereon at a rate equal to the daily average Federal Funds Rate during such period as determined by the Administrative Agent and (b) with respect to a Loan denominated in an Alternative Currency, such Lender's Commitment Percentage of such borrowing at a rate per annum equal to the Administrative Agent's aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by the Administrative Agent as a result of the failure to deliver funds hereunder) of carrying such amount. A certificate of the Administrative Agent with respect to any amounts owing under this Section shall be conclusive, absent manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three
(3) Business Days of such borrowing date, the Administrative Agent shall be entitled to recover such amount made available by the Administrative Agent with interest thereon at the rate then applicable to such Loan hereunder, on demand, from the applicable Borrower or Borrowers. The failure of any Lender to make its Commitment Percentage of any Loan available shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on such borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

             SECTION 4.7. Regulatory Limitation. In the event, as a result of increases in the value of Alternative Currencies against the Dollar or for any other reason, the obligation of any of the Lenders to make Loans or issue or participate in Letters of Credit (taking into account the Dollar Amount of the Obligations and all other indebtedness required to be aggregated under 12 U.S.C.A. 84, as amended, the regulations promulgated thereunder and any other Applicable Law) is determined by such Lender to exceed its then applicable legal lending limit under 12 U.S.C.A. 84, as amended, and the regulations promulgated thereunder, or any other Applicable Law, the amount of additional Extensions of Credit such Lender shall be obligated to make or issue or participate in hereunder shall immediately be reduced to the maximum amount which such Lender may legally advance (as determined by such Lender), the obligation of each of the remaining Lenders hereunder shall be proportionately reduced, based on their applicable Commitment Percentages, and, to the extent necessary under such laws and regulations (as determined by each of the Lenders, with respect to the applicability of such laws and regulations to itself), the Borrowers shall reduce, or cause to be reduced, complying to the extent practicable with the remaining provisions hereof, the Obligations outstanding hereunder by an amount sufficient to comply with such maximum amounts.

             SECTION 4.8.  Changed Circumstances.

             (a) Circumstances Affecting LIBOR Rate Availability. If with respect to any Interest Period the Administrative Agent or any Lender (after consultation with the Administrative Agent) shall determine that
(i) by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars or an Alternative Currency in the applicable amounts are not being quoted via Telerate
Page 3750 or offered to the Administrative Agent or such Lender for such Interest Period, (ii) a fundamental change has occurred in the foreign exchange or interbank markets with respect to any Alternative Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls) or (iii) it has become otherwise materially impractical for the Administrative Agent or any Lender, as applicable, to make such Loan in an Alternative Currency, then the Administrative
Agent shall forthwith give notice thereof to the Borrowers. Thereafter, until the Administrative Agent notifies the Borrowers that such circumstances no longer exist, the obligation of the Lenders to make
LIBOR Rate Loans, and the right of the Borrowers to convert any Loan to or continue any Loan as a LIBOR Rate Loan, shall be suspended, and the applicable Borrower or Borrowers shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan, together with accrued interest thereon, on the last day of the then current Interest Period applicable to such LIBOR Rate Loan or convert the then outstanding principal amount of each such LIBOR Rate
Loan denominated in Dollars to a Base Rate Loan, each such LIBOR Rate
Loan denominated in Sterling to a Sterling Base Rate Loan, and each such LIBOR Rate Loan denominated in Canadian Dollars to a Canadian Base Rate Loan, as of the last day of such Interest Period.

             (b) Laws Affecting LIBOR Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrowers and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrowers that such circumstances no longer exist (which notification shall be given as soon as practicable, but in any event not later than thirty (30) days after the Administrative Agent obtains actual knowledge that such circumstances no longer exist), (i) the obligations of the Lenders to make LIBOR Rate Loans and the right of the Borrowers to convert any Loan or continue any Loan as a LIBOR Rate Loan shall be suspended and thereafter the Borrowers may select only Base Rate Loans, Sterling Base Rate Loans, or Canadian Base Rate Loans hereunder, as applicable, and (ii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto as a LIBOR Rate Loan, the applicable LIBOR Rate Loan shall immediately be converted to a Base Rate Loan, Sterling Base Rate Loan or Canadian Base Rate Loan, as applicable, for the remainder of such Interest Period.

             (c) Increased Costs. If, after the date hereof, the introduction of, or any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of such Authority, central bank or comparable agency:

                  (i) shall subject any of the Lenders (or any of their respective Lending Offices) to any tax, duty or other charge with respect to any LIBOR Rate Loan or any Note, Letter of Credit or Application or shall change the basis of taxation of payments to any of the Lenders (or any of their respective Lending Offices) of the principal of or interest on any LIBOR Rate Loan or any Note, Letter of Credit or Application or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Lenders or any of their respective Lending Offices imposed by the jurisdiction in which such Lender is organized or is or should be qualified to do business or such Lending Office is located); or

                  (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Lenders (or any of their respective Lending Offices) or shall impose on any of the Lenders (or any of their respective Lending Offices) or the foreign exchange and interbank markets any other condition affecting any LIBOR Rate Loan or any Note;

and the result of any of the foregoing is to increase the costs to any of the Lenders of maintaining any LIBOR Rate Loan or issuing or participating in Letters of Credit or to reduce the yield or amount of any sum received or receivable by any of the Lenders under this Agreement or under the Notes in respect of a LIBOR Rate Loan or Letter of Credit or Application, then such Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Borrowers of such fact and demand compensation therefor and, within fifteen (15) days after such notice by the Administrative Agent, the applicable Borrower or Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction. The Administrative Agent will promptly notify the Borrowers of any event of which it has knowledge which will entitle such Lender to compensation pursuant to this Section 4.8(c); provided, that the Administrative Agent shall incur no liability whatsoever to the Lenders or the Borrowers in the event it fails to do so. A certificate of the Administrative Agent setting forth the basis for determining such additional amount or amounts necessary to compensate such Lender or Lenders shall be conclusively presumed to be correct save for manifest error.

             SECTION 4.9. Indemnity. The applicable Borrower or Borrowers hereby indemnify each of the Lenders against any loss or expense
(including without limitation any foreign exchange costs) which may arise or be attributable to each Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain the Loans (a) as a consequence of any failure by any such Borrower or Borrowers to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of any such Borrower or Borrowers to borrow on a date specified therefor in a Notice of Borrowing or Notice of Continuation/Conversion with respect to any LIBOR Rate Loan or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor. Each Lender's calculations of any such loss or expense shall be furnished to the Borrowers and shall be conclusive, absent manifest error.

             SECTION 4.10. Capital Requirements. If either (a) the introduction of, or any change in, or in the interpretation of, any Applicable Law or (b) compliance with any guideline or request from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to the Commitments and other commitments of this type, below the rate which the Lender or such other corporation could have achieved but for such introduction, change or compliance, then within five (5) Business Days after written demand by any such Lender, the Borrowers shall pay to such Lender from time to time as specified by such Lender additional amounts sufficient to compensate such Lender or other corporation for such reduction. A certificate as to such amounts submitted to the Borrowers and the Administrative Agent by such Lender, shall, in the absence of manifest error, be presumed to be correct and binding for all purposes.

             SECTION  4.11.  Taxes.

             (a) Payments Free and Clear. Any and all payments by the Borrowers hereunder or under the Notes or the Letters of Credit shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto (including, without limitation, all claims, penalties, costs and expenses resulting from any failure to withhold or pay, or any delay in withholding or paying, any of the foregoing amounts) excluding, (i) in the case of each Lender and each Agent, income and franchise taxes imposed by the jurisdiction under the laws of which such Lender or Agent (as the case may be) is organized or is or should be qualified to do business or any political subdivision of such jurisdiction or country which includes such jurisdiction (it being expressly acknowledged by the Borrowers that each Agent and each Lender are not qualified, nor should they be qualified, for purposes of this
Section 4.11(a) or for any other Section of this Agreement, to do business in Canada or any political subdivision thereof) and (ii) in the case of each Lender, income and franchise taxes imposed by the jurisdiction of such Lender's Lending Office or any political subdivision of such jurisdiction or country which includes such jurisdiction (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder or under any Note or Letter of Credit to any Lender or any Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 4.11) such Lender or Agent (as the case may be) receives an amount equal to the amount such party would have received had no such deductions or withholdings been made, (B) such Borrower shall make such deductions or withholdings , (C) such Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law, and (D) such Borrower shall deliver to the Administrative Agent evidence of such payment to the relevant taxing authority or other authority in the manner provided in Section 4.11(d). If, for any reason, any Borrower or Borrowers do not pay or remit such Taxes or do not for any reason pay any additional sums payable to any Lender or any Agent under this Section 4.11, the interest payable by such Borrower or Borrowers under this Agreement will be increased to the rate or rates necessary to yield and remit to such Lender or Agent the principal sum advanced together with interest at the applicable rate or rates specified in this Agreement after provision for payment of such Taxes. The Borrowers shall, from time to time, execute and deliver any and all further documents as may be necessary or advisable to give full force and effect to such increase in the rate or rates of interest.

             (b) Stamp and Other Taxes. In addition, the Borrowers shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loans, the Letters of Credit, the other Loan Documents, or the perfection of any rights or security interest in respect thereto
(hereinafter referred to as "Other Taxes").

             (c) Indemnity. The Borrowers shall indemnify each Lender and each Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.11) paid by such Lender or Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within thirty (30) days from the date such Lender or Agent (as the case may be) makes written demand therefor.

             (d) Evidence of Payment. Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the affected Borrower shall furnish to the Administrative Agent, at its address referred to in
Section 14.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Administrative Agent.

             (e) Survival. Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 4.11 shall survive the payment in full of the Obligations and the termination of the Commitments.


                                  ARTICLE V

                 CLOSING; CONDITIONS OF CLOSING AND BORROWING


             SECTION 5.1. Closing. The closing shall take place at the offices of Kennedy Covington Lobdell & Hickman, L.L.P., 100 North Tryon Street, Suite 4200, Charlotte, North Carolina 28202 at 10:00 a.m. on January 14, 1997, or on such other date as the parties hereto shall mutually agree.

             SECTION 5.2. Conditions to Closing and Initial Extensions of Credit. The obligation of the Lenders to close this Agreement and to make the initial Loan or issue the initial Letter of Credit is subject to the satisfaction of each of the following conditions:

             (a) Executed Loan Documents. The following Loan Documents, in form and substance satisfactory to the Managing Agents and each
Lender:

                 (i)   this Agreement;

                (ii)   the Revolving Credit Notes;

               (iii)   the Swingline Note;

                (iv)   the Security Agreement;

                 (v)   the Trademark Assignment;

                (vi)   the Pledge Agreements;

               (vii)   the Mortgages;

              (viii)   the Landlord Consents;

                (ix)   the Canadian Security Documents;

                 (x)   the U.K. Security Documents;

                (xi)   the Intercompany Subordination Agreement; and

               (xii)   the U.K. Guaranty Agreement;

shall have been duly authorized, executed and delivered by the parties thereto, shall be in full force and effect and no default shall exist thereunder, and the Borrowers shall have delivered original counterparts thereof to the Administrative Agent.

             (b)  Closing Certificates; etc.

                 (i) Compliance Certificate of the Borrowers. The Administrative Agent shall have received a certificate from the chief executive officer or chief financial officer of ACC, in form and substance reasonably satisfactory to the Administrative Agent, to the effect that all representations and warranties of the Borrowers contained in this Agreement and the other Loan Documents are true, correct and complete in all material respects; that the Borrowers are not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; that the Borrowers have satisfied each of the closing conditions to be satisfied thereby; and that the Borrowers have filed all required tax returns and owe no delinquent taxes.

                (ii) Certificate of Secretary of each Borrower. The Administrative Agent shall have received a certificate of the secretary or assistant secretary (or director with respect to ACC U.K.) of each Borrower certifying, as applicable, that attached thereto is a true and complete copy of the articles of incorporation or other charter documents of such Borrower and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation; that attached thereto is a true and complete copy of the bylaws of such Borrower as in effect on the date of such certification; that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Borrower, authorizing the borrowings contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party; and as to the incumbency and genuineness of the signature of each officer of such Borrower executing Loan Documents to which such Person is a party.

               (iii) Certificates of Good Standing. The Administrative Agent shall have received long-form certificates as of a recent date of the good standing of each Borrower under the laws of their respective jurisdictions of organization and such other jurisdictions requested by the Managing Agents.

                (iv) Opinions of Counsel. The Administrative Agent shall have received favorable opinions of United States, Canadian and United Kingdom counsel to the Borrowers addressed to the Managing Agents and Lenders with respect to such Persons, the Loan Documents and regulatory matters (including without limitation Communications Licenses and PUC Authorizations) reasonably satisfactory in form and substance to the Managing Agents and Lenders.

             (c)  Collateral.

                 (i) Filings and Recordings. All filings that are necessary to perfect the Liens of the Administrative Agent and the Lenders in the Collateral described in the Security Documents shall have been filed in all appropriate locations and the Administrative Agent shall have received evidence satisfactory to the Administrative Agent that such security interests constitute valid and perfected first priority Liens therein, subject to Liens permitted by Section 10.3.

                (ii) Pledged Stock. The Administrative Agent shall have received original stock certificates evidencing the capital stock pledged pursuant to the Pledge Agreements and any Canadian Security Document, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof.

               (iii) Lien Searches. The Administrative Agent shall have received the results of a Lien search of all filings made against such Borrowers under the Uniform Commercial Code, personal property security legislation or legislation as to registration of security on movable property as in effect in any jurisdiction in which any of their assets are located, indicating among other things that their assets are free and clear of any Lien except for the Liens permitted by Section 10.3.

                (iv) Mortgage Documents. The Administrative Agent shall have received such mortgagee title and hazard insurance policies, title searches, property surveys, appraisals and environmental assessments with respect to each property covered by a Mortgage as it shall reasonably request in writing from the applicable Borrower.

                 (v) Insurance. The Administrative Agent shall have received certificates of insurance and copies (certified by the applicable Borrower) of insurance policies in the form required under
Section 8.3 and the Security Documents and otherwise in form and substance reasonably satisfactory to the Managing Agents.

             (d)  Consents; No Adverse Change.

                 (i) Governmental and Third Party Approvals. All necessary approvals, authorizations and consents, if any are required, of any Person and of all Governmental Authorities and courts having jurisdiction with respect to the execution and delivery of this Agreement and the other Loan Documents shall have been obtained and copies thereof delivered to the Administrative Agent.

                (ii) Permits and Licenses. All permits and licenses, including permits and licenses required under Applicable Laws, necessary to the current conduct of business by the Borrowers and their Subsidiaries shall have been obtained.

               (iii) No Injunction, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Managing Agents' reasonable discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and such other Loan Documents.

                (iv) No Material Adverse Change. There shall not have occurred any material adverse change in the condition (financial or otherwise), operations, properties, business or prospects of the Borrowers and their Subsidiaries, or any event or condition that has had or could be reasonably expected to have a Material Adverse Effect.

                 (v) No Event of Default. No Default or Event of Default shall have occurred and be continuing.

             (e)  Financial Matters.

                 (i) Financial Statements. The Managing Agents shall have received the most recent audited Consolidated financial statements of ACC and its Subsidiaries.

                (ii) Financial Condition Certificate. ACC shall have delivered to the Administrative Agent a certificate, in form and substance reasonably satisfactory to such Agent, and certified as accurate in all material respects by the chief executive officer or chief financial officer of ACC, that (A) attached thereto is a pro forma balance sheet of ACC and its Subsidiaries setting forth on a pro forma basis the financial condition of ACC and its Subsidiaries on a Consolidated basis as of that date, reflecting on a pro forma basis the effect of the transactions contemplated herein, including all material fees and expenses in connection therewith, and evidencing compliance on a pro forma basis with the covenants contained in Article IX hereof,
(B) the financial projections previously delivered to the Managing Agents represent the good faith opinions of the Borrowers and senior management thereof as to the projected results contained therein, and
(C) attached thereto is a calculation of the Applicable Margin in accordance with Section 4.1(c) as of September 30, 1996.

               (iii) Payment at Closing. (A) There shall have been paid by the Borrowers to the Administrative Agent the outstanding portion of the underwriting fee payable pursuant to the fee letter referred to in
Section 4.3(b); (B) there shall have been paid by the Borrowers to each of First Union and Fleet the Contingent Interest Payment under the Contingent Interest Agreement (the Trigger Date thereunder being hereby deemed to be January 14, 1997 and (C) the Agents and the Lenders shall have received any other accrued and unpaid fees or commissions due hereunder (including, without limitation, legal fees and expenses), and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents. The
Administrative Agent shall have received duly authorized and executed copies of the fee letter referred to in Section 4.3(b).

             (f)  Miscellaneous.

                 (i) Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing from the Borrowers in accordance with Section 2.3(a), and a written notice in the form attached hereto as Exhibit F (a "Notice of Account Designation") specifying the account or accounts to which the proceeds of any Loans made after the Closing Date are to be disbursed.

               (ii) ACC U.K. Charter Amendment. The constitutional documents of ACC U.K. shall have been amended in a manner reasonably satisfactory to the Administrative Agent such that the directors of ACC U.K. shall not have the discretion to refuse to register any transfer of the shares of capital stock of ACC U.K. in order to remove any obstacles to the full performance of ACC under the ACC Pledge Agreement.

               (iii) Proceedings and Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Lenders. The Lenders shall have received copies of all other instruments and other evidence as the Lender may reasonably request, in form and substance reasonably satisfactory to the Lenders, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

                (iv) Due Diligence and Other Documents. The Borrowers shall have delivered to the Administrative Agent such other documents, certificates and opinions as the Managing Agents reasonably request, including without limitation copies of each document evidencing or governing the Subordinated Debt, certified by a secretary or assistant secretary of the applicable Borrower as a true and correct copy thereof.

                 (v) Canadian Termination/Release Documents. The Borrowers shall have delivered to the Administrative Agent all documents necessary to effect the release and termination of the Canadian Note Documents and Canadian Subsidiary Security Documents, as such terms are defined in the Original Credit Agreement.

                (vi) Canadian Amalgamation Documents. The Borrowers shall have delivered to the Administrative Agent all documentation and other evidence satisfactory thereto demonstrating the acquisition of all of the shares of ACC TelEnterprises Ltd. by ACC Acquisition Corp. prior to the first amalgamation described below; the amalgamation of ACC TelEnterprises Ltd. and ACC Acquisition Corp., with ACC TelEnterprises Ltd. as the survivor; and the amalgamation of Metrowide Communications Inc., ACC Long Distance Inc., ACC TelEnterprises Ltd. and others, with ACC TelEnterprises Ltd. as the survivor (and defined in this Agreement as "ACC Canada").

             (g) Refinancing. On the Closing Date hereunder, (i) all loans under the Original Credit Agreement ("Existing Loans") made by any Original Lender who is not a Lender hereunder shall be repaid in full and the commitments and other obligations and (except as expressly set forth in the Original Credit Agreement) rights of such Original Lender shall be terminated, (ii) all outstanding Existing Loans shall be Revolving Credit Loans hereunder and the Administrative Agent shall make such transfers of funds as are necessary in order that the outstanding balance of such Loans, together with any Loans funded on the Closing Date, reflect the Commitments of the Lenders hereunder, (iii) all Original Letters of Credit shall be Letters of Credit hereunder and each Lender shall be deemed to have purchased a participation therein pursuant to Section 3.4 in accordance with its Commitment Percentage,
(iv) there shall have been paid in cash in full all accrued but unpaid interest due on the Existing Loans to but excluding the Closing Date,
(v) there shall have been paid in cash in full all accrued but unpaid fees under the Original Credit Agreement due to but excluding the Closing Date and all other amounts, costs and expenses then owing to any of the Original Lenders and/or any Agent, as agent under the Original Credit Agreement, in each case to the satisfaction of such Agent or Original Lender, as the case may be, regardless of whether or not such amounts would otherwise be due and payable at such time pursuant to the terms of the Original Credit Agreement and (vi) all outstanding promissory notes issued by the Borrowers to the Original Lenders under the Original Credit Agreement shall be promptly returned to the Administrative Agent who shall forward such notes to the Borrower.

             SECTION 5.3. Conditions to All Extensions of Credit. The obligations of the Lenders to make any Loan (subject to Section 2.2(b) with respect to Swingline Loans) or issue or participate in any Letter of Credit are subject to the satisfaction of the following conditions precedent on the relevant borrowing or issue date, as applicable:

             (a) Continuation of Representations and Warranties. The representations and warranties contained in Article VI shall be true and correct on and as of such borrowing or issuance date with the same effect as if made on and as of such date.

             (b) No Existing Default. No Default or Event of Default shall have occurred and be continuing hereunder on (i) the borrowing date with respect to such Loan or after giving effect to the Revolving Credit Loans to be made on such date or (ii) the issue date with respect to such Letter of Credit or after giving effect to such Letters of Credit on such date.


                                  ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF BORROWERS

             SECTION 6.1. Representations and Warranties. To induce the Agents to enter into this Agreement and the Lenders to make the Loans or issue or participate in the Letters of Credit, the Borrowers hereby represent and warrant to the Agents and Lenders that:

             (a) Organization; Power; Qualification. Each of ACC and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being conducted and is duly qualified and authorized to do business in each jurisdiction where its business requires such qualification and authorization, except in those jurisdictions in which the failure to so qualify could not reasonably be expected to have a Material Adverse Effect. The jurisdictions in which ACC and its Subsidiaries are organized and qualified to do business are described on
Schedule 6.1(a).

             (b) Ownership. Each Material Subsidiary and other Subsidiary of ACC is listed on Schedule 6.1(b) and each Material Subsidiary is so
designated on such Schedule.   The capitalization of ACC and its
Subsidiaries consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule 6.1(b). All outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. The shareholders of the Subsidiaries of ACC and the number of shares owned by each are described on Schedule 6.1(b). There are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of capital stock of ACC or its Subsidiaries, except as described on
Schedule 6.1(b).

             (c) Authorization of Agreement, Loan Documents and Borrowing. Each of ACC and its Subsidiaries has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of ACC and each of its Subsidiaries party thereto and each such document constitutes the legal, valid and binding obligation of ACC or its Subsidiary party thereto, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state, provincial or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

             (d) Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance by ACC and its Subsidiaries of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the borrowings hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) except as set forth on
Schedule 6.1(d) hereto, require any Governmental Approval, (ii) violate any Applicable Law relating to ACC or any of its Subsidiaries, except to the extent that any such violation could not reasonably be expected to have a Material Adverse Effect, (iii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of ACC or any of its Subsidiaries or any material indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person or (iv) result in or require the creation or imposition of any Lien upon or with respect to any material property now owned or hereafter acquired by such Person other than Liens arising under the Loan Documents.

             (e) Compliance with Law; Governmental Approvals. Each of ACC and its Subsidiaries (i) has all material Governmental Approvals required by any Applicable Law for it to conduct its business. Each such Governmental Approval is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding and (ii) is in compliance with each material Governmental Approval applicable to it and in material compliance with all other Applicable Laws relating to it or any of its respective properties.

             (f) Tax Returns and Payments. Each of ACC and its Subsidiaries has duly filed or caused to be filed all federal, state, provincial, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, provincial, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable, except where the payment of such tax is being disputed in good faith and adequate reserves have been established in accordance with GAAP. No Governmental Authority has asserted any Lien or other claim against ACC or any Subsidiary thereof with respect to material unpaid taxes which has not been discharged or resolved or is not being contested in good faith. The charges, accruals and reserves on the books of ACC and any of its Subsidiaries in respect of federal, state, provincial, local and other taxes for all Fiscal Years and portions thereof are in the judgment of ACC adequate, and ACC does not anticipate any additional material taxes or assessments for any of such years.

             (g) Environmental Matters. (i) To the best knowledge of the Borrowers, the properties of ACC and its Subsidiaries do not contain, and have not previously contained, any Hazardous Materials in amounts or concentrations which (A) constitute or constituted a material violation of, or (B) could give rise to material liability under, applicable Environmental Laws;

                (ii) Such properties and all operations conducted in connection therewith are in material compliance, and have been in material compliance, with all applicable Environmental Laws, and to the best knowledge of the Borrowers, there is no contamination at or under such properties or such operations in violation of applicable Environmental Laws or which could materially interfere with the continued operation of such properties or, if such properties are owned by any such Person, materially impair the fair saleable value thereof;

               (iii) Neither ACC nor any Subsidiary thereof has received any notice of material violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of their properties or the operations conducted in connection therewith, nor does ACC or any Subsidiary thereof have knowledge or reason to believe that any such notice will be received or is being threatened;

                (iv) Hazardous Materials have not been transported or disposed of from the properties of ACC and its Subsidiaries in violation of, or in a manner or to a location which could give rise to material liability under, Environmental Laws, nor to the best knowledge of the Borrowers, have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in material violation of, or in a manner that could give rise to material liability under, any applicable Environmental Laws;

                 (v) No judicial proceedings or governmental or administrative action is pending, or to the best knowledge of the Borrowers, threatened, under any Environmental Law to which ACC or any Subsidiary thereof is or will be named as a party with respect to such properties or operations conducted in connection therewith, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to such properties or such operations; and

                (vi) There has been no release, or to the best knowledge of the Borrowers, threat of release, of Hazardous Materials at or from such properties, in violation of or in amounts or in a manner that could give rise to material liability under Environmental Laws.

             (h)  Employee Benefit Plans and Canadian Plans.

                  (i) Neither ACC nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans or Canadian Plans other than those identified on Schedule 6.1(h);

                  (ii) ACC and each ERISA Affiliate are in material compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No liability has been incurred by ACC or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

                  (iii) No Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has ACC or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section
302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under
Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension
Plan;

                  (iv) Neither ACC nor any ERISA Affiliate has: (A) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code; (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid; (C) failed to make a required contribution or payment to a Multiemployer Plan; or
(D) failed to make a required installment or other required payment under Section 412 of the Code;

                  (v) No Termination Event or Canadian Termination Event has occurred or is reasonably expected to occur;

                  (vi) No material proceeding, claim, lawsuit and/or investigation is existing or, to the best knowledge of ACC after due inquiry, threatened concerning or involving any (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by ACC or any ERISA Affiliate, (B) Pension Plan (C) Multiemployer Plan or (D) Canadian Plan;

                  (vii) ACC and its Subsidiaries are in material compliance with all Canadian Law relating to employee benefit plans, pension plans and retirement savings plans and no liability has been incurred in respect thereof that remains unsatisfied; and

                  (viii) No Canadian Plan has been terminated nor is there any funding deficiency in respect thereof that has not been remedied or any contributions or premiums thereto that have not been paid.

             (i) Margin Stock. Neither ACC nor any Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used in Regulations G and U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation G, T, U or X of such Board of Governors.

             (j) Government Regulation. Neither ACC nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended) and neither ACC nor any Subsidiary thereof is, or after giving effect to any Extension of Credit will be, a "Holding Company" or a "Subsidiary Company" of a "Holding Company" or an "Affiliate" of a "Holding Company" within the respective meanings of each of the quoted terms of the Public Utility Holding Company Act of 1935 as amended, or any other Applicable Law which materially limits its ability to incur or consummate the transactions contemplated hereby.

             (k) Patents, Copyrights and Trademarks. Each of ACC and its Subsidiaries owns or possesses all patent, copyright and trademark rights which are required to conduct its business, without infringing upon any validly asserted rights of others, except where the failure to so own or possess could not reasonably be expected to have a Material Adverse Effect. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights. Neither ACC nor any of its Subsidiaries have been threatened with any litigation regarding patents, copyrights or trademarks that would present a material impediment to the business of any such Person.

             (l) Material Contracts. Schedule 6.1(l) sets forth a complete and accurate list of all Material Contracts of ACC and its Subsidiaries in effect as of the Closing Date not listed on any other Schedule hereto; other than as set forth in Schedule 6.1(l), each of ACC and any Subsidiary thereof party thereto has performed all of its obligations under such Material Contracts and, to the best knowledge of the Borrowers, each other party thereto is in compliance with each such Material Contract, and each such Material Contract is, and after giving effect to the consummation of the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof. ACC and its Subsidiaries have delivered to the Administrative Agent a true and complete copy of each Material Contract required to be listed on Schedule 6.1(m).

             (m) Employee Relations. None of ACC and its Subsidiaries is, except as set forth on Schedule 6.1(m), party to any collective bargaining agreement nor has any labor union been recognized as the representative of the employees of any such Person. ACC knows of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiaries.

             (n) Burdensome Provisions. Neither ACC nor any Subsidiary thereof is a party to any indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction, Governmental Approval or Applicable Law which is so unusual or burdensome as in the foreseeable future could be reasonably expected to have a Material Adverse Effect. ACC and its Subsidiaries do not presently anticipate that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect.

             (o) Financial Statements. The (i) Consolidated balance sheets of ACC and its Subsidiaries as of December 31, 1995, and the related statements of income and retained earnings and cash flows for the Fiscal Year then ended and (ii) unaudited Consolidated balance sheet of ACC and its Subsidiaries as of September 30, 1996 and related unaudited interim statements of income and cash flows, copies of which have been furnished to the Administrative Agent and each Lender, are complete and correct and fairly present the assets, liabilities and financial position of ACC and its Subsidiaries, as at such dates, and the results of the operations and changes of financial position for the periods then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. ACC and its Subsidiaries have no material Debt, obligation or other unusual forward or long-term commitment which is not disclosed in the foregoing financial statements or in the notes thereto.

             (p) No Material Adverse Effect. Since December 31, 1995, there has been no event or condition that has had or is reasonably likely to have a Material Adverse Effect.

             (q) Solvency. As of the Closing Date and after giving effect to each Extension of Credit made hereunder, ACC and its Subsidiaries taken as a whole will be Solvent.

             (r) Titles to Properties. Each of ACC and its Subsidiaries has such title to the real property owned or leased by it as is necessary or desirable to the conduct of its business and good and marketable title to all of its personal property sufficient to carry on its business as presently conducted, except such property as has been disposed of by ACC or its Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder. Schedule 6.1(r) hereto sets forth the address of all real property owned or leased by a Borrower and its Subsidiaries (and if leased, the record owner thereof).

             (s) Liens. None of the properties and assets of ACC or any Subsidiary thereof is subject to any Lien, except in each case Liens permitted pursuant to Section 10.3. No financing statement or application for registration under the Uniform Commercial Code of any state or personal property security legislation or legislation as to registration of security on movable property of any other jurisdiction which names ACC or any Subsidiary thereof or any of their respective trade names or divisions as debtor or grantor and which has not been terminated, has been filed in any state or other jurisdiction and neither ACC nor any Subsidiary thereof has signed any such financing statement or application for registration or any security agreement authorizing any secured party thereunder to file any such financing statement or application for registration, except to perfect those Liens permitted by Section 10.3 hereof.

             (t) Debt and Contingent Obligations. Schedule 6.1(t) is a complete and correct listing of all Debt and Contingent Obligations of ACC and its Subsidiaries in excess of $250,000. ACC and its Subsidiaries have performed and are in material compliance with all of the terms of such Debt and Contingent Obligations and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default on the part of ACC or its Subsidiaries exists with respect to any such Debt or Contingent Obligation.

             (u) Litigation. Except as set forth on Schedule 6.1(u), there are no actions, suits or proceedings pending nor, to the knowledge of ACC, threatened against or in any other way relating adversely to or affecting ACC or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority the result of which could reasonably be expected to have a Material Adverse Effect.

             (v)  Communications Regulatory Matters.

                 (i) Each Network Agreement has been duly executed and delivered by the respective parties thereto, is in full force and effect and neither the Borrowers, any Subsidiary thereof nor, to the best knowledge of the Borrowers, any of the other parties thereto, is in default of any of the provisions thereof in any material respect.

                (ii) Schedule 6.1(v) hereto sets forth, as of the date hereof, a true and complete list of the following information for each Communications License or PUC Authorization issued to ACC or any its
Subsidiaries: (A) for all Communications Licenses, the name of the licensee, the type of service and the expiration dates; and (B) for each PUC Authorization, the geographic area covered by such PUC Authorization, the services that may be provided thereunder and the expiration date, if any.

               (iii) The Communications Licenses and PUC Authorizations specified on Schedule 6.1(v) hereto are valid and in full force and effect without conditions except for such conditions as are generally applicable to holders of such Communications Licenses and PUC Authorizations. No event has occurred and is continuing which could reasonably be expected to (A) result in the imposition of a material forfeiture or the revocation, termination or adverse modification of any such Communications License or PUC Authorization or (B) materially and adversely affect any rights of ACC or any of its Subsidiaries thereunder. ACC has no reason to believe and has no knowledge that Communications Licenses and PUC Authorizations will not be renewed in the ordinary course.

                (iv) All of the material properties, equipment and systems owned, leased or managed by ACC and its Subsidiaries are, and (to the best knowledge of ACC) all such property, equipment and systems to be acquired or added in connection with any contemplated system expansion or construction will be, in good repair, working order and condition (reasonable wear and tear excepted) and are and will be in compliance with all terms and conditions of the Communications Licenses and PUC Authorizations and all standards or rules imposed by any Governmental Authority or as imposed under any agreements with telephone companies and customers.

                 (v) ACC and each of its Subsidiaries have paid all franchise, license or other fees and charges which have become due pursuant to any Governmental Approval in respect of their business and have made appropriate provision as is required by GAAP for any such fees and charges which have accrued.

             (w) Absence of Defaults. No event has occurred and is continuing which constitutes a Default or an Event of Default, or which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by ACC or any Subsidiary thereof under any Material Contract or judgment, decree or order to which ACC or its Subsidiaries are a party or by which ACC or its Subsidiaries or any of their respective properties may be bound or which would require ACC or its Subsidiaries to make any payment thereunder prior to the scheduled maturity date therefor.

             (x) Senior Debt. All of the Obligations of ACC and its Subsidiaries under the Loan Documents are entitled to the benefits of the subordination provisions of the documents evidencing any Subordinated Debt. ACC acknowledges that the Agents and Lenders are entering into this Agreement and the Lenders are making Extensions of Credit in reliance upon such subordination provisions.

             (y) Accuracy and Completeness of Information. All written information, reports and other papers and data produced by or on behalf of ACC or any Subsidiary thereof and furnished to the Lenders were, at the time the same were so furnished, complete and correct in all material respects. No document furnished or written statement made to the Agents or the Lenders by ACC or any Subsidiary thereof in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of ACC or its Subsidiaries or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading. ACC is not aware of any facts which it has not disclosed in writing to the Agents having a Material Adverse Effect, or insofar as ACC can now foresee, could reasonably be expected to have a Material Adverse Effect.

             SECTION 6.2. Survival of Representations and Warranties, Etc. All representations and warranties set forth in this Article VI and all representations and warranties contained in any certificate, or any of the Loan Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement.
All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date, shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.


                                 ARTICLE VII

                      FINANCIAL INFORMATION AND NOTICES

             Until all the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 14.11 hereof, the Borrowers will furnish or cause to be furnished to the Administrative Agent at the address set forth in Section 14.1 hereof and to the Lenders at their respective addresses as set forth on Schedule 1.1(b), or such other office as may be designated by such Agent and Lenders from time to time:

             SECTION 7.1.  Financial Statements and Projections.

             (a) Quarterly Financial Statements. As soon as practicable and in any event within forty-five (45) days after the end of each fiscal quarter, an unaudited Consolidated and consolidating balance sheet of ACC and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated and consolidating statements of income, retained earnings and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by ACC in accordance with GAAP, and certified by the chief financial officer of ACC to present fairly in all material respects the financial condition of ACC and its Subsidiaries as of their respective dates and the results of operations of ACC and its Subsidiaries for the respective periods then ended, subject to normal year end adjustments.

             (b) Annual Financial Statements. As soon as practicable and in any event within one hundred and twenty (120) days after the end of each Fiscal Year, an unaudited consolidating balance sheet and income statement of ACC and its Subsidiaries and an audited Consolidated balance sheet of ACC and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and audited by an independent certified public accounting firm of nationally recognized standing in accordance with GAAP, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by ACC or any of its Subsidiaries or with respect to accounting principles followed by ACC or any of its Subsidiaries not in accordance with GAAP.

             (c) Annual Business Plan and Financial Projections. As soon as practicable and in any event within thirty (30) days prior to the beginning of each Fiscal Year, a business plan of ACC and its Subsidiaries for the ensuing four fiscal quarters, such plan to include, on a quarterly basis, the following: a quarterly operating and capital budget, a projected income statement, statement of cash flows and balance sheet, each prepared on a basis consistent with GAAP, and a report containing management's discussion and analysis of such projections (such business plan and projections, the "Projections"), accompanied by a certificate from the chief financial officer of ACC to the effect that, to the best of such officer's knowledge, the Projections are good faith estimates of the anticipated financial condition and operations of ACC and its Subsidiaries for such four quarter period based on the then current business plan.

             SECTION 7.2. Officer's Compliance Certificate. At each time financial statements are delivered pursuant to Sections 7.1(a) or (b), a certificate of any Authorized Officer of ACC in the form of Exhibit E attached hereto (an "Officer's Compliance Certificate"):

             (a) stating that such officer has reviewed such financial statements and such statements fairly present the financial condition of the Borrowers as of the dates indicated and the results of their operations and cash flows for the periods indicated;

             (b) stating that to such officer's knowledge, based on a reasonable examination, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrowers with respect to such Default or Event of Default; and

             (c) setting forth as at the end of such fiscal quarter or Fiscal Year, as the case may be, the calculations required to establish whether or not ACC and its Subsidiaries were in compliance with the financial covenants set forth in Article IX hereof as at the end of each respective period and the calculation of the Applicable Margin pursuant to Section 4.1(c) as at the end of each respective period.

             SECTION 7.3. Accountants' Certificate. At each time financial statements are delivered pursuant to Section 7.1(b), a certificate of the independent public accountants certifying such financial statements addressed to the Managing Agents for the benefit of the Lenders stating that in making the examination necessary for the certification of such financial statements, they obtained no knowledge of any Default or Event of Default or, if such is not the case, specifying such Default or Event of Default and its nature and period of existence.

             SECTION 7.4.  Other Reports.

             (a) Promptly upon receipt thereof, copies of any management report and any management responses thereto submitted to any Borrower or its Board of Directors by its independent public accountants in connection with their auditing function;

             (b) Within ten (10) Business Days after the receipt by ACC or any of its Subsidiaries of notice that any Communications License or material PUC Authorization has been lost or canceled, copies of any such notice accompanied by a report describing the measures undertaken by ACC or any of its Subsidiaries to prevent such loss or cancellation (and the anticipated impact, if any, that such loss or cancellation will have upon the business of ACC and its Subsidiaries);

             (c) Promptly but in any event within ten (10) Business Days after the filing thereof, a copy of (i) each report or other filing made by ACC or any of its Subsidiaries with the Securities and Exchange Commission and required by the SEC to be delivered to the shareholders of such Borrower or any of its Subsidiaries, (ii) each report made by ACC or any of its Subsidiaries to the SEC on Form 8-K and (iii) each final registration statement of ACC or any of its Subsidiaries filed with the SEC; and

             (d) Such other information regarding the operations, business affairs and financial condition of ACC or any of its Subsidiaries as the Managing Agents or any Lender may reasonably request.

             SECTION 7.5. Notice of Litigation and Other Matters. Prompt (but in no event later than three (3) days after an officer of any Borrower obtains knowledge thereof) telephonic and written notice of:

             (a) the commencement of all material proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving ACC or any Subsidiary thereof or any of their respective properties, assets or businesses;

             (b) any notice of any material violation received by ACC or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of a material violation of Environmental Laws;

             (c) any labor controversy that has resulted in, or could reasonably be expected to result in, a strike or other work action against ACC or any Subsidiary thereof;

             (d) any attachment, judgment, lien, levy or order exceeding $1,000,000 that may be assessed against or threatened against ACC or any Subsidiary thereof;

             (e) any Default or Event of Default, or any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Subordinated Debt or other Material Contract to which ACC or any of its Subsidiaries is a party or by which ACC or any Subsidiary thereof or any of their respective properties may be bound;

             (f) (i) the failure of ACC or any ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or Section
412 of the Code by the due date, (ii) any Canadian Termination Event,
(iii) any Termination Event or "prohibited transaction", as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Employee Benefit Plan or any trust created thereunder, along with a description of the nature thereof, what action ACC has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, (iv) all notices received by ACC or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (v) all notices received by ACC or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA, (vi) any Borrower obtaining knowledge or reason to know that ACC or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA, and (vii) any notice from the Canadian federal Superintendent of Insurance or any other Governmental Authority advising that the Governmental Authority intends to declare a Canadian Plan terminated or appoint a trustee or curator thereto,
(viii) becoming aware, or receiving any notice from any Governmental Authority that (A) ACC or any Subsidiary thereof has ceased to be in conformity with the prescribed tests and standards applicable to a Canadian Plan, (B) any administrator of a Canadian Plan has failed to furnish any prescribed information and reports, or (C) any contravention of any applicable Canadian Law has occurred, which, in each case, constitutes grounds under Canadian Law for the termination of, or the appointment of a trustee or curator to, any Canadian Plan or for the imposition of a fine or penalty;

             (g) the enactment or promulgation after the date hereof of any federal, state, provincial or local statute, regulation or ordinance or judicial or administrative decision or order (or, to the extent that any Borrower has knowledge thereof, any such proposed statute, regulation, ordinance, decision or order, whether by the introduction of legislation or the commencement of rulemaking or similar proceedings or otherwise) having a material effect or relating to the operation of the Network Facilities by ACC or any of its Subsidiaries (including, without limitation, any statutes, decisions or orders affecting long distance telecommunication resellers generally and not directed against ACC or any of its Subsidiaries specifically) which have been issued or adopted (or which have been proposed) and which could reasonably be expected to have a Material Adverse Effect; or

             (h) any event which makes any of the representations set forth in Section 6.1 inaccurate in any material respect.

             SECTION 7.6. Accuracy of Information. All written information, reports, statements and other papers and data furnished by or on behalf of any Borrower to any Agent or Lender whether pursuant to this Article VII or any other provision of this Agreement, or any of the Security Documents, shall be, at the time the same is so furnished, complete and correct in all material respects based on the applicable Borrower's knowledge thereof.

             SECTION 7.7. Revisions or Updates to Schedules. Should any of the information or disclosures provided on any of the Schedules originally attached hereto become outdated or incorrect in any material respect during any fiscal quarter, the Borrowers shall provide promptly to the Administrative Agent (with copies for each Managing Agent) such revisions or updates to such Schedule(s) as may be necessary or appropriate to update or correct such Schedule(s) within forty-five (45) days after the end of such fiscal quarter; provided that subsequent disclosures shall not constitute a cure or waiver of any Default or Event of Default resulting from the matters disclosed.


                                 ARTICLE VIII

                            AFFIRMATIVE COVENANTS

             Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner provided for in Section 14.11, each Borrower will, and will cause each of its Subsidiaries to:

             SECTION 8.1. Preservation of Corporate Existence and Related Matters. Except as permitted by Section 10.5, preserve and maintain its separate corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business; and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction where its business requires such qualification and authorization.

             SECTION 8.2. Maintenance of Property. Protect and preserve all properties useful in and material to its business, including material copyrights, patents, trade names and trademarks; maintain in good working order and condition all buildings (reasonable wear and tear excepted), equipment and other tangible real and personal property; and from time to time make or cause to be made all renewals, replacements and additions to such property necessary in the reasonable judgement of the Borrowers for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

             SECTION 8.3. Insurance. In addition to the requirements set forth in the Security Documents, maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law, and on the Closing Date and from time to time deliver to the Administrative Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

             SECTION 8.4. Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP (or generally accepted accounting principles as in effect in Canada and the United Kingdom with respect to the Canadian Borrowers and the U.K. Borrowers, respectively) and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

             SECTION 8.5. Payment and Performance of Obligations. Pay and perform all Obligations under this Agreement and the other Loan
Documents and pay or perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (b) all other indebtedness, obligations and liabilities in accordance with customary trade practices; provided, that ACC or such Subsidiary may contest any item described in clauses (a) and
(b) hereof in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

             SECTION 8.6. Compliance With Laws and Approvals. Observe and remain in material compliance with all Applicable Laws and maintain in full force and effect all material Governmental Approvals, in each case applicable or necessary to the conduct of its business.

             SECTION 8.7. Environmental Laws. In addition to and without limiting the generality of Section 8.6, (a) comply in all material respects with, and use its best efforts to ensure such compliance by all of its tenants and subtenants, if any, with, all applicable
Environmental Laws and obtain and comply with and maintain, and use its best efforts to ensure that all of its tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws; (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and timely comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws; and (c) defend, indemnify and hold harmless the Agents and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental
Laws applicable to the operations of ACC or such Subsidiary, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of or relate to the gross negligence or willful misconduct of the party seeking indemnification therefor.

             SECTION 8.8. Employee Benefit, Pension and Retirement Laws. If applicable thereto, in addition to and without limiting the generality of Section 8.6, make timely payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to any Employee Benefit Plan; not take any action or fail to take action the result of which could be a liability to the PBGC or to a Multiemployer Plan; not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code; furnish to the Administrative Agent upon the Administrative Agent's request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent; and operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code and not operate or fail to operate any Canadian Plan of ACC or any Subsidiary thereof in full conformity and compliance with all federal and provincial laws and regulations relating to any Canadian Plan and, in particular but by way of illustration only, make timely payments of all contributions required to meet the minimum funding standards prescribed by such laws and regulations and furnish to the Administrative Agent upon such Agent's request such additional information about any Canadian Plan as may be reasonably requested by the Administrative Agent.

             SECTION 8.9. Compliance With Agreements. Comply in all material respects with each term, condition and provision of all leases, agreements and other instruments entered into in the conduct of its business including, without limitation, any Material Contract; provided, that ACC or such Subsidiary may contest any such lease, agreement or other instrument in good faith so long as adequate reserves are maintained in accordance with GAAP.

             SECTION 8.10. Conduct of Business. Engage only in businesses in substantially the same fields as the businesses conducted on the Closing Date and, to the extent permitted by Section 10.4(c), in lines of business reasonably related thereto.

             SECTION 8.11. Visits and Inspections. Upon reasonable notice therefrom and during normal business hours, permit representatives of any of the Agents and Lenders, from time to time, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

             SECTION 8.12.  Material Subsidiaries; Additional Collateral.
(a) Upon the creation of any Material Subsidiary permitted by this Agreement, cause to be executed and delivered to the Administrative
Agent:  (i) a Joinder Agreement and the documents referred to therein,
(ii) if such subsidiary is a Domestic Subsidiary, (A) the supplement substantially in the form attached to the Security Agreement, (B) the supplement substantially in the form attached to the applicable Pledge Agreement, or if the owner of such Subsidiary is not ACC or ACC
National, a pledge agreement substantially in the form of a Pledge Agreement executed by such owner with such modifications thereto as requested by the Required Lenders and (C) a Mortgage and Landlord
Consent with respect to any real property owned or leased by such Subsidiary if reasonably requested by the Required Lenders, (iii) if such Subsidiary is a Canadian Subsidiary, such joinder agreements as reasonably requested by the Required Lenders in order that such Subsidiary become a party to the Canadian Security Documents and (iv) if such Subsidiary is a U.K. Subsidiary, such joinder agreements as reasonably requested by the Required Lenders in order that such Subsidiary become a party to the U.K. Security Documents and the U.K. Guaranty Agreement, (v) such other documents reasonably requested by the Required Lenders consistent with the terms of this Agreement which provide that such Subsidiary shall become a Borrower bound by all of the terms, covenants and agreements contained in the Loan Documents and that the assets of such Material Subsidiary shall become Collateral for the Obligations and (vi) such other documents as the Required Lenders shall reasonably request, including without limitation, officers' certificates, financial statements, opinions of counsel, board resolutions, charter documents, certificates of existence and authority to do business and any other closing certificates and documents described in Section 5.2.

             (b) ACC shall, and cause its Material Subsidiaries to, promptly deliver from time to time such additional Security Documents to the Administrative Agent upon the request of the Required Lenders with respect to any assets of any such Person not subject to an existing Lien in favor of the Administrative Agent for the benefit of the Lenders (including, without limitation, Leasehold Mortgages and Landlord Consents with respect to each leased premises at which any Material switching equipment is located).

             SECTION 8.13. Hedging Agreement. (a) Maintain at all times Hedging Agreements with respect to interest rate exposure under the Credit Agreement with durations of at least two years and an aggregate notional principal amount thereunder equal to at least fifty percent (50%) of the aggregate principal Dollar Amount of the Extensions of Credit at interest rates not to exceed two percent (2%) over the three month LIBOR Rate at the time of execution of such Hedging Agreements with respect to each applicable Permitted Currency and otherwise in form and substance reasonably satisfactory to the Managing Agents; provided, that at any time the aggregate principal Dollar Amount of the Extensions of Credit is less than $30,000,000, no such Hedging Agreements shall be required and (b) maintain at all times Hedging Agreements with respect to currency risk in form and substance reasonably satisfactory to the Managing Agents.

             SECTION 8.14. Further Assurances. Make, execute and deliver all such additional and further acts, things, deeds and instruments as any Agent or Lender may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure each Agent and the Lenders their respective rights under this Agreement, the Notes, the Letters of Credit and the other Loan
Documents.

             SECTION 8.15. Post-Closing Delivery. Within ninety (90) days after the date hereof, provide a Landlord Consent executed by the landlord (and, with respect to the leased premises located at 32 Old
Slip, the landlord's lender) with respect to the leased premises located at (a) 32 Old Slip, New York, New York, (b) One Commerce Plaza, Albany,
New York and (c) 69 Delaware Avenue, Buffalo, New York.

                                  ARTICLE IX

                             FINANCIAL COVENANTS

             Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section
14.11 hereof, ACC and its Subsidiaries on a Consolidated basis will not:

             SECTION 9.1. Maximum Leverage Ratio. As of any date of determination, permit the ratio (the "Leverage Ratio") of (a) Total Debt as of such date to (b), for any calculation period from the Closing Date through September 30, 1997, Operating Cash Flow for the two (2) consecutive fiscal quarters ending on or immediately prior to such date times two (2), and for any calculation period thereafter, Operating Cash Flow for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date, to exceed the corresponding ratio set forth below:

                  Period                           Ratio

             Closing Date through
               March 31, 1997                  3.50 to 1.00
             April 1, 1997 through
               September 30, 1997              3.00 to 1.00
             October 1, 1997 through
               March 31, 1998                  2.50 to 1.00
             April 1, 1998 and
               thereafter                      2.00 to 1.00

             SECTION 9.2. Minimum Pro Forma Debt Service Coverage Ratio. As of any date of determination, permit the ratio of (a) Operating Cash Flow on such date to (b) Pro Forma Debt Service on such date to be less than 2.50 to 1.00.

             SECTION 9.3.  Fixed Charge Coverage Ratio.

             (a) As of any date of determination (i) from the Closing Date through and including September 30, 1997, permit the ratio of (A) Operating Cash Flow for the two (2) consecutive fiscal quarters ending on or immediately prior to such date times two (2) to (B) Fixed Charges for the two (2) consecutive fiscal quarters ending on or immediately prior to such date times two (2) to be less than 0.50 to 1.00 and (ii) from October 1, 1997 through and including December 31, 1997, permit the ratio of (A) Operating Cash Flow for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date to (B) Fixed Charges for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date to be less than 0.50 to 1.00; and

             (b) as of any date of determination after December 31, 1997, permit the ratio of (i) Operating Cash Flow for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date to (ii) Fixed Charges for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date to be less than
1.15 to 1.00.

             SECTION 9.4. Capital Expenditures. During Fiscal Year 1997, make Capital Expenditures in excess of [$56,000,000].

             SECTION 9.5. Minimum Net Worth. Permit Consolidated Net Worth at any time to be less than (a) $95,000,000 plus (b) fifty percent (50%) of Consolidated Net Income of ACC and its Subsidiaries as of each fiscal quarter end occurring after the Closing Date plus (c) one hundred percent (100%) of the aggregate Net Cash Proceeds of any offering of capital stock of ACC or any of its Wholly-Owned Subsidiaries received thereby after the Closing Date. For purposes of this Section 9.5, the minimum required Consolidated Net Worth (i) shall be adjusted in a manner satisfactory to the Managing Agents for any payment required under the Contingent Interest Agreement and (ii) shall not be reduced if Consolidated Net Income as of any fiscal quarter end is less than zero.


                                  ARTICLE X

                              NEGATIVE COVENANTS

             Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section
14.11 hereof, each Borrower will not and will not permit any of its Subsidiaries to:

             SECTION 10.1. Limitations on Debt. Create, incur, assume or suffer to exist any Debt except:

             (a)  the Obligations;

             (b) Subordinated Debt, the Net Cash Proceeds of which are utilized to repay the Obligations and, with respect to any such Net Cash Proceeds utilized to reduce the Leverage Ratio to 3.00 to 1.00, permanently reduce the Aggregate Commitment by the amount of such Net Cash Proceeds pursuant to Section 2.6(c)(i);

             (c) Debt existing on the Closing Date and not otherwise permitted under this Section 10.1, as set forth on Schedule 6.1(t) and the renewal and refinancing (but not the increase) thereof;

             (d)  Debt consisting of Contingent Obligations permitted by
Section 10.2;

             (e) Debt of ACC and its Subsidiaries incurred in connection with Capitalized Leases;

             (f)  purchase money Debt of ACC and its Subsidiaries; and

             (g)  unsecured Debt of ACC and its Subsidiaries;

provided, that the aggregate amount of the Debt permitted pursuant to clauses (c), (e), (f) and (g) plus the aggregate amount of Debt constituting Contingent Obligations permitted by Sections 10.2(d), and
(e) shall not at any time exceed $25,000,000.

             SECTION 10.2. Limitations on Contingent Obligations. Create, incur, assume or suffer to exist any Contingent Obligations except (a) Contingent Obligations in favor of the Administrative Agent for the benefit of the Agents and the Lenders, (b) Contingent Obligations incurred as a general or joint venture partner in connection with any investment in a partnership or joint venture permitted pursuant to
Section 10.4, (c) Contingent Obligations in respect of Network
Agreements and Network Facilities incurred in the ordinary course of business, (d) Contingent Obligations to secure payment or performance of customer service contracts incurred in the ordinary course of business,
(e) Contingent Obligations with respect to obligations under Hedging Agreements permitted pursuant to Section 10.13(b) and (f) Contingent Obligations not covered by clauses (a) through (e) of this Section; provided, that the aggregate outstanding principal amount of all Contingent Obligations permitted by Sections 10.2(d), (e) and (f) plus the aggregate outstanding principal amount of all Debt outstanding under clauses (c), (e), (f) and (g) of Section 10.1 shall not exceed
$25,000,000.

             SECTION 10.3. Limitations on Liens. Create, incur, assume or suffer to exist, any Lien on or with respect to any of its assets or properties (including without limitation shares of capital stock or other ownership interests), real or personal, whether now owned or hereafter acquired, except:

             (a) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) not yet due or as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

             (b) the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, (i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings;

             (c) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or obligations (not to exceed $2,000,000) under customer service contracts;

             (d) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, materially detract from the value of such property or impair the use thereof in the ordinary conduct of business;

             (e) Liens of the Administrative Agent for the benefit of the Agents and the Lenders;

             (f) Liens not otherwise permitted by this Section 10.3 and in existence on the Closing Date and described on Schedule 10.3;

             (g) Liens evidencing the interest of lessors with respect to Debt permitted under Section 10.1(e); and

             (h) Liens securing Debt permitted under Section 10.1(f); provided that (i) such Liens shall be created substantially simultaneously with the acquisition of the related Capital Asset, (ii) such Liens do not at any time encumber any property other than the property financed by such Debt and (iii) the aggregate outstanding principal amount of Debt secured by any such Lien shall at no time exceed 100% of the original purchase price of such property at the time it was acquired.

             SECTION 10.4. Limitations on Loans, Advances, Investments and Acquisitions. Purchase, own, invest in or otherwise acquire, directly or indirectly, any capital stock, interests in any partnership or joint venture (including without limitation the creation or capitalization of any Subsidiary), evidence of Debt or other obligation or security, substantially all or a material portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person; or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person; or enter into, directly or indirectly, any commitment or option in respect of the foregoing except:


             (a) (i) loans or advances by any Subsidiary of a Borrower to such Borrower, (ii) advances from ACC to any Wholly-Owned Subsidiary or Controlled Venture in an aggregate principal amount not to exceed $500,000, (iii) intercompany loans by ACC to: (A) ACC Canada in an aggregate principal amount not to exceed $30,000,000, (B) ACC U.K. in an aggregate principal amount not to exceed $25,000,000 and (C) ACC LEC in an aggregate principal amount not to exceed $15,000,000; provided, that such intercompany loans shall be evidenced by promissory notes in form and substance acceptable to the Lenders (each, an "Intercompany Note"), which notes shall be pledged to the Lenders and shall be subordinated to the Credit Facility pursuant to the Intercompany Subordination Agreement and (iii) other existing loans, advances and investments described on
Schedule 10.4;

             (b) investments by any Domestic Borrower or Domestic Subsidiary in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than 120 days from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or Moody's Investors Service, Inc.,
(iii) certificates of deposit maturing no more than 120 days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of "A" or better by a nationally recognized rating agency; provided, that the aggregate amount invested in such certificates of deposit shall not at any time exceed $5,000,000 for any one such certificate of deposit and $10,000,000 for any one such bank, or
(iv) time deposits maturing no more than 30 days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the Federal Deposit Insurance Corporation ("FDIC") or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder, and investments by any Canadian Borrower or Canadian Subsidiary or by any U.K. Borrower or any U.K. Subsidiary in any corresponding government securities or cash equivalents reasonably satisfactory to the Required Lenders;

             (c) investments by ACC or any Subsidiary in the form of acquisitions of all or substantially all of the business or a line of business (whether by the acquisition of capital stock, assets or any combination thereof) of any other Person, including any investment constituting a Controlled Venture, provided that, (i) the Person to be acquired or invested in shall be a provider of long distance telephone service or other business reasonably related to the provision of long distance telephone or telecommunications service, (ii) a Borrower shall be the surviving entity and all necessary documents required to be executed and filed to evidence that any and all assets acquired are pledged as Collateral for the Obligations shall have been executed and filed, (iii) at least fifteen (15) Business Days prior to the consummation of such acquisition, an authorized officer of ACC shall deliver to the Administrative Agent a certificate demonstrating to the satisfaction of the Managing Agents that no Default or Event of Default exists or shall be created by the consummation of such acquisition or investment, (iv) a description of the acquisition and the governing documentation shall have been delivered to the Administrative Agent at least fifteen (15) Business Days prior to the consummation of the acquisition, (v) any Subsidiary created pursuant hereto and organized under the laws of Canada shall be a direct Subsidiary of ACC Canada and
(vi) if such acquisition or investment, if completed, would cause the aggregate fair market value of the consideration of all such acquisitions or investments completed during the period of four consecutive fiscal quarters ending immediately prior to the date of determination thereof to exceed $25,000,000, the Required Lenders shall have consented in writing to such acquisition or investment prior to the Closing Date.

             (d) investments by ACC in any joint venture (other than a Controlled Venture) not to exceed $5,000,000 with respect to any such individual joint venture and $15,000,000 with respect to all such joint ventures during the term of the Credit Facility without the prior written consent of the Required Lenders;

             (e) loans to employees in the ordinary course of business for travel and other advanced expenses not to exceed $20,000 with respect to any individual employee or $200,000 in the aggregate; and

             (f) investments by ACC in any Subsidiary organized under the laws of Germany, which Subsidiary shall engage in the long distance reselling business and any business related thereto, not to exceed $5,000,000 in the aggregate; provided that, prior to any such investment ACC shall have delivered to the Managing Agents the business plan of such Subsidiary in form and substance reasonably satisfactory to the Managing Agents.

             SECTION 10.5. Limitations on Mergers and Liquidation. Merge, consolidate, amalgamate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except (a) any Wholly-Owned Subsidiary of ACC which is not a Borrower may be liquidated, wound-up or dissolved,
(b) any Wholly-Owned Subsidiary of ACC may merge with ACC or any other Wholly-Owned Subsidiary of ACC which is a Borrower, as long as ACC or such Borrower, as applicable, is the survivor of such merger and assumes all of the Obligations of the non-surviving entity and (c) any Wholly-Owned Subsidiary may merge into the Person such Wholly-Owned Subsidiary was formed to acquire in connection with an acquisition permitted by
Section 10.4(c).

             SECTION 10.6. Limitations on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, the sale of any receivables and leasehold interests and any sale-leaseback or similar transaction), whether now owned or hereafter acquired except:

             (a)  the sale of inventory in the ordinary course of business;

             (b) the sale of obsolete assets no longer used or usable in the business of ACC or any of its Subsidiaries;

             (c) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

             (d) the transfer of assets to any Borrower or any Wholly-Owned Subsidiary of ACC pursuant to Section 10.5(b);

             (e) the disposition by ACC of any equity ownership interest in ACC U.K. in connection with any joint venture investments permitted hereunder which would cause all such dispositions in the aggregate to exceed 20% of such ownership interest as of the Closing Date, as long as the Net Cash Proceeds thereof are used to reduce the Aggregate
Commitment in accordance with Section 2.6(c)(ii); and

             (f) the sale of assets which generated less than 10% of Operating Cash Flow in the four quarters immediately preceding such sale so long as no Default or Event of Default is existing or would be created by such sale of assets.

             SECTION 10.7. Limitations on Dividends and Distributions. Declare or pay any dividends upon any of its capital stock; purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock, or make any distribution of cash, property or assets among the holders of shares of its capital stock, in each case without the prior written consent of the Required Lenders; or make any material change in its capital structure that could reasonably be expected to have a Material Adverse Effect; provided that (a) any Borrower may pay dividends in shares of its own capital stock, (b) any Subsidiary of a Borrower may pay dividends or make other distributions in respect of its capital stock to such Borrower, (c) any Subsidiary of a Borrower may make payments on any Debt or other obligation owed to such Borrower which Debt or other obligation and such payment are permitted hereunder and any other applicable Loan Document and (d) as long as no Default or Event of Default has occurred and is continuing or would be created thereby, ACC stock owned by an officer or employee of ACC may be repurchased in an aggregate amount not to exceed $2,000,000 per calendar year.

             SECTION 10.8. Limitations on Exchange and Issuance of Capital Stock. Issue, sell or otherwise dispose of any class or series of capital stock that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or passage of time would be, (a) convertible or exchangeable into Debt or (b) required to be redeemed or repurchased, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due, in any such case prior to ninety (90) days after the Revolving Credit Termination Date.

             SECTION 10.9. Transactions with Affiliates. Directly or indirectly: (a) make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors, shareholders or other Affiliates, or to or from any member of the immediate family of any of its officers, directors, shareholders or other Affiliates, or subcontract any operations to any of its Affiliates, or (b) enter into, or be a party to, any transaction with any of its Affiliates, except pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are fully disclosed to the Required Lenders and are no less favorable to it than would obtain in a comparable arm's length transaction with a Person not its Affiliate.

             SECTION 10.10. Certain Accounting Changes. Change its Fiscal Year end, or make any material change in its accounting treatment and reporting practices except as required by GAAP.

             SECTION 10.11. Amendments; Payments and Prepayments of Subordinated Debt. Amend or modify (or permit the modification or amendment of) any of the terms or provisions of any Subordinated Debt; or cancel or forgive, make any voluntary or optional payment or prepayment on, or redeem or acquire for value (including without limitation by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due) any Subordinated Debt.

             SECTION 10.12. Restrictive Agreements. (a) Enter into any Debt which contains any negative pledge on assets or any covenants materially more restrictive than the provisions of Articles VIII, IX and X hereof, or which restricts, limits or otherwise encumbers its ability to incur Liens on or with respect to any of its assets or properties other than the assets or properties securing such Debt, or (b) enter into or permit to exist any agreement which impairs or limits the ability of any Subsidiary of a Borrower to pay dividends to such Borrower, unless the Required Lenders shall have previously consented in writing to such agreement.

             SECTION 10.13. Hedging Agreements. Enter into any Hedging Agreements except: (a) Hedging Agreements required by Section 8.13; (b) Hedging Agreements regarding currency risk exposure in the ordinary course of business with aggregate notional amounts not to exceed $75,000,000 and durations not greater than the remaining duration of the Credit Facility; and (c) any other Hedging Agreement with a counterparty and upon terms and conditions reasonably satisfactory to the Managing Agents.


                                  ARTICLE XI

                            UNCONDITIONAL GUARANTY

             SECTION 11.1. Guaranty of Obligations. The Guarantor hereby unconditionally guarantees to the Administrative Agent for the ratable benefit of the Agents and the Lenders, and their respective successors, endorsees, transferees and assigns, the prompt payment and performance of all Obligations of the Borrowers (other than ACC), whether primary or secondary (whether by way of endorsement or otherwise), whether now existing or hereafter arising, whether or not from time to time reduced or extinguished (except by payment thereof) or hereafter increased or incurred, whether or not recovery may be or hereafter become barred by the statute of limitations, whether enforceable or unenforceable as against any such Borrower, whether or not discharged, stayed or otherwise affected by any bankruptcy, insolvency or other similar law or proceeding, whether created directly with any Agent or Lender or acquired by any Agent or Lender through assignment, endorsement or otherwise, whether matured or unmatured, whether joint or several, as and when the same become due and payable (whether at maturity or earlier, by reason of acceleration, mandatory repayment or otherwise), in accordance with the terms of any such instruments evidencing any such obligations, including all renewals, extensions or modifications thereof (all Obligations of each such Borrower to any Agent or Lender, including all of the foregoing, being hereinafter collectively referred to as the "Guaranteed Obligations").

             SECTION 11.2. Nature of Guaranty. The Guarantor agrees that this Guaranty is a continuing, unconditional guaranty of payment and performance and not of collection, and that its obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement or any other Loan Document or any other agreement, document or instrument to which any such Borrower is or may become a party, (b) the absence of any action to enforce this Guaranty, this Agreement or any other Loan Document or the waiver or consent by the Administrative Agent or any Lender with respect to any of the provisions of this Guaranty, this Agreement or any other Loan Document, (c) the existence, value or condition of, or failure to perfect its Lien against, any security for or other guaranty of the Guaranteed Obligations or any action, or the absence of any action, by the Administrative Agent or any Lender in respect of such security or guaranty (including, without limitation, the release of any such security or guaranty) or (d) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; it being agreed by the Guarantor that its obligations under this Guaranty shall not be discharged until the final and indefeasible payment and performance, in full, of the Guaranteed Obligations and the termination of the Commitments. The Guarantor expressly waives all rights it may now or in the future have under any statute (including without limitation North Carolina General Statutes Section 26-7, et seq. or similar law), or at law or in equity, or otherwise, to compel the Administrative Agent or any Lender to proceed in respect of the Guaranteed Obligations against any such Borrower or any other party or against any security for or other guaranty of the payment and performance of the Guaranteed Obligations before proceeding against, or as a condition to proceeding against, the Guarantor. The Guarantor further expressly waives and agrees not to assert or take advantage of any defense based upon the failure of the Administrative Agent or any Lender to commence an action in respect of the Guaranteed Obligations against any such Borrower, the Guarantor or any other party or any security for the payment and performance of the Guaranteed Obligations. The Guarantor agrees that any notice or directive given at any time to the Administrative Agent or any Lender which is inconsistent with the waivers in the preceding two sentences shall be null and void and may be ignored by the Administrative Agent or Lender, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless the Administrative Agent and the Required Lenders have specifically agreed otherwise in writing. The foregoing waivers are of the essence of the transaction contemplated by the Loan Documents and, but for this Guaranty and such waivers, the Agents and Lenders would decline to enter into this Agreement.

             SECTION 11.3. Demand by the Administrative Agent. In addition to the terms set forth in Section 11.2, and in no manner imposing any limitation on such terms, if all or any portion of the then outstanding Guaranteed Obligations under this Agreement are declared to be immediately due and payable, then the Guarantor shall, upon demand in writing therefor by the Administrative Agent to the Guarantor, pay all or such portion of the outstanding Guaranteed Obligations then declared due and payable. Payment by the Guarantor shall be made to the Administrative Agent, to be credited and applied upon the Guaranteed Obligations, in immediately available funds in the Permitted Currency in which the relevant Guaranteed Obligations are denominated to an account designated by the Administrative Agent or at the Administrative Agent's office or at any other address that may be specified in writing from time to time by the Administrative Agent.

             SECTION 11.4. Waivers. In addition to the waivers contained in Section 11.2, the Guarantor waives, and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by the Guarantor of its obligations under, or the enforcement by the Administrative Agent or the Lenders of, this Guaranty. The Guarantor further hereby waives diligence, presentment, demand, protest and notice of whatever kind or nature with respect to any of the Guaranteed Obligations and waives the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty. The Guarantor represents, warrants and agrees that its obligations under this Guaranty are not and shall not be subject to any counterclaims, offsets or defenses of any kind against the Administrative Agent, the Lenders or any such Borrower whether now existing or which may arise in the future.

             SECTION 11.5. Modification of Loan Documents etc. If the Administrative Agent or the Lenders shall at any time or from time to time, with or without the consent of, or notice to, the Guarantor (a) change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Guaranteed Obligations, (b) take any action under or in respect of the Loan Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, in equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges, (c) amend or modify, in any manner whatsoever, the Loan Documents, (d) extend or waive the time for performance by the Guarantor, any such Borrower or any other Person of, or compliance with, any term, covenant or agreement on its part to be performed or observed under a Loan Document (other than this Guaranty), or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance, (e) take and hold security or collateral for the payment of the Guaranteed Obligations or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which the Administrative Agent or the Lenders have been granted a Lien, to secure any Debt of the Guarantor or any such Borrower to any Agent or the Lenders, (f) release anyone who may be liable in any manner for the payment of any amounts owed by the Guarantor or any such Borrower to any Agent or Lender, (g) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of the Guarantor or any such Borrower are subordinated to the claims of any Agent or Lender or (h) apply any sums by whomever paid or however realized to any amounts owing by the Guarantor or any such Borrower to any Agent or Lender on account of the Obligations in such manner as the Administrative Agent or any Lender shall determine in its reasonable discretion; then neither the Administrative Agent nor any Lender shall incur any liability to the Guarantor as a result thereof, and no such action shall impair or release the obligations of the Guarantor under this Guaranty.

             SECTION 11.6. Reinstatement. The Guarantor agrees that, if any payment made by any such Borrower or any other Person applied to the Obligations is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Agent or Lender to any such Borrower, its estate, trustee, receiver or any other party, including, without limitation, the Guarantor, under any Applicable Law or equitable cause, then, to the extent of such payment or repayment, the Guarantor's liability hereunder (and any Lien or Collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, and, if prior thereto, this Guaranty shall have been canceled or surrendered (and if any Lien or Collateral securing the Guarantor's liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such Lien or Collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of the Guarantor in respect of the amount of such payment (or any Lien or Collateral securing such obliga-tion).

             SECTION 11.7. No Subrogation. Until all amounts owing to the Agents and Lenders on account of the Obligations are paid in full and the Commitments are terminated, the Guarantor hereby waives any claims or other rights which it may now or hereafter acquire against any such Borrower that arise from the existence or performance of the Guarantor's obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, any right to participate in any claim or remedy of the Administrative Agent or the Lenders against any such Borrower or any Collateral which the Administrative Agent or the Lenders now have or may hereafter acquire, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including without limitation, the right to take or receive from any such Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor on account of such rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Administrative Agent, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Administrative Agent in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Administrative Agent, if required) to be applied against the Obligations, whether matured or unmatured, in such order as set forth herein.


                                 ARTICLE XII

                             DEFAULT AND REMEDIES

             SECTION 12.1. Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

             (a)  Default in Payment of Principal of Loans and
Reimbursement Obligations. Any Borrower shall default in any payment of principal of any Loan, Note or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise);

             (b) Other Payment Default. Any Borrower shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan, Note or Reimbursement Obligation or the payment of any other Obligation, and such default shall continue unremedied for five (5) Business Days;

             (c) Misrepresentation. Any representation or warranty made or deemed to be made by any Borrower or any of its Subsidiaries under this Agreement, any Loan Document or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made;

             (d) Default in Performance of Certain Covenants. Any Borrower shall default in the performance or observance of any covenant or agreement contained in Sections 7.5(e) or 8.12 or Articles IX or X of this Agreement;

             (e) Default in Performance of Other Covenants and Conditions. Any Borrower or Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 12.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after written notice thereof has been given to such Borrower by the Administrative Agent;

             (f) Hedging Agreement. Any termination payment shall be due by a Borrower under any Hedging Agreement and such amount is not paid within ten (10) Business Days of the due date thereof;

             (g)  Debt Cross-Default.  ACC or any of its Subsidiaries shall
(i) default in the payment of any Debt (other than the Notes or any Reimbursement Obligation) the aggregate outstanding amount of which Debt is in excess of $1,000,000 (or the equivalent thereof in any foreign currency) beyond the period of grace if any, provided in the instrument or agreement under which such Debt was created; or (ii) default in the observance or performance of any other agreement or condition relating to any Debt (other than the Notes or any Reimbursement Obligation) the aggregate outstanding amount of which Debt is in excess of $1,000,000
(or the equivalent thereof in any foreign currency) or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Debt to become due prior to its stated maturity (any applicable grace period having expired);

             (h) Other Cross-Defaults. ACC or any of its Subsidiaries shall default in the payment when due, or in the performance or observance, of any obligation or condition of any Material Contract, or any Material Contract shall be terminated, the breach or termination of which could reasonably be expected to have a Material Adverse Effect unless, with respect to any such default, but only as long as, the existence of any such default is being contested by ACC or such Subsidiary in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of ACC or such Subsidiary to the extent required by GAAP;

             (i) Change in Control. Any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) other than current management thereof, shall obtain ownership or control in one or more series of transactions of more than twenty percent (20%) of the common stock or twenty percent (20%) of the voting power of ACC entitled to vote in the election of members of the board of directors of ACC or there shall have occurred under any indenture or other instrument evidencing any Debt in excess of $1,000,000 (or the equivalent thereof in any foreign currency) any "change in control" (as defined in such indenture or other evidence of Debt) obligating ACC to repurchase, redeem or repay all or any part of the Debt or capital stock provided for therein (any such event, a "Change in Control");

             (j) Voluntary Bankruptcy Proceeding. Any Borrower or Subsidiary thereof shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition or proposal or commence any other proceeding seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts; (iii) consent to or fail to contest within sixty (60) days of the filing thereof any petition filed or proceeding commenced against it in an involuntary case under such bankruptcy laws or other laws; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, administrator, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; or (vii) take any corporate action for the purpose of authorizing any of the foregoing;

             (k) Involuntary Bankruptcy Proceeding. A case, petition or other proceeding shall be commenced against any Borrower or Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts; or (ii) the appointment of a trustee, receiver, administrator, custodian, liquidator or the like for any Borrower or Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue, without dismissal or stay, for a period of sixty (60) consecutive calendar days, or an order granting the relief requested in such case, petition or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws or other laws) shall be entered;

             (l) Failure of Agreements. Any material provision of this Agreement or of any other Loan Document shall for any reason cease to be valid and binding on any Borrower or Subsidiary thereof or any such Person shall so state in writing, or this Agreement or any other Loan Document shall for any reason cease to create a valid and perfected first priority Lien on, or security interest in, any of the Collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof;

             (m) Termination Event. The occurrence of any of the following events: (i) ACC or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Code, ACC or any ERISA Affiliate is required to pay as contributions thereto; (ii) an accumulated funding deficiency in excess of $1,000,000 occurs or exists, whether or not waived, with respect to any Pension Plan; (iii) a Termination Event;
(iv) a Canadian Termination Event; or (v) ACC or any ERISA Affiliate as employers under one or more Multiemployer Plan makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $1,000,000;

             (n) Judgment. A judgment or order for the payment of money which causes the aggregate amount of all such judgments to exceed
$1,000,000 in any Fiscal Year shall be entered against ACC or any of its Subsidiaries by any court and such judgment or order shall continue, without discharge or stay, for a period of thirty (30) days;

             (o) Loss of License. Any Communications License, PUC Authorization of ACC or any Subsidiary thereof shall expire, terminate, be canceled or otherwise lost or any application therefor be rejected, which event could reasonably be expected to have a Material Adverse Effect;

             SECTION 12.2. Remedies. Upon the occurrence of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers:

             (a) Acceleration; Termination of Facilities. Declare the principal of and interest on the Loans, the Notes and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Agents under this Agreement or any of the other Loan Documents (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of the Borrowers to request borrowings or Letters of Credit thereunder; provided, that upon the occurrence of an Event of Default specified in
Section 12.1(j) or (k), the Credit Facility shall be automatically terminated and all Obligations shall automatically become due and payable.

             (b) Letters of Credit. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, require the Borrowers at such time to deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate L/C Obligations. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to such Borrower or such other Person that may be entitled thereto.

             (c) Rights of Collection. Exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other
Loan Documents and Applicable Law, in order to satisfy all of the Borrowers' Obligations.

             SECTION 12.3. Rights and Remedies Cumulative; Non-Waiver; etc. The enumeration of the rights and remedies of the Agents and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Agents and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of any Agent or Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrowers, the Agents and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default. In addition, any election of remedies which results in the denial or impairment of the right of the Administrative Agent to seek a deficiency judgment against any Borrower referred to in Section 11.1 shall not impair the Guarantor's obligation to pay the full amount of the Guaranteed Obligations.

             SECTION 12.4. Consents. The Borrowers acknowledge that certain transactions contemplated by this Agreement and the other Loan Documents and certain actions which may be taken by the Agents or the Lenders in the exercise of their respective rights under this Agreement and the other Loan Documents may require the consent of a Governmental Authority. If counsel to any Agent reasonably determines that the consent of a Governmental Authority is required in connection with the execution, delivery and performance of any of the aforesaid documents or any documents delivered to the Agents or the Lenders in connection therewith or as a result of any action which may be taken pursuant thereto, then the Borrowers, at their sole cost and expense, agree to use their best efforts to secure such consent and to cooperate with the Agents and the Lenders in any action commenced by any Agent or Lender to secure such consent.

             SECTION 12.5. Judgment Currency. The obligation of the Borrowers to make payments of the principal of and interest on the Notes and the obligation of the Guarantor to make payments on the Guaranteed Obligations and the obligation of any such Person to make payments of any other amounts payable hereunder or pursuant to any other Loan Document in the currency specified for such payment shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any other currency, except to the extent that such tender or recovery shall result in the actual receipt by each of the Administrative Agent and Lenders of the full amount of the particular Permitted Currency expressed to be payable pursuant to the applicable Loan Document. The Administrative Agent shall, using all amounts obtained or received from the Borrowers pursuant to any such tender or recovery in payment of principal of and interest on the Obligations, promptly purchase the applicable Permitted Currency at the most favorable spot exchange rate determined by the Administrative Agent to be available to it. The obligation of the Borrowers to make payments in the applicable Permitted Currency shall be enforceable as an alternative or additional cause of action solely for the purpose of recovering in the applicable Permitted Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Permitted Currency expressed to be payable pursuant to the applicable Loan Document.

             SECTION 12.6. Adjustments. If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Extensions of Credit, or interest thereon, or if any Lender shall at any time receive any Collateral in respect to its Extensions of Credit (whether voluntarily or involuntarily, by set-off or otherwise) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender's Loans or other Extensions of Credit, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Extensions of Credit, or shall provide such other Lenders with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the Lenders; provided, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. The Borrowers agree that each Lender so purchasing a portion of another Lender's Extensions of Credit may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.


                                 ARTICLE XIII

                                  THE AGENTS

             SECTION 13.1. Appointment. Each of the Lenders hereby irrevocably designates and appoints First Union as Administrative Agent and Managing Agent of such Lender and Fleet as Managing Agent and Documentation Agent of such Lender under this Agreement and the other
Loan Documents and each such Lender irrevocably authorizes First Union as Administrative Agent and Managing Agent and Fleet as Managing Agent and Documentation Agent, respectively, for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to each such Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, none of the Agents shall have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against such Agent. To the extent any provision of this Agreement permits action by any Agent, such Agent shall, subject to the provisions of Section 13.11 hereof and of this Article XII, take such action if directed in writing to do so by the Required Lenders.

             SECTION 13.2. Delegation of Duties. Each of the Agents may execute any of its respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by such Agent with reasonable care.

             SECTION 13.3. Exculpatory Provisions. Neither any Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrowers or any of their Subsidiaries or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of the Borrowers or any of their Subsidiaries to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrowers or any of their Subsidiaries.

             SECTION 13.4. Reliance by Agents. Each of the Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by any Agent. Each of the Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with
Section 14.10 hereof. Each of the Agents shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders (or, when expressly required hereby or by the relevant other Loan Document, all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct. Each of the Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders (or, when expressly required hereby, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

             SECTION 13.5. Notice of Default. None of the Agents shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default".
In the event that any Agent receives such a notice, it shall promptly give notice thereof to the Administrative Agent who shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

             SECTION 13.6. Non-Reliance on Such Agents and Other Lenders. Each Lender expressly acknowledges that none of the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates has made any representations or warranties to it and that no act by any Agent hereinafter taken, including any review of the affairs of the Borrowers or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by such Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and their Subsidiaries and made its own decision to make its Loans and issue or participate in Letters of Credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers and their Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent hereunder or by the other Loan Documents, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrowers or any of their Subsidiaries which may come into the possession of such Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates.

             SECTION 13.7.  Indemnification.  The Lenders agree to
indemnify the Administrative Agent and the Managing Agents in their capacities as such and (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to the respective amounts of the Obligations then owing them, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes or any Reimbursement Obligation) be imposed on, incurred by or asserted against any such Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Agent's bad faith, gross negligence or willful misconduct. The agreements in this
Section 13.7 shall survive the payment of the Notes, any Reimbursement Obligation and all other amounts payable hereunder and the termination of this Agreement.

             SECTION 13.8. Each of the Agents in Its Individual Capacity. Each Agent and its respective Subsidiaries and Affiliates may make loans to, accept deposits from and generally engage in any kind of business with each Borrower as though such Agent were not an Agent hereunder.
With respect to any Loans made or renewed by it and any Note issued to it, and with respect to any Letter of Credit issued by it or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agents and the Managing Agents in their individual capacity.

             SECTION 13.9. Resignation of Agents; Successor Agents. Each Managing Agent may resign as such Agent at any time by giving notice thereof to the Lenders and the Borrowers. If both Managing Agents have resigned, the Administrative Agent shall serve as a Managing Agent hereunder. Subject to the appointment and acceptance of a successor as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent which successor shall have minimum capital and surplus of at least $500,000,000 and be consented to by the Borrowers, such consent not to be unreasonably withheld. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty
(30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent the provisions of this Section 13.9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

             SECTION 13.10 Documentation Agent. The Documentation Agent, in its capacity as documentation agent, shall have no duties or responsibilities and no liabilities under this Agreement or any other
Loan Document.


                                 ARTICLE XIV

                                MISCELLANEOUS

             SECTION 14.1.  Notices.

             (a) Method of Communication. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to any Agent as understood by such Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

             (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

        If to any Borrower:   ACC Corp.
                              400 West Avenue
                              Rochester, New York  14611
                              Attention:  Michael R. Daley,
                                Executive Vice President
                                and Chief Financial Officer
                              Telephone No.:  (716) 987-3175
                              Telecopy No.:   (716) 987-3335

        With copies to:       Nixon, Hargrave, Devans & Doyle
                              Clinton Square
                              P.O. Box 1051
                              Rochester, New York  14603
                              Attention: James A. Locke III, Esq.
                              Telephone No.:  (716) 263-1000
                              Telecopy No.:   (716) 263-1600

        If to First Union as  First Union National Bank of
        Administrative Agent  North Carolina
        or Managing Agent:    One First Union Center, TW-10
                              301 S. College Street
                              Charlotte, North Carolina  28288-0608
                              Attention: Syndication Agency Services
                              Telephone No.:  (704) 383-0281
                              Telecopy No.:   (704) 383-0288


        If to Fleet           Fleet National Bank
        as Managing Agent     75 State Street  MABOF10C
        or Documentation      Boston, Massachusetts  02109
        Agent:                Attention: Chris Swindell
                              Telephone No.: (617) 346-5579
                              Telecopy No.:  (617) 346-3777

        If to any Lender:     The Address set forth on Schedule 1.1

             (c) Administrative Agent's Office. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrowers and Lenders, as the Administrative Agent's Office referred to herein, to which payments due are to be made and at which Revolving Credit Loans will be disbursed and Letters of Credit issued.

             SECTION 14.2. Expenses. (a) The Borrowers will pay all reasonable out-of-pocket expenses of (i) the Managing Agents in connection with the preparation, execution and delivery of this Agreement and each of the other Loan Documents, whenever the same shall be executed and delivered, including all out-of-pocket syndication and due diligence expenses, appraiser's fees, search fees, title insurance premiums, recording fees, taxes and reasonable fees and disbursements of counsel, including foreign counsel, for the Managing Agents; (ii) the Managing Agents in connection with the preparation, execution and delivery of any waiver, amendment or consent by the Agents or the Lenders relating to this Agreement or any of the other Loan Documents including reasonable fees and disbursements of counsel, including foreign counsel, for such Agents, search fees, appraiser's fees, recording fees and taxes imposed in connection therewith; and (iii) the Managing Agents in connection with administering and enforcing their respective rights under the Credit Facility, including consulting with one or more Persons, including appraisers, accountants, engineers and attorneys, including foreign attorneys, concerning or related to the nature, scope or value of any right or remedy of any Agent or any of the Lenders hereunder or under any of the other Loan Documents, including any review of factual matters in connection therewith, which expenses shall include the reasonable fees and disbursements of such Persons.

             (b) The Guarantor agrees that it will reimburse each Agent and Lender for all expenses (including reasonable attorneys fees and expenses) incurred by each Agent or Lender in connection with the obligations of the Guarantor under the Guaranty and any other Loan Documents and all expenses (including reasonable attorneys fees and expenses) incurred by the Administrative Agent, any Agent or any Lender in connection with the enforcement of the Guaranty.

             SECTION 14.3. Set-off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders and any assignee or participant of a Lender in accordance with Section 14.10 are hereby authorized by the Borrowers at any time or from time to time, without notice to the Borrowers or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, excluding government securities required by Applicable Law to be held as security for worker's compensation and similar claims) and any other indebtedness at any time held or owing by the Lenders, or any such assignee or participant to or for the credit or the account of a Borrower against and on account of the Obligations of such Borrower irrespective of whether or not (a) the Lenders shall have made any demand under this Agreement or any of the other Loan Documents or (b) the Administrative Agent shall have declared any or all of the Obligations to be due and payable as permitted by Section 12.2 and although such Obligations shall be contingent or unmatured.

             SECTION 14.4. Governing Law. This Agreement, the Notes and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of North Carolina, without reference to the conflicts or choice of law principles thereof.

             SECTION 14.5. Consent to Jurisdiction. The Borrowers hereby irrevocably consent to the personal jurisdiction of the state and federal courts located in Mecklenburg County, North Carolina, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. The Borrowers hereby irrevocably consent to the service of a summons and complaint and other process in any action, claim or proceeding brought by any Agent or Lender in connection with this Agreement, the Notes or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 14.1. Nothing in this Section 14.5 shall affect the right of any Agent or Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of any Agent or Lender to bring any action or proceeding against any Borrower or its properties in the courts of any other jurisdictions.

             SECTION 14.6.  Binding Arbitration; Waiver of Jury Trial.

             (a) Binding Arbitration. If in the reasonable determination of the Administrative Agent and its counsel, Section 14.6(b) is unenforceable under North Carolina law unless paired with a binding arbitration provision, then upon demand of any party made within ninety
(90) days after institution of any judicial proceeding, any dispute, claim or controversy between a Lender (or group of Lenders) and a Borrower (or group of Borrowers ) (but not any dispute, claim or controversy among any Lenders not involving any Borrower) arising out of, connected with or relating to the Notes or any other Loan Documents ("Dispute"), between or among parties to the Notes or any other Loan Document shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims concerning any aspect of the past, present or future relationships arising out of or connected with the Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association, modified to incorporate the discovery rights contained in the Federal Rules of Civil Procedure and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Charlotte, North Carolina. The expedited procedures set forth in Rule
51, et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. Notwithstanding the foregoing, this paragraph shall not apply to any Hedging Agreement that is a Loan Document.

             (b) Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH AGENT, LENDER AND EACH BORROWER HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

             (c) Preservation of Certain Remedies. Notwithstanding the preceding binding arbitration provisions, the parties hereto and the other Loan Documents preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during a Dispute. Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies: (i) all rights to foreclose or otherwise realize against any real or personal property or other security by exercising a power of sale or other remedies against such property or security provided for in the Loan Documents or under Applicable Law or by judicial foreclosure and sale,
(ii) all rights of self help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property,
(iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

             SECTION 14.7. Reversal of Payments. To the extent any Borrower makes a payment or payments to the Administrative Agent or other Agent for the ratable benefit of the Lenders (or the other Agents) or the Administrative Agent or other Agent receives any payment or proceeds of the Collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state, provincial or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by any Agent.

             SECTION 14.8. Injunctive Relief. The Borrowers recognize that, in the event the Borrowers fail to perform, observe or discharge any of their obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrowers agree that the Lenders, at the Lenders' option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

             SECTION 14.9. Accounting Matters. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by ACC or any Subsidiary thereof to determine compliance with any covenant contained herein, shall, except as otherwise expressly contemplated hereby or unless there is an express written direction by the Administrative Agent to the contrary agreed to by the Borrowers, be performed in accordance with GAAP. In the event that changes in GAAP shall be mandated by the Financial Accounting Standards Board, or any similar accounting body of comparable standing, or shall be recommended by ACC's certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after the date the Credit and the Lenders shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement.

             SECTION 14.10.  Successors and Assigns; Participations.

             (a) Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the Borrowers, each Agent and the Lenders, all future holders of the Notes, and their respective successors and assigns, except that no Borrower shall assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender. Nothing set forth in the Guaranty shall impair, as between the Borrowers, the Agents and the Lenders, the obligations of the Borrowers hereunder and under the other Loan Documents.

             (b) Assignment by Lenders. Each Lender may, with the consent of the Administrative Agent and (unless an Event of Default has occurred and is continuing) the Borrowers, which consents shall not be unreasonably withheld, assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Extensions of Credit at the time owing to it and the Notes held by it); provided that:

                 (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement;

                (ii) the Commitment so assigned shall not be less than the lesser of (i) $5,000,000 or (ii) an amount equal to the entire Commitment of the assigning Lender at the time of such assignment;

               (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit G attached hereto (an "Assignment and Acceptance"), together with any Note or Notes subject to such assignment;

                (iv) such assignment shall not, without the consent of the applicable Borrower, require such Borrower to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Revolving Credit Loans or the Notes under the blue sky laws of any state;

                 (v) no consent of the Borrowers or the Administrative Agent shall be required if the assignee of such assignment is an Affiliate of the assigning Lender;

                (vi) the assigning Lender shall pay to the Administrative Agent an assignment fee of $2,500 upon the execution by such Lender of the Assignment and Acceptance; provided that no such fee shall be payable upon any assignment by a Lender to an Affiliate thereof; and

               (vii) the assignee of each such assignment shall execute and deliver to the Administrative Agent any such supplements to the Canadian Security Documents and/or additional Canadian Security Documents that may be reasonably required by such Agent in order that the assignee may become a secured party thereunder.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereby and (B) the Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

             (c) Rights and Duties Upon Assignment. By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:

                 (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto;

                (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or their Subsidiaries or the performance or observance by the Borrowers and their Subsidiaries of any of their obligations under this Agreement or any other instrument or document furnished pursuant hereto;


               (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 6.1(o) and the most recent financial statements delivered to the Assignor pursuant to
             Section 7.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

                (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

                 (v)   such assignee confirms that it is an Eligible
             Assignee;

                (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and

               (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

             (d) Register. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the amount of the Extensions of Credit with respect to each Lender from time to time
(the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agents and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or Lender at any reasonable time and from time to time upon reasonable prior notice.

             (e) Issuance of New Notes. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit G:

                 (i)   accept such Assignment and Acceptance;

                (ii) record the information contained therein in the Register;

               (iii) give prompt notice thereof to the Lenders and the Borrowers; and

                (iv) promptly deliver a copy of such Assignment and Acceptance to ACC.

Within five (5) Business Days after receipt of notice, ACC shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such Eligible Assignee in amounts equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes delivered to the assigning Lender. Each surrendered Note or Notes shall be canceled and returned to ACC.

             (f) Participations. Each Lender may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and its Extensions of Credit and the Notes held by it); provided that:

                 (i) each such participation shall be in an amount not less than $3,000,000;

                (ii) such Lender's obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged;

               (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

                (iv) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement;

                 (v) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement;

                (vi) such Lender shall not permit such participant the right to approve any waivers, amendments or other modifications to this Agreement or any other Loan Document other than waivers, amendments or modifications which would reduce the principal of or the interest rate on any Loan or Reimbursement Obligation, extend the term or increase the amount of the Commitment of such participant, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal or, except as expressly contemplated hereby or thereby, release substantially all of the Collateral; and

               (vii) any such disposition shall not, without the consent of the applicable Borrower, require such Borrower to file a registration statement with the Securities and Exchange Commission to apply to qualify the Revolving Credit Loans or the Notes under the blue sky law of any state.

             (g) Disclosure of Information; Confidentiality. The Agents and the Lenders shall hold all non-public information obtained pursuant to the Loan Documents in accordance with their customary procedures for handling confidential information. Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this Section 14.10, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided, that prior to any such disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree with the Borrowers or such Lender (which in the case of an agree-ment with only such Lender, the Borrowers shall be recognized as third party beneficiaries thereof) to preserve the confidentiality of any confidential information relating to the Borrowers received from such Lender.

             (h) Certain Pledges or Assignments. Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with Applicable Law.

             SECTION 14.11.  Amendments, Waivers and Consents; Renewal.

             (a) Except as set forth below, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the written consent of the Required Lenders) and delivered to the Administrative
Agent and, in the case of an amendment, signed by the Borrowers;
provided, that no amendment, waiver or consent shall (i) release any Borrower or the Guarantor from its Obligations hereunder, (ii) increase the amount or extend the time of the obligation of the Lenders to make Loans or issue or participate in Letters of Credit (including without limitation pursuant to Section 2.7), (iii) extend the originally scheduled time or times of payment of any fees due hereunder or the principal of any Loan or Reimbursement Obligation or the time or times of payment of interest on any Loan, Letter of Credit or Reimbursement Obligation, (iv) reduce the rate of interest or fees payable on any Loan or Reimbursement Obligation, (v) permit any subordination of the principal or interest on any Loan or Reimbursement Obligation, (vi) extend the expiration date of any Letter of Credit beyond the Revolving Credit Termination Date, (vii) release any material portion of the Collateral or release any Security Document (other than the release of assets specifically permitted to be sold or otherwise transferred pursuant to the terms hereof and other than as specifically permitted by the applicable Security Document) (viii) amend the definitions of Alternative Currency or Permitted Currency or (ix) amend the provisions of this Section 14.11 or the definition of Required Lenders, without the prior written consent of each Lender. In addition, no amendment, waiver or consent to the provisions of Article XIII shall be made without the written consent of the affected Agents.

             SECTION 14.12. Performance of Duties. The Borrowers' obligations under this Agreement and each of the Loan Documents shall be performed by the applicable Borrower at its sole cost and expense.

             SECTION 14.13. Indemnification. The Borrowers agree to reimburse each Agent and the Lenders for all reasonable costs and expenses, including reasonable counsel, appraisal, or other expert or consultant fees and disbursements incurred, and to indemnify and hold each Agent and the Lenders harmless from and against all losses suffered by such Agent and the Lenders in connection with (a) the exercise by the Agents or the Lenders of any right or remedy granted to them under this Agreement or any of the other Loan Documents, (b) any claim, and the prosecution or defense thereof, arising out of or in any way connected with this Agreement or any of the other Loan Documents and (c) the collection or enforcement of the Obligations or any of them; provided, that the indemnity contained herein shall not apply to the extent that such losses, claims, damages, liabilities or other expenses result from the gross negligence or willful misconduct of such indemnified person; and further provided that, promptly after the receipt by an indemnified person of notice of any pending or threatened action with respect to which the indemnified person may claim indemnification under this Agreement (an "Action"), the indemnified person shall provide written notice thereof to ACC and ACC shall then be entitled, at its sole and reasonable discretion, to assume the defense of any such Action, with counsel reasonably satisfactory to the indemnified person. After written notice to the indemnified person from ACC of its election to assume the defense of such Action, ACC shall not be liable to such indemnified person for any legal expenses or fees of other counsel or any other expense incurred by such indemnified person in connection with the defense thereof after such date, except as provided below. The indemnified person shall cooperate with all reasonable requests of ACC regarding the defense of any such Action. Notwithstanding ACC's election to assume the defense thereof, however, the indemnified person shall have the right to employ separate counsel and to participate in, but not control, the defense of such action, and ACC shall pay the reasonable fees and expenses of such separate counsel (provided that with respect to any single Action, ACC shall not be required to bear the fees and expenses of more than one such counsel in any single jurisdiction) if (a) the use of counsel chosen by ACC to represent the indemnified person would present a conflict-of-interest in the reasonable determination of the indemnified person or such counsel, or
(b) the defendants in or target of any such Action include both the indemnified person and ACC, and the indemnified person reasonably concluded that there may be legal defenses available to it that differ from or are in addition to those available to ACC. ACC shall not be liable for any settlement of any action effected by an indemnified person without ACC's prior written consent (which shall not be unreasonably withheld).

             SECTION 14.14. All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, each Agent and any Persons designated by such Agent or Lenders pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Credit Facility has not been terminated.

             SECTION 14.15. Survival of Indemnities. Notwithstanding any termination of this Agreement, the indemnities to which the Agents and the Lenders are entitled under the provisions of this Article XIV and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Agents and the Lenders against events arising after such termination as well as before.

             SECTION 14.16. Titles and Captions. Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

             SECTION 14.17. Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unen-forceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

             SECTION 14.18. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

             SECTION 14.19. ACC as Agent for Other Borrowers. Each Borrower hereby appoints and authorizes ACC (a) to provide the Administrative Agent with all notices with respect to Extensions of Credit for the benefit of itself and any other Borrower and to provide the Administrative Agent with and receive therefrom all other notices and instructions under this Agreement and (b) to take such action on behalf of itself and such other Borrowers as ACC deems appropriate to obtain Extensions of Credit and to exercise such other powers as are reasonably incidental to carry out the purposes of this Agreement (including without limitation acceptance of service of process for itself and each other Borrower and Subsidiary under Section 14.5). This appointment shall be irrevocable and coupled with an interest.

             SECTION 14.20. Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

             SECTION 14.21. Inconsistencies with Other Documents; Independent Effect of Covenants.

             (a) In the event there is a conflict or inconsistency between this Agreement, the Notes or the other Loan Documents, the terms of this Agreement shall control; provided, that any provision of the Security Documents which imposes additional burdens on any Borrower or its Subsidiaries or further restricts the rights of any Borrower or its Subsidiaries or gives the Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

             (b) The Borrowers expressly acknowledge and agree that each covenant contained in Articles VIII, IX or X hereof shall be given independent effect. Accordingly, the Borrowers shall not engage in any transaction or other act otherwise permitted under any covenant contained in Articles VIII, IX or X if, before or after giving effect to such transaction or act, the Borrower shall or would be in breach of any other covenant contained in Articles VIII, IX or X.

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first written above.


[CORPORATE SEAL]                      ACC CORP.


                                      By:  /s/ John J. Zimmer
                                      Name:  John J. Zimmer
                                      Title:  Vice President-Finance


[CORPORATE SEAL]                      ACC LONG DISTANCE CORP.


                                      By:  /s/ John J. Zimmer
                                      Name:  John J. Zimmer
                                      Title:  Controller


[CORPORATE SEAL]                      ACC NATIONAL TELECOM CORP.


                                      By:  /s/ John J. Zimmer
                                      Name:  John J. Zimmer
                                      Title:  Vice President


[CORPORATE SEAL]                      ACC LONG DISTANCE OF MASSACHUSETTS
                                      CORP.


                                      By:  /s/ John J. Zimmer
                                      Name:  John J. Zimmer
                                      Title:  Vice President


[CORPORATE SEAL]                      ACC GLOBAL CORP.


                                      By:  /s/ John J. Zimmer
                                      Name:  John J. Zimmer
                                      Title:  Controller


[CORPORATE SEAL]                      ACC RADIO CORP.

                                      By:  /s/ John J. Zimmer
                                      Name:  John J. Zimmer
                                      Title:  Controller


[CORPORATE SEAL]                      ACC NATIONAL LONG DISTANCE CORP.


                                      By:  /s/ John J. Zimmer
                                      Name:  John J. Zimmer
                                      Title:  Vice President


[CORPORATE SEAL]                      ACC TELENTERPRISES LTD.


                                      By:  /s/ John J. Zimmer
                                      Name:  John J. Zimmer
                                      Title:  Assistant Controller


[CORPORATE SEAL]                      ACC LONG DISTANCE U.K., LTD.


                                      By:  /s/ John J. Zimmer
                                      Name:  John J. Zimmer
                                      Title:  Attorney



[CORPORATE SEAL]                      FIRST UNION NATIONAL BANK OF NORTH
                                      CAROLINA, as Administrative Agent,
                                      Managing Agent, Swingline Lender,
                                      Issuing Lender and Lender

                                      By:  /s/ Jim Redman
                                      Name:  Jim Redman
                                      Title:  Senior Vice President



[CORPORATE SEAL]                      FLEET NATIONAL BANK, as Managing
                                      Agent, Documentation Agent and
                                      Lender

                                      By:_________________________________
                                      Name:_______________________________
                                      Title:______________________________


[CORPORATE SEAL]                      STATE STREET BANK AND TRUST COMPANY

                                      By:_________________________________
                                      Name:_______________________________
                                      Title:______________________________

[CORPORATE SEAL]                      BANK OF MONTREAL

                                      By:_________________________________
                                      Name:_______________________________
                                      Title:______________________________

                                 EXHIBIT A-1
                                      to
                    Amended and Restated Credit Agreement
                         dated as of January 14, 1997
                                 by and among
              ACC Corp. and certain Subsidiaries, as Borrowers,
                           ACC Corp., as Guarantor,
                          the Lenders party thereto,
                First Union National Bank of North Carolina,
                 as Managing Agent and Administrative Agent,
                                     and
                             Fleet National Bank,
                  as Managing Agent and Documentation Agent


                  AMENDED AND RESTATED REVOLVING CREDIT NOTE


$___________                                                   ______ __, 1997

             FOR VALUE RECEIVED, the undersigned, ACC CORP., a corporation organized under the laws of Delaware, ACC LONG DISTANCE CORP., a corporation organized under the laws of New York, ACC NATIONAL TELECOM CORP., a corporation organized under the laws of Delaware, ACC LONG DISTANCE OF MASSACHUSETTS CORP., a corporation organized under the laws of Delaware, ACC RADIO CORP., a corporation organized under the laws of New York, ACC NATIONAL LONG DISTANCE CORP., a corporation organized under the laws of Delaware, ACC GLOBAL CORP., a corporation organized under the laws of Delaware, and any other Domestic Borrower party to the Amended and Restated Credit Agreement hereinafter referred to (collectively, the "Borrowers"), hereby jointly and severally promise to pay to the order of _________________________ (the "Bank"), at the times, at the place and in the manner provided in such Amended and Restated Credit Agreement, the principal sum of up to ______________________ Dollars ($___________), or, if less, the aggregate unpaid principal amount of all Loans disbursed to such Borrowers by the Lenders under such Amended and Restated Credit
Agreement, together with interest at the rates as in effect from time to time with respect to each portion of the principal amount hereof, determined and payable as provided in Article IV of such Amended and Restated Credit Agreement.

             This Note is a Note referred to in, and is entitled to the benefits of, the Amended and Restated Credit Agreement dated as of _________ __, 1997 as further amended, restated or otherwise modified (the "Amended and Restated Credit Agreement") by and among ACC Corp. and certain Subsidiaries thereof, as Borrowers, ACC Corp., as Guarantor, the Lenders party thereto, First Union National Bank of North Carolina, as Managing Agent and Administrative Agent, and Fleet National Bank, as Managing Agent and Documentation Agent. The Amended and Restated Credit Agreement contains, among other things, provisions for the time, place and manner of payment of this Note, the determination of the interest rate borne by and fees payable in respect of this Note, acceleration of the payment of this Note upon the happening of certain stated events and the mandatory repayment of this Note under certain circumstances. All capitalized terms used herein and not otherwise defined herein shall have the meaning assigned thereto in the Amended and Restated Credit Agreement.

             The Borrowers agree to pay on demand all costs of collection, including reasonable attorneys' fees, if any part of this Note, principal or interest, is collected after maturity with the aid of an attorney.

             Diligence, presentment for payment, notice of dishonor, protest and notice of any kind (other than as explicitly required by the Amended and Restated Credit Agreement) are hereby waived.

             THIS NOTE IS MADE AND DELIVERED IN THE STATE OF NORTH CAROLINA AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF
THE STATE OF NORTH CAROLINA.

             The Debt evidenced by this Note is senior in right of payment to all Subordinated Debt referred to in the Amended and Restated Credit Agreement.

             [This Note is an amendment and restatement of, and not a prepayment of, the Revolving Credit Note payable by the Borrowers to the order of the Bank pursuant to the Original Credit Agreement.]


/FN

     Included in Notes of Original Lenders only.

             IN WITNESS WHEREOF, the Borrowers have caused this Note to be executed under seal by a duly authorized officer as of the day and year first above written.

                                           ACC CORP.

[CORPORATE SEAL]

                                           By: _____________________________
                                              Name:_________________________
                                              Title:________________________


                                           ACC LONG DISTANCE CORP.

[CORPORATE SEAL]

                                           By: _____________________________
                                              Name:_________________________
                                              Title:________________________

                                           ACC NATIONAL TELECOM CORP.

[CORPORATE SEAL]

                                           By: _____________________________
                                              Name:_________________________
                                              Title:________________________


                                           ACC LONG DISTANCE OF MASSACHUSETTS
                                           CORP.

[CORPORATE SEAL]

                                           By: _____________________________
                                              Name:_________________________
                                              Title:________________________

                                           ACC RADIO CORP.

[CORPORATE SEAL]

                                           By: _____________________________
                                              Name:_________________________
                                              Title:________________________

                   [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                                           ACC NATIONAL LONG DISTANCE CORP.

[CORPORATE SEAL]

                                           By: _____________________________
                                              Name:_________________________
                                              Title:________________________



                                           ACC GLOBAL CORP.

[CORPORATE SEAL]

                                           By: _____________________________
                                              Name:_________________________
                                              Title:________________________

                                 EXHIBIT A-2
                                      to
                    Amended and Restated Credit Agreement
                         dated as of January 14, 1997
                                 by and among
              ACC Corp. and certain Subsidiaries, as Borrowers,
                           ACC Corp., as Guarantor,
                          the Lenders party thereto,
                First Union National Bank of North Carolina,
                 as Managing Agent and Administrative Agent,
                                     and
                             Fleet National Bank,
                  as Managing Agent and Documentation Agent


                  AMENDED AND RESTATED REVOLVING CREDIT NOTE


$___________                                                    _____ __, 1997
(or the equivalent
thereof described
below)

             FOR VALUE RECEIVED, the undersigned, ACC LONG DISTANCE U.K., LTD., a corporation organized under the laws of the United Kingdom, and any other U.K. Borrower party to the Amended and Restated Credit Agreement hereinafter referred to (collectively, the "Borrowers"), hereby jointly and severally promise to pay to the order of __________________________ (the "Bank"), at the times, at the place and in the manner provided in such Amended and Restated Credit Agreement, the principal sum of up to ______________________ Dollars
($___________), (or the applicable Alternative Currency Amount then outstanding under this Note) or, if less, the aggregate unpaid principal amount of all Loans disbursed to the Borrowers by the Lenders under such Amended and Restated Credit Agreement, together with interest at the rates as in effect from time to time with respect to each portion of the principal amount hereof, determined and payable as provided in Article
IV of such Amended and Restated Credit Agreement.

             This Note is a Note referred to in, and is entitled to the benefits of, the Amended and Restated Credit Agreement dated as of _____ __, 1997 as further amended, restated or otherwise modified (the "Amended and Restated Credit Agreement") by and among ACC Corp. and certain Subsidiaries, as Borrowers, ACC Corp., as Guarantor, the Lenders party thereto, First Union National Bank of North Carolina, as Managing Agent and Administrative Agent, and Fleet National Bank, as Managing Agent and Documentation Agent. The Amended and Restated Credit Agreement contains, among other things, provisions for the time, place and manner of payment of this Note, the determination of the interest rate borne by and fees payable in respect of this Note, acceleration of the payment of this Note upon the happening of certain stated events and the mandatory repayment of this Note under certain circumstances. All capitalized terms used herein and not otherwise defined herein shall have the meaning assigned thereto in the Amended and Restated Credit Agreement.

             The Borrowers agree to pay on demand all costs of collection, including reasonable attorneys' fees, if any part of this Note, principal or interest, is collected after maturity with the aid of an attorney.

             Diligence, presentment for payment, notice of dishonor, protest and notice of any kind (other than as explicitly required by the Amended and Restated Credit Agreement) are hereby waived.

             THIS NOTE IS MADE AND DELIVERED IN THE STATE OF NORTH CAROLINA AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF
THE STATE OF NORTH CAROLINA.

             The Debt evidenced by this Note is senior in right of payment to all Subordinated Debt referred to in the Credit Agreement.

             [This Note is an amendment and restatement of, and not a prepayment of, the Revolving Credit Note payable by the Borrowers to the order of the Bank pursuant to the Original Credit Agreement.]

/FN

     Included in Notes of Original Lenders only.

             IN WITNESS WHEREOF, the Borrowers have caused this Note to be executed under seal by a duly authorized officer as of the day and year first above written.

                                  EXECUTION
The Borrower

THE COMMON SEAL of        )
ACC LONG DISTANCE         )
U.K., LTD. was            )
hereunto affixed          )
to this deed              )
in the presence of:       )


Director: ____________________________

Full Name: ___________________________

Director/
Secretary: ___________________________

Full Name: ___________________________

                                 EXHIBIT A-3
                                      to
                    Amended and Restated Credit Agreement
                         dated as of January 14, 1997
                                 by and among
              ACC Corp. and certain Subsidiaries, as Borrowers,
                           ACC Corp., as Guarantor,
                          the Lenders party thereto,
                First Union National Bank of North Carolina,
                 as Managing Agent and Administrative Agent,
                                     and
                             Fleet National Bank,
                  as Managing Agent and Documentation Agent


                            REVOLVING CREDIT NOTE


$___________                                                    _____ __, 1997
(or the equivalent
thereof described
below)

             FOR VALUE RECEIVED, the undersigned, ACC TELENTERPRISES LTD., a corporation organized under the laws of Ontario, and any other
Canadian Borrower party to the Amended and Restated Credit Agreement hereinafter referred to (the "Borrowers"), hereby jointly and severally (subject to Section 2.9 of the Amended and Restated Credit Agreement) promise to pay to the order of __________________________ (the "Bank"), at the times, at the place and in the manner provided in such Amended and Restated Credit Agreement, the principal sum of up to ______________________ Dollars ($___________), (or the applicable
Alternative Currency Amount then outstanding under this Note) or, if less, the aggregate unpaid principal amount of all Loans disbursed to the Borrowers by the Lenders under such Amended and Restated Credit Agreement, together with interest at the rates as in effect from time to time with respect to each portion of the principal amount hereof, determined and payable as provided in Article IV of such Amended and Restated Credit Agreement.

             This Note is a Note referred to in, and is entitled to the benefits of, the Amended and Restated Credit Agreement dated as of _____ __, 1997 (as further amended, restated or otherwise modified (the "Amended and Restated Credit Agreement") by and among ACC Corp. and certain Subsidiaries, as Borrowers, ACC Corp., as Guarantor, the Lenders party thereto, First Union National Bank of North Carolina, as Managing Agent and Administrative Agent, and Fleet National Bank, as Managing Agent and Documentation Agent. The Amended and Restated Credit Agreement contains, among other things, provisions for the time, place and manner of payment of this Note, the determination of the interest rate borne by and fees payable in respect of this Note, acceleration of the payment of this Note upon the happening of certain stated events and the mandatory repayment of this Note under certain circumstances. All capitalized terms used herein and not otherwise defined herein shall have the meaning assigned thereto in the Amended and Restated Credit Agreement.

             The Borrowers agree to pay on demand all costs of collection, including reasonable attorneys' fees, if any part of this Note, principal or interest, is collected after maturity with the aid of an attorney.

             Diligence, presentment for payment, notice of dishonor, protest and notice of any kind (other than as explicitly required by the Amended and Restated Credit Agreement) are hereby waived.

             THIS NOTE IS MADE AND DELIVERED IN THE STATE OF NORTH CAROLINA AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF
THE STATE OF NORTH CAROLINA.

             The Debt evidenced by this Note is senior in right of payment to all Subordinated Debt referred to in the Credit Agreement.

             IN WITNESS WHEREOF, the Borrowers have caused this Note to be executed under seal by a duly authorized officer as of the day and year first above written.

                                           ACC TELENTERPRISES LTD.
[CORPORATE SEAL]

                                           By: _____________________________
                                              Name:_________________________
                                              Title:________________________

                                EXHIBIT A-4
                                     to
                   Amended and Restated Credit Agreement
                        dated as of January 14, 1997
                                by and among
             ACC Corp. and certain Subsidiaries, as Borrowers,
                          ACC Corp., as Guarantor,
                         the Lenders party thereto,
               First Union National Bank of North Carolina,
                as Managing Agent and Administrative Agent,
                                    and
                            Fleet National Bank,
                 as Managing Agent and Documentation Agent



                               SWINGLINE NOTE

$                                                      _____________ ___, 1997

             FOR VALUE RECEIVED, the undersigned, ACC CORP., a corporation organized under the laws of Delaware, ACC LONG DISTANCE CORP., a corporation organized under the laws of New York, ACC NATIONAL TELECOM CORP., a corporation organized under the laws of Delaware, ACC LONG DISTANCE OF MASSACHUSETTS CORP., a corporation organized under the laws of Delaware, ACC RADIO CORP., a corporation organized under the laws of New York, ACC NATIONAL LONG DISTANCE CORP., a corporation organized under the laws of Delaware and any other Domestic Borrower party to the Amended and Restated Credit Agreement hereinafter referred to (the "Borrowers"), hereby jointly and severally promise to pay to the order of _____________________ (the "Bank"), at the times, at the place and in the manner provided in such Amended and Restated Credit Agreement, the principal sum of up to Three Million Dollars ($3,000,000), or, if less, the aggregate unpaid principal amount of all Swingline Loans disbursed by the Bank under such Amended and Restated Credit Agreement, together with interest at the rates as in effect from time to time with respect to each portion of the principal amount hereof, determined and payable as provided in Article IV of such Amended and Restated Credit Agreement.

             This Note is the Swingline Note referred to in, and is entitled to the benefits of, the Amended and Restated Credit Agreement dated as of ____________, 1997 (as amended, restated or otherwise modified, the "Amended and Restated Credit Agreement") by and among ACC Corp. and certain Subsidiaries thereof, as Borrowers, ACC Corp., as Guarantor, the Lenders party thereto, First Union National Bank of North Carolina, as Managing Agent and Administrative Agent, and Fleet National Bank, as Managing Agent and Documentation Agent. The Amended and Restated Credit Agreement contains, among other things, provisions for the time, place and manner of payment of this Note, the determination of the interest rate borne by and fees payable in respect of this Note, acceleration of the payment of this Note upon the happening of certain stated events and the mandatory repayment of this Note under certain circumstances. All capitalized terms used herein and not otherwise defined herein shall have the meaning assigned thereto in the Amended and Restated Credit Agreement.

             The Borrowers agree to pay on demand all costs of collection, including reasonable attorneys' fees, if any part of this Note, principal or interest, is collected after maturity with the aid of an attorney.

             Diligence, presentment for payment, notice of dishonor, protest and notice of any kind (other than as explicitly required by the Amended and Restated Credit Agreement) are hereby waived.

             THIS NOTE IS MADE AND DELIVERED IN THE STATE OF NORTH CAROLINA AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF
THE STATE OF NORTH CAROLINA.

             The Debt evidenced by this Note is senior in right of payment to all Subordinated Debt referred to in the Credit Agreement.

             IN WITNESS WHEREOF, the Borrowers have caused this Note to be executed under seal by a duly authorized officer as of the day and year first above written.

                                           ACC CORP.

[CORPORATE SEAL]

                                           By: _____________________________
                                              Name:_________________________
                                              Title:________________________


                                           ACC LONG DISTANCE CORP.

[CORPORATE SEAL]

                                           By: _____________________________
                                              Name:_________________________
                                              Title:________________________

                                           ACC NATIONAL TELECOM CORP.

[CORPORATE SEAL]

                                           By: _____________________________
                                              Name:_________________________
                                              Title:________________________


                                           ACC LONG DISTANCE OF MASSACHUSETTS
                                           CORP.

[CORPORATE SEAL]

                                           By: _____________________________
                                              Name:_________________________
                                              Title:________________________


                                           ACC GLOBAL CORP.

[CORPORATE SEAL]

                                           By: _____________________________
                                              Name:_________________________
                                              Title:________________________


                                           ACC RADIO CORP.

[CORPORATE SEAL]

                                           By: _____________________________
                                              Name:_________________________
                                              Title:________________________


                                           ACC NATIONAL LONG DISTANCE CORP.

[CORPORATE SEAL]

                                           By: _____________________________
                                              Name:_________________________
                                              Title:________________________

                                  EXHIBIT B
                                      to
                    Amended and Restated Credit Agreement
                         dated as of January 14, 1997
                                 by and among
              ACC Corp. and certain Subsidiaries, as Borrowers,
                           ACC Corp., as Guarantor,
                          the Lenders party thereto,
                First Union National Bank of North Carolina,
                 as Managing Agent and Administrative Agent,
                                     and
                             Fleet National Bank,
                  as Managing Agent and Documentation Agent


                             NOTICE OF BORROWING


First Union National Bank
 of North Carolina, as Managing Agent
 and Administrative Agent
One First Union Center
301 South College Street, TW-10
Charlotte, North Carolina 28288-0608
Attn: Syndication Agency Services

Ladies and Gentlemen:

        This irrevocable Notice of Borrowing is delivered to you by the undersigned Borrower(s) under Section 2.3(a) of the Amended and Restated Credit Agreement dated as of _____ __, 1997 (as amended, restated or otherwise modified, the "Amended and Restated Credit Agreement"), by and among ACC Corp. and certain Subsidiaries, as Borrowers, ACC Corp., as Guarantor, the Lenders party thereto, First Union National Bank of North Carolina, as Managing Agent and Administrative Agent, and Fleet National Bank, as Managing Agent and Documentation Agent.

        1. ACC Corp. on behalf of the [Domestic Borrowers] [Canadian Borrowers] [U.K. Borrowers] hereby requests that the Lenders make a Loan denominated in [Dollars] [Canadian Dollars] [Sterling] in the aggregate principal amount of $___________ (the "Loan"). (Insert applicable Borrowers and Permitted Currency therefor in accordance with Section 2.1 or 2.2(a), as applicable, and a minimum amount in accordance with Section 2.3)

        2. ACC Corp. on behalf of the applicable Borrowers hereby requests that the Loan be made on the following Business Day:
_____________________. (Complete with a date (A) on or prior to the same Business Day of this notice for each Swingline Loan, (B) at least one Business Day after the date of this notice for each Base Rate Loan denominated in Dollars, (C) at least two Business Days after the date of this notice for each Base Rate Loan denominated in an Alternative Currency, (D) at least three (3) Business Days after the date of this notice for each LIBOR Rate
Loan denominated in Dollars and (E) at least four (4) Business Days after the date of this notice for each LIBOR Rate Loan to be denominated in an Alternative Currency.)

        3. ACC Corp. on behalf of the applicable Borrowers hereby requests that the Loan be a __________________ Loan. (Complete with either "Revolving Credit" or "Swingline" in accordance with 2.3.)

        4. ACC Corp. on behalf of the applicable Borrowers hereby requests that the Loan bear interest at the following interest rate, plus the Applicable Margin, as set forth below:

                                                                  Termination
                                                                  Date for
Principal                         Interest                        Interest
Component       Interest          Period                          Period (if
of Loan           Rate            (LIBOR Rate only)               applicable)

                [Base Rate
                or LIBOR
                Rate]             [One, two, three
                                  or six months]



        5. The principal amount of all Loans outstanding as of the date hereof (including the requested Loan) does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Amended and Restated Credit Agreement.

        6. All of the conditions applicable to the Loan requested herein as set forth in the Amended and Restated Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Loan.

        7. No Default or Event of Default exists, and none will exist upon the making of the Loan requested herein.

        8. All capitalized undefined terms used herein have the meanings assigned thereto in the Amended and Restated Credit Agreement.

/FN

     Revolving Credit Loans denominated in Dollars may bear interest at the Base Rate or LIBOR Rate; Revolving credit Loans denominated in an Alternative Currency shall bear interest at the LIBOR Rate; and Swingline Loans shall bear interest at the Base Rate, in each case plus the Applicable margin in accordance with Section 4.1.

        IN WITNESS WHEREOF, the undersigned has executed this Notice of Borrowing this ____ day of _______, 19__.


                                      ACC CORP.


                                      By: __________________________________
                                         Name:______________________________
                                         Title:_____________________________

                                  EXHIBIT C
                                      to
                    Amended and Restated Credit Agreement
                         dated as of January 14, 1997
                                 by and among
              ACC Corp. and certain Subsidiaries, as Borrowers,
                           ACC Corp., as Guarantor,
                          the Lenders party thereto,
                First Union National Bank of North Carolina,
                 as Managing Agent and Administrative Agent,
                                     and
                             Fleet National Bank,
                  as Managing Agent and Documentation Agent


                             NOTICE OF PREPAYMENT


First Union National Bank
 of North Carolina, as Managing Agent
 and Administrative Agent
One First Union Center
301 South College Street, TW-10
Charlotte, North Carolina 28288-0608
Attn: Syndication Agency Services

Ladies and Gentlemen:

        This irrevocable Notice of Prepayment is delivered to you by ____________________________, a corporation organized under the laws of
_______________ (the "Borrower"), under Section 2.4(d) of the Amended and Restated Credit Agreement dated as of _____________ ___, 1997 as amended, restated or otherwise modified (the "Amended and Restated Credit Agreement"), by and among ACC Corp. and certain Subsidiaries, as Borrowers, ACC Corp., as Guarantor, the Lenders party thereto, First Union National Bank of North Carolina, as Managing Agent and Administrative Agent, and Fleet National Bank, as Managing Agent and Documentation Agent.

        1. ACC Corp. hereby provides notice to the Agent that the [Insert Domestic Borrowers, Canadian Borrowers or U.K. Borrowers, as applicable] shall repay the following [Base Rate Loans] and/or [LIBOR Rate Loans] :
____________________.

        2. The [Insert Domestic Borrowers, Canadian Borrowers or U.K. Borrowers, as applicable] shall repay the above referenced Loans on the following Business Day: _______________.

        3. All capitalized undefined terms used herein have the meanings assigned thereto in the Amended and Restated Credit Agreement.


        IN WITNESS WHEREOF, the undersigned has executed this Notice of Prepayment this ____ day of _______, 19__.


                                           ACC CORP.
[CORPORATE SEAL]

                                           By:_____________________________
                                              Name:________________________
                                              Title:_______________________

/FN
     Complete with an amount in accordance with Section 2.4(d) of the Amended and Restated Credit Agreement.

/FN
     Complete with a Business Day in accordance with Section 2.4(d) of the Amended and Restated Credit Agreement.

                                  EXHIBIT D
                                      to
                    Amended and Restated Credit Agreement
                         dated as of January 14, 1997
                                 by and among
              ACC Corp. and certain Subsidiaries, as Borrowers,
                           ACC Corp., as Guarantor,
                          the Lenders party thereto,
                First Union National Bank of North Carolina,
                 as Managing Agent and Administrative Agent,
                                     and
                             Fleet National Bank,
                  as Managing Agent and Documentation Agent


                      NOTICE OF CONVERSION/CONTINUATION


First Union National Bank
 of North Carolina, as Managing Agent
 and Administrative Agent
One First Union Center, TW-10
301 South College Street
Charlotte, North Carolina 28288-0608
Attn:  Syndication Agency Services

Ladies and Gentlemen:

        This irrevocable Notice of Conversion/Continuation is delivered to you by ACC Corp. on behalf of [Insert Domestic Borrowers, Canadian Borrowers or U.K. Borrowers, as applicable] under Section 4.2 of the
Amended and Restated Credit Agreement dated as of __________   , 1997
(as amended, restated or otherwise modified, the "Amended and Restated Credit Agreement"), by and among ACC Corp. and certain Subsidiaries, as Borrowers, ACC Corp., as Guarantor, the Lenders party thereto, First
Union National Bank of North Carolina, as Managing Agent and Administrative Agent, and Fleet National Bank, as Managing Agent and Documentation Agent.

/FN
     This Notice is applicable only to Revolving Credit Loans.

         1. This Notice of Conversion/Continuation is submitted for the purpose of: (Check one and complete applicable information in accordance with
 Section 4.2.)

         / / Converting a Base Rate Loan into a LIBOR Rate Loan denominated in Dollars

             (a) The aggregate outstanding principal balance of such Loan is $_______________.

             (b) The principal amount of such Loan to be converted is $_______________.

             (c) The requested effective date of the conversion of such Loan is _______________.

             (d) The requested Interest Period applicable to the converted Loan is _______________.

         / / Converting a LIBOR Rate Loan denominated in Dollars into a
             Base Rate Loan

             (a) The aggregate outstanding principal balance of such Loan is $_______________.

             (b) The last day of the current Interest Period for such Loan is _______________.

             (c) The principal amount of such Loan to be converted is $_______________.

             (d) The requested effective date of the conversion of such Loan is _______________.

         / / Continuing a LIBOR Rate Loan as a LIBOR Rate Loan

             (a) Such Loan is denominated in [Insert Permitted Currency] and the Dollar Amount of aggregate outstanding principal balance of such Loan is $_______________.

             (b) The last day of the current Interest Period for such Loan is _______________.

             (c) The principal amount of such Loan to be continued is $_______________.

             (d) The requested effective date of the continuation of such Loan is _______________.

             (e) The requested Interest Period applicable to the continued Loan is _______________.

         2. The principal amount of all Loans outstanding as of the date hereof does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Amended and Restated Credit Agreement.

         3. All of the conditions applicable to the conversion or continuation of the Loan requested herein as set forth in the Amended and Restated Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Loan.

         4. No Default or Event of Default exists, and none will exist upon the conversion or continuation of the Loan requested herein.

         5. All capitalized undefined terms used herein have the meanings assigned thereto in the Amended and Restated Credit Agreement.

        IN WITNESS WHEREOF, the undersigned has executed this Notice of Conversion/Continuation this ____ day of __________, 19__.


                                      ACC CORP.



                                      By: __________________________________
                                         Name:______________________________
                                         Title:_____________________________

                                  EXHIBIT E
                                      to
                    Amended and Restated Credit Agreement
                         dated as of January 14, 1997
                                 by and among
              ACC Corp. and certain Subsidiaries, as Borrowers,
                           ACC Corp., as Guarantor,
                          the Lenders party thereto,
                First Union National Bank of North Carolina,
                 as Managing Agent and Administrative Agent,
                                     and
                             Fleet National Bank,
                  as Managing Agent and Documentation Agent

                       OFFICER'S COMPLIANCE CERTIFICATE


        The undersigned, on behalf of ACC Corp., a corporation organized under the laws of Delaware (the "Borrower"), hereby certifies to First Union National Bank of North Carolina, as Managing Agent and
Administrative Agent ("First Union"), and Fleet National Bank, as
Managing Agent and Documentation Agent ("Fleet"), as follows:

        1.   This Certificate is delivered to you pursuant to Section 7.2
of the Amended and Restated Credit Agreement dated as of _____   , 1997
(as amended, restated or otherwise modified, the "Amended and Restated Credit Agreement"), by and among the Borrower, and certain Subsidiaries, as Borrowers, ACC Corp., as Guarantor ("ACC"), the Lenders party thereto, First Union National Bank of North Carolina, as Managing Agent and Administrative Agent, and Fleet National Bank, as Managing Agent and Documentation Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Amended and Restated Credit Agreement.

        2. I have reviewed the financial statements of ACC and its Subsidiaries dated as of _______________ and for the _______________ period[s] then ended and such statements fairly present the financial condition of ACC and its Subsidiaries, as applicable, as of the dates indicated and the results of their operations and cash flows for the period[s] indicated.

        3. I have reviewed the terms of the Amended and Restated Credit Agreement, the Notes and the related Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of ACC and its Subsidiaries during the accounting period covered by the financial statements referred to in Paragraph 2 above. Such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default or an Event of Default, nor do I have any knowledge of the existence of any such condition or event as at the date of this Certificate [except, [if such condition or event existed or exists, describe the nature and period of existence thereof and what action the Borrowers have taken, are taking and propose to take with respect thereto]].

        4. Excess Cash Flow, the Applicable Margin and calculations determining such figures are set forth on the attached Schedule 1 and the Borrowers and their Subsidiaries are in compliance with the covenants contained in Article IX of the Amended and Restated Credit Agreement as shown on such Schedule 1 and the Borrowers and their Subsidiaries are in compliance with the other covenants and restrictions contained in Articles VIII and X of the Amended and Restated Credit Agreement.


        WITNESS the following signature as of the _____ day of _________, 199_.


                                      ACC CORP.



                                      By: __________________________________
                                         Name:______________________________
                                         Title:_____________________________

                                  Schedule 1

A.      Leverage Ratio

        1.   Total Debt as of the immediately
             preceding fiscal quarter end            1 _______

        2.   Operating Cash Flow for the
             period of [two (2) quarters ending
             on such fiscal quarter end times
             two (2)] or [four (4) consecutive
             fiscal quarters ending on such
             fiscal quarter end]

             (a)  Net Income
                  for such period                2(a) _______

             (b)  Plus:  The sum of the
                  following for such period
                  to the extent deducted in
                  the determination of such
                  Net Income:  (i) income
                  and franchise taxes, (ii)
                  Interest Expense, and
                  (iii) amortization and
                  depreciation and other
                  non-cash charges              2(b) _______

             (c)  Less:  The sum of the
                  following for such period:
                  (i) interest income, (ii)
                  non-cash income, (iii)
                  capitalized internally
                  generated software costs
                  and expenses (provided that
                  capitalized software costs
                  relating to billing systems shall
                  be amortized over a period not
                  to exceed 7 years) and (iv) (any
                  items of gain (or plus any
                  non-cash items of loss)
                  included in the determi-
                  nation of Net Income and
                  not realized in the ordinary
                  course of business              2(c) _______

/FN
     Delete brackets in Schedule 1 in accordance with Article IX of the Amended and Restated Credit Agreement.

             (d)  Add lines 2(a) and 2(b)
                  and subtract line 2(c)          2(d) _______

        3.   Leverage Ratio:  Divide line 1
             by line 2(d)                                         3 _______

        4.   Maximum Ratio Permitted by
             Section 9.1 as of the date
             hereof                                               4 _______


B.      Pro Forma Debt Service Coverage Ratio

        1.   Operating Cash Flow for the
             period of [two (2) quarters ending
             on such fiscal quarter end times
             two (2)] or [four (4) consecutive
             fiscal quarters ending on such
             fiscal quarter end](from line 2(d)
             of Part A)                                          1 _______

        2.   Pro Forma Debt Service:  The sum of the
             following calculated without
             duplication on a Consolidated pro forma
             basis for the immediately succeeding
             period of four (4) consecutive fiscal
             quarters

             (a)  All payments of principal
                  or similar amounts required
                  to be paid with respect to
                  Total Debt                       2(a) _______

             (b)  Plus:  Interest Expense
                                                   2(b) _______

             (c)  Add lines 2(a) and 2(b)          2(c) _______


        3.   Pro Forma Debt Service Coverage Ratio:
             Divide line 1 by line 2(c)                           3 _______

        4.   Minimum Permitted Ratio per
             Section 9.2                                            1.50 to
                                                                     1.00.

/FN
     Delete brackets in Schedule 1 in accordance with Article IX of the Amended and Restated Credit Agreement.

C.      Fixed Charge Coverage Ratio

        1.   Operating Cash Flow for the
             period of [two (2) quarters ending
             on such fiscal quarter end times
             two (2)] or [four (4) consecutive
             fiscal quarters ending on such
             fiscal quarter end] (from line 2(d)
             of Part A)                                            1 _______


        2.   Fixed Charges for such period.

             (a)  All principal payments or
                  similar amounts required to
                  be paid respect to Total
                  Debt during such period           2(a) _______

             (b)  Plus:  Interest Expense
                  required to be paid               2(b) _______
                  during such period

             (c)  Plus:  Total cash dividends
                  or distributions
                  paid or payable by ACC during
                  such period                       2(c) _______

             (d)  Plus:  All payments in
                  respect of any retirement,
                  redemption or other acqui-
                  sition of the capital stock
                  of ACC and its Subsidiaries       2(d) _______
                  consummated during such period

             (e)  Plus: All Capital Expenditures
                  during such period                2(e) _______

             (f)  Plus: All income and franchise
                  taxes paid or payable in cash
                  during such period                2(f) _______

             (g)  Add lines 2(a), 2(b), 2(c),
                  2(d), 2(e) and 2(f)               2(g) _______

/FN
     Delete brackets in Schedule 1 in accordance with Article IX of the Amended and Restated Credit Agreement.

        3.   Fixed Charge Coverage Ratio:
             Divide line 1 by line 2(g)                           3 _______

        6.   Maximum Permitted Ratio per
             Section 9.3                                            1.15 to
                                                                    1.00

D.      Net Worth

        1.   Fifty percent (50%) of Consol-
             idated Net Income of ACC and its
             Subsidiaries

             (a)  Less total debits with respect to
                  deferred interest payments
                  recorded for the Fleet Venture
                  Investment for such period
                  (not to exceed $1,200,000)
                  as of each fiscal quarter
                  end occurring after the
                  Closing Date                            1 _______

        2.   One hundred percent (100%) of
             the aggregate net cash proceeds
             of any offering of capital stock of
             ACC or any of its Wholly-Owned Subsidiaries
             received thereby after the Closing
             Date                                        2 _______

        3.   Minimum Net Worth:  Add
             $95,000,000, line 1, and
             line 2                                                3 _______

        4.   Actual Net Worth                                      4 _______


E.      Excess Cash Flow

        For any Fiscal Year of ACC and its
        Subsidiaries, on a Consolidated basis

        1.   Operating Cash Flow for such period                1 __________

             (a)  Plus Net Working Capital
                   (if negative),                   ___________

             (b)  Less the sum of:

                  (i) Fixed Charges                 ___________

                  (ii) Net Working Capital
                              (if positive)         ____________

                  (iii) Any payments to the Managing
                             Agents pursuant to the
                             Letter Agreement       ____________

             Total                                             ____________

G.      Applicable Margin

        1.   Leverage Ratio (as calculated
             in Part A above)                                     1 _______

        2.   Applicable Margin per Section
             4.1                                                  2 _______

                                  EXHIBIT F
                                      to
                    Amended and Restated Credit Agreement
                         dated as of January 14, 1997
                                 by and among
              ACC Corp. and certain Subsidiaries, as Borrowers,
                           ACC Corp., as Guarantor,
                          the Lenders party thereto,
                First Union National Bank of North Carolina,
                 as Managing Agent and Administrative Agent,
                                     and
                             Fleet National Bank,
                  as Managing Agent and Documentation Agent

                        NOTICE OF ACCOUNT DESIGNATION

                               Dated _________


First Union National Bank
 of North Carolina, as Managing Agent
 and Administrative Agent
One First Union Center, TW-10
301 South College Street
Charlotte, North Carolina 28288-0608
Attn:  Syndication Agency Services

Ladies and Gentlemen:

        This Notice of Account Designation is delivered to you by ACC Corp. on behalf of the Borrowers under Section 5.2(f)(i) of the Amended and Restated Credit Agreement dated as of _______ ___, 1997 (as amended, restated or otherwise modified, the "Amended and Restated Credit
Agreement") by and among ACC Corp. and certain Subsidiaries, as Borrowers, ACC Corp., as Guarantor, the Lenders party thereto, First
Union National Bank of North Carolina, as Managing Agent and
Administrative Agent, and Fleet National Bank, as Managing Agent and Documentation Agent.

        The Agent is hereby authorized to disburse Loan proceeds to the following Borrowers into the corresponding account(s):

Domestic Borrowers          [Insert name of bank/
                             ABA Routing Number/
                             and Account Number]


Canadian Borrowers          [Insert name of bank/
                             ABA Routing Number/
                             and Account Number]


U.K. Borrowers              [Insert name of bank/
                             ABA Routing Number/
                             and Account Number]


        IN WITNESS WHEREOF, the undersigned has executed this Notice of Account Designation this _____ day of _______, 19__.


[CORPORATE SEAL]                      ACC CORP.



                                      By:  ________________________________
                                           Name:  _________________________
                                           Title: _________________________

                                  EXHIBIT G
                                      to
                    Amended and Restated Credit Agreement
                         dated as of January 14, 1997
                                 by and among
              ACC Corp. and certain Subsidiaries, as Borrowers,
                           ACC Corp., as Guarantor,
                          the Lenders party thereto,
                First Union National Bank of North Carolina,
                 as Managing Agent and Administrative Agent,
                                     and
                             Fleet National Bank,
                  as Managing Agent and Documentation Agent

                          ASSIGNMENT AND ACCEPTANCE

                               Dated _________

        Reference is made to the Amended and Restated Credit Agreement dated as of _________ ___, 1997 (as further amended, restated or otherwise modified, the "Amended and Restated Credit Agreement"), by and among ACC Corp. and certain Subsidiaries, as Borrowers, ACC Corp., as Guarantor, the Lenders party thereto, First Union National Bank of North Carolina, as Managing Agent and Administrative Agent, and Fleet National Bank, as Managing Agent and Documentation Agent. Capitalized terms which are defined in the Amended and Restated Credit Agreement and which are used herein without definition shall have the same meanings herein as in the Amended and Restated Credit Agreement.

        ______________________________________ (the "Assignor") and
____________________________________ (the "Assignee") agree as follows:

        1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, as of the Effective Date (as defined below), a ____% interest (the "Assigned Interest") in and to all of the Assignor's interests, rights and obligations under the Amended and Restated Credit Agreement, and the Assignor thereby retains ____% of its interest therein (the "Retained Interest"). This Assignment and Acceptance is entered pursuant to, and authorized by, Section 14.10 of the Amended and Restated Credit
Agreement.

        2. The Assignor (a) represents that, as of the date hereof, (i) its Commitment Percentage (without giving effect to assignments thereof which have not yet become effective) under the Amended and Restated Credit Agreement, (ii) the outstanding balance of its Revolving Credit Loans (unreduced by any assignments thereof which have not yet become effective) under the Amended and Restated Credit Agreement, (iii) the outstanding balance of its Swingline Loans (unreduced by any assignments thereof which have not yet become effective), and (iv) the outstanding balance of its Commitment Percentage of the L/C Obligations (unreduced by any assignments thereof which have not yet become effective) are each set forth in Section 2 of Schedule I hereto; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Amended and Restated Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Amended and Restated Credit Agreement or any other instrument or document furnished pursuant thereto, other than that the Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their obligations under the Amended and Restated Credit Agreement or any other Loan Document; and (d) attaches the Revolving Credit Note [and/or any Swingline Note, as applicable] delivered to it under the Amended and Restated Credit Agreement and requests that the Borrowers exchange such [Note][Notes] for new Notes payable to each of the Assignor and the Assignee as follows:

        Revolving Credit Note
        Payable to the Order of:                Principal Amount of Note:

        ______________________                       $_________


        ______________________                       $_________

        Swingline Note
        Payable to the Order of:                Principal Amount of Note:

        ______________________                       $_________

        3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Amended and Restated Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor or any other Lender or the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Amended and Restated Credit Agreement; (d) confirms that it is an Eligible Assignee; (e) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Amended and Restated Credit Agreement and the other Loan Documents as are delegated to the agent by the terms thereof, together with such powers as are reasonably incidental thereto; (f) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Amended and Restated Credit Agreement and the other Loan Documents are required to be performed by it as a Lender; and (g) agrees that it will keep confidential all non-public information with respect to the Borrowers obtained pursuant to the Loan Documents in accordance with Section 14.10(g) of the Amended and Restated Credit Agreement.

        4. The effective date for this Assignment and Acceptance shall be as set forth in Section 1 of Schedule I hereto (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for consent thereby and by the Borrowers and acceptance and recording in the Register.

        5. Upon such consents, acceptance and recording, from and after the Effective Date, (i) the Assignee shall be a party to the Amended and Restated Credit Agreement and the other Loan Documents to which Lenders are parties and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender under each such agreement, and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Amended and Restated Credit Agreement and the other Loan Documents.

        6. Upon such consents, acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

        7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE DEEMED TO BE A CONTRACT UNDER SEAL AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

                                           ASSIGNOR
                                           _________________________________

                                           Commitment Percentage ____%

                                           By:______________________________
                                           Title:___________________________


                                           ASSIGNEE
                                           _________________________________

                                           Commitment Percentage ____%


                                           By:______________________________
                                           Title:___________________________


Acknowledged and Consented to:

FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as Managing Agent and Administrative Agent


By:____________________________________
   Title:______________________________



[ACC CORP., on behalf of itself and the other Borrowers]

By:____________________________________
   Title:______________________________

                                  Schedule I
                                      to
                          Assignment and Acceptance

1.      Effective Date                           _________________, ____

2.      Assignor's Interest
        Prior to Assignment

        (a)  Commitment Percentage
             of Assignor                                         ______%

        (b)  Outstanding balance
             of Assignor's
             Revolving Credit Loans                        $____________

        (c)  Outstanding balance of
             Assignor's Swingline
             Loans                                         $____________

        (d)  Outstanding balance of
             Assignor's Commitment
             Percentage of the L/C
             Obligations                                   $____________

3.      Assigned Interest
        (from Section 1)                                          ______%

4.      Assignee's Extensions of Credit
        After Effective Date

        (a)  Outstanding balance of
             Assignee's Revolving
             Credit Loans
             (line 2(b) times line 3)                      $____________

        (b)  Outstanding balance of Assignee's
             Commitment Percentage of L/C
             Obligations (line 2(c) times
             line 3)                                       $____________


5.      Retained Interest of Assignor after
        Effective Date

        (a)  Retained Interest (from Section 1)                  ______%

        (b)  Outstanding balance of Assignor's
             Revolving Credit Loans
             (line 2(b) times line 5(a))                  $_____________

        (c)  Outstanding balance of Assignor's
             Commitment Percentage of L/C
             Obligations (line 2(c) times
             line 5(a))                                   $_____________

6.      Payment Amount                                    $_____________

7.      Payment Instructions

        (a)  If payable to Assignor,
             to the account of Assignor to:

             _________________________________
             _________________________________
             _________________________________
             Routing No.:_____________________
             Account No.:_____________________
             Attn:____________________________
             Reference:_______________________

        (b)  If payable to Assignee, to the account
             of Assignee to:

             _________________________________
             _________________________________
             _________________________________
             Routing No.:_____________________
             Account No.:_____________________
             Attn:____________________________
             Reference:_______________________

                                  EXHIBIT L
                                      to
                    Amended and Restated Credit Agreement
                         dated as of January 14, 1997
                                 by and among
              ACC Corp. and certain Subsidiaries, as Borrowers,
                           ACC Corp., as Guarantor,
                          the Lenders party thereto,
                First Union National Bank of North Carolina,
                 as Managing Agent and Administrative Agent,
                                     and
                             Fleet National Bank,
                  as Managing Agent and Documentation Agent


                FORM OF AMENDED AND RESTATED JOINDER AGREEMENT

        THIS JOINDER AGREEMENT, dated as of the     day of _________, 1997
(the "Agreement), to the Amended and Restated Credit Agreement referred to below is entered into by and among ACC Corp. and certain
Subsidiaries, as Borrowers, ACC Corp., as Guarantor, the Lenders party thereto, First Union National Bank of North Carolina, as Managing Agent and Administrative Agent, and Fleet National Bank, as Managing Agent and Documentation Agent.


                             Statement of Purpose

        ACC Corp., ACC Long Distance Corp., ACC National Telecom Corp., ACC Long Distance of Massachusetts Corp., ACC Global Corp., ACC Radio Corp., ACC National Long Distance Corp., ACC Long Distance U.K., Ltd. and ACC TelEnterprises Ltd. are party to an Amended and Restated Credit
Agreement of even date (as amended, restated or otherwise modified, the "Amended and Restated Credit Agreement"), among such Borrowers, the
Lenders party thereto and First Union National Bank of North Carolina, as Managing Agent and Administrative Agent, and Fleet National Bank, as Managing Agent and Documentation Agent.

        [INSERT NAME OF ADDITIONAL BORROWER] (the "Company") has become a direct or indirect Material Subsidiary of ACC pursuant to [DESCRIBE ACQUISITION OR OTHER RELEVANT DOCUMENTS]. In connection with such transaction, the Company is required to execute, among other documents, a joinder agreement in order to become a Borrower under the Amended and Restated Credit Agreement.

        NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

        1.01 Joinder of Company.

        (a) Joinder. Pursuant to Section 8.12 of the Amended and Restated Credit Agreement, the Company hereby agrees that it is a [____________] Borrower under the Amended and Restated Credit Agreement as if a signatory thereof on the Closing Date, and the Company shall comply with and be subject to all of the terms, conditions, covenants, agreements and obligations set forth therein. [IF THE COMPANY IS A CANADIAN SUBSIDIARY, LANGUAGE SATISFACTORY TO THE MANAGING AGENTS SHALL BE
INSERTED PROVIDING FOR JOINT AND SEVERAL LIABILITY AMONG ALL OF THE CANADIAN BORROWERS FOR THE OBLIGATIONS OF THE CANADIAN BORROWERS, TO THE FULLEST EXTENT PERMITTED UNDER CANADIAN LAW.] The Company hereby agrees that each reference to any [_____________ Borrower] or [ ___________ Borrowers] or to any "Borrower" or the "Borrowers" in the Amended and Restated Credit Agreement shall include the Company. The Company acknowledges that it has received a copy of the Amended and Restated
Credit Agreement and that it has read and understands the terms thereof.

        (b) Schedules. Attached hereto are updated copies of each Schedule referenced in the Amended and Restated Credit Agreement revised to include all information required to be provided therein with respect to the Company.

        (c) Sublimit. Attached is a revised Schedule 1.2 to the Amended and Restated Credit Agreement which includes the Sublimit of the Company.

        2.01 Effectiveness. This Agreement shall become effective upon receipt by the Administrative Agent of (i) an originally executed corresponding Note for each Lender jointly executed by each applicable Borrower and the Company in exchange for the corresponding Notes issued on the Closing Date or the date of the most recent Joinder Agreement, as applicable, (ii) an originally executed counterpart hereof and (iii) supplements to the applicable Security Documents and each other agreement or document requested by the Administrative Agent in accordance with Section 8.12.

        4.01 General Provisions.

        (a) Representations and Warranties. Each Borrower hereby confirms that each representation and warranty made by it under the Loan
Documents is true and correct in all material respects as of the date hereof and that no Default or Event of Default has occurred and is continuing under the Amended and Restated Credit Agreement, except for any deviations from such representations and warranties expressly permitted by the Amended and Restated Credit Agreement and except for any waivers of such representations and warranties granted by the Required Lenders in writing. Each such Borrower hereby represents and warrants that as of the date hereof there are no claims or offsets against or defenses or counterclaims to their respective obligations under the Amended and Restated Credit Agreement or any other Loan
Document.

        (b) Limited Effect. Except as supplemented hereby, the Amended and Restated Credit Agreement and each other Loan Document shall continue to be, and shall remain, in full force and effect. This Agreement shall not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Amended and Restated Credit Agreement or (ii) to prejudice any right or rights which the Agents or Lenders may now have or may have in the future under or in connection with the Amended and Restated Credit Agreement or the Loan Documents or any of the instruments or agreements referred to therein, as the same may be further amended, restated or otherwise modified.

        (c) Costs and Expenses. The Borrower who is the parent of the Company hereby agrees to pay or reimburse the Agent for all of its reasonable and customary out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Agreement including, without limitation, the reasonable fees and disbursements of counsel.

        (d) Counterparts. This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

        (e) Definitions. All capitalized terms used and not defined herein shall have the meanings given thereto in the Amended and Restated Credit Agreement.

        (f) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

/FN
     Insert Domestic, Canadian or U.K., as applicable.

        IN WITNESS WHEREOF the undersigned hereby causes this Agreement to be executed and delivered as of the date first above written.

                                           ACC LONG DISTANCE CORP.

[CORPORATE SEAL]

                                           By: ____________________________
                                           Name: __________________________
                                           Title:__________________________


                                           ACC NATIONAL TELECOM CORP.


[CORPORATE SEAL]

                                           By: ____________________________
                                           Name: __________________________
                                           Title:__________________________



                                           ACC LONG DISTANCE OF MASSACHUSETTS
                                           CORP.


[CORPORATE SEAL]

                                           By: ____________________________
                                           Name: __________________________
                                           Title:__________________________


                                           ACC RADIO CORP.

[CORPORATE SEAL]

                                           By: ____________________________
                                           Name: __________________________
                                           Title:__________________________

                                           ACC NATIONAL LONG DISTANCE CORP.


[CORPORATE SEAL]

                                           By: ____________________________
                                           Name: __________________________
                                           Title:__________________________


                                           ACC LONG DISTANCE U.K., LTD

[CORPORATE SEAL]

                                           By: ____________________________
                                           Name: __________________________
                                           Title:__________________________


                                           ACC TELENTERPRISES LTD.

[CORPORATE SEAL]

                                           By: ____________________________
                                           Name: __________________________
                                           Title:__________________________


                                           FIRST UNION NATIONAL BANK OF NORTH
                                           CAROLINA, as Lender, Managing Agent
                                           and Administrative Agent


                                           By: ____________________________
                                           Name: __________________________
                                           Title:__________________________



                                           FLEET NATIONAL BANK,
                                           as Lender, Managing Agent and
                                           Documentation Agent


                                           By: ____________________________
                                           Name: __________________________
                                           Title:__________________________

SCHEDULE                                      RESPONSIBLE DEPT.

Schedule 1.1:  Lenders and Commitments

Schedule 1.2:  Sublimits

Schedule 1.3:  Canadian Security Documents

Schedule 6.1(a):  Jurisdictions of            Legal/Regulatory
  Organization and Qualification

Schedule 6.1(b):  Subsidiaries and
  Capitalization                              Legal/Regulatory

Schedule 6.1(d):  Required Governmental
  Approvals                                   Legal/Regulatory

Schedule 6.1(h):  Employee Benefit Plan       Laurie Wiest-Corp.

Schedule 6.1(1):  Material Contracts          Legal/Regulatory
                                              Jack Baron
                                              Larry Dubow
                                              Pam Chesonis
                                              Sarah

Schedule 6.1(m):  Labor and Collective
  Bargaining Agreements                       NONE

Schedule 6.1(r):  Real Property               Sarah

Schedule 6.1(t):  Debt and Contingent
  Obligations                                 Finance
                                              Steve Mowers
                                              Deb Federation

Schedule 6.1(u):  Litigation                  Legal/Regulatory

Schedule 6.1(v):  Communications Licenses
  and Regulatory Approvals                    Legal/Regulatory

Schedule 10.3:  Existing Liens                Bob Roth/NHDD

Schedule 10.4:  Existing Loans,
  Advances and Investments                    Finance
                                              Steve Mowers
                                              Deb Federation

                    Schedule 1.1:  Lenders and Commitments


                                                       Commitment
Lender                                  Commitment     Percentage

First Union National Bank               $40,000,000        40%
  of North Carolina
One First Union Center, TW-10
301 S. College Street
Charlotte, North Carolina 28288-0608
Attention:  Syndication Agency
  Services
Telephone No.:  (704) 383-0281
Telecopy No.:  (704) 383-0288

Fleet National Bank                     $25,000,000        25%
75 State Street MABOF10C
Boston, Massachusetts 02109
Attention:
Telephone No.:  (617) 346-3766
Telecopy No.:  (617) 346-3777

Bank of Montreal                        $20,000,000        20%
430 Park Avenue
15th Floor
New York, New York 10022
Attention:  Media/Communications
Telephone No.:  (___) _____-_____
Telecopy No.:   (___) _____-_____

State Street Bank and Trust             $15,000,000        15%
  Company
225 Franklin Street
Boston, Massachusetts  02110-2804
Attention:
Telephone No.:  (___) _____-_____
Telecopy No.:   (___) _____-_____

                           Schedule 1.2:  Sublimits

Borrower                                Sublimit*

ACC Canada and any Additional           $30,000,000
Borrower who is a Canadian
Borrower

ACC U.K. and any Additional             $20,000,000
Borrower which is a U.K.
Borrower

ACC LEC                                 $15,000,000

ACC and any Additional                  $100,000,000 less
Borrower who is a Domestic              outstandings to all
Borrower                                other Borrowers




* The Sublimits may be revised upon the prior written consent of the Required Lenders.

                  Schedule 1.3:  Canadian Security Documents

(a)     Quebec Security Documents

        (i)    Hypothec by Canadian Borrower
        (ii)   Landlord Agreement re:  Montreal switch site
        (iii) Articles of Amalgamation of Canadian Borrower certified by appropriate Ontario governmental department

(b)     Ontario Security Documents

        (i)    Ontario Security Agreement by Canadian Borrower
        (ii)   Notice of Security Interest in Fixtures (Toronto Street)
        (iii)  Leasehold Mortgage (Dundas Street)
        (iv)   Landlord Agreement (Dundas Street)
        (v)    Acknowledgement of Standard Charge Terms (Dundas Street)
        (vi)   Letter of Credit (Dundas Street)
        (vii) Document General (Form 4) with an original notarial copy of the Articles of Amalgamation of the ACC Canada attached thereto (re: Dundas Street)
        (viii) Leasehold Mortgage (Toronto Street)
        (ix)   Acknowledgement of Standard Charge Terms (Toronto Street)
        (x)    Landlord Agreement (Toronto Street)
        (xi)   Letter of Credit (Toronto Street)
        (xii) Document General (Form 4) with an original notarial copy of the Articles of Amalgamation of ACC Canada attached thereto (re: Toronto Street)
        (xiii) Confirmation and Consent by ACC Canada to Share pledge by
               ACC
        (xiv) Resolutions of directors of ACC Canada authorizing Pledge by ACC

(c)     British Columbia Security Documents

        (i)    British Columbia Security Agreement by Canadian Borrower
        (ii)   Notice of Security Interest in Fixtures
        (iii) Unregistered Leasehold Mortgage (in registrable form) (re: switch site)
        (iv) Letter of Canadian Borrower authorizing insertion of information in registrable mortgage
        (v)    Equitable Mortgage
        (vi)   Landlord Agreement

      Schedule 6.1(a):  Jurisdictions of Organization and Qualification





                                                             Trade Names And
Names of U.S.         State and Date of         Foreign       Expiration Date,
Corporations          Incorporation          Qualifications       if any            FEIN

ACC Corp.             Delaware 4/9/87        NY 12/1/87       None              16-1175232

ACC Cellular Corp.    Delaware 1/15/92       None             None              16-1410583

ACC Credit Corp.      Delaware 1/10/94       NY 1/12/94       None              16-1477277

ACC Global Corp.      Delaware 11/10/92      NY 4/19/93       None              16-1367284

ACC Local Fiber Corp. New York 6/9/89        NY 6/9/89 NY:    ACC               16-1355362

ACC Long Distance
  Corp.               Delaware 10/25/93      None             None              ----------

ACC Long Distance
  Corp.               New York 2/4/87        MA 2/4/87 NY:    ACC Long          16-1291418
                                             Distance

ACC Long Distance of  Delaware 3/24/92       CT 4/23/92       CT:  ACC Long     16-1414774
Connecticut Corp.                            Distance

ACC Long Distance of  Delaware 10/20/93      GA 11/5/93       None              16-1453420
Georgia Corp.

ACC Long Distance of  Delaware 11/4/92       IL 1/31/92       IL:  ACC Long     16-1410587
Illinois Corp.                                                Distance

ACC Long Distance of  Delaware 12/9/93       ME 1/4/94        ME:  ACC Long     16-1456983
Maine Corp.                                                   Distance

ACC Long Distance of  Delaware 1/14/92       MA 2/10/92       MA:  ACC Long     16-1410586
Massachusetts Corp.                                           Distance

ACC Long Distance of  New Hampshire          None             NH:  ACC Long     16-1454296
New Hampshire Corp.   12/16/93                                Distance

ACC Long Distance of  Delaware 1/29/92       OH 2/25/92       OH:  ACC Long     16-1410579
Ohio Corp.                                                    Distance

ACC Long Distance of  Delaware 3/24/92       PA 4/23/92       PA:  ACC Long     16-1414777
Pennsylvania Corp.                                            Distance

ACC Long Distance of  Delaware 3/11/94       RI 10/6/94       RI:  ACC Long     16-1459351
Rhode Island Corp.                                            Distance

ACC Long Distance of  Delaware 12/9/93       VT 1/27/94       VT:  ACC Long     16-1456948
Vermont Corp.                                                 Distance

ACC Long Distance     Delaware 2/25/94       NY 4/19/94       NY:  ACC          16-1454370
Sales Corp.                                                   Marketing Media

ACC National Long     Delaware 10/25/93      See Attached     See Attached      16-1456981
Distance Corp.

ACC National Telecom  Delaware 10/6/93       NY 10/8/93       None              16-1455828
Corp.

ACC Network Corp.     New York 8/23/79       NY 8/23/79       None              16-1133852

ACC Radio Corp.       New York 2/4/57        MA 9/30/93       None              16-0880331
                                             NH 3/3/94
                                             PA 9/8/87

ACC Service Corp.     Delaware 12/16/92      NY 1/31/94       None              16-1456980

Cel Tel Corp.         Delaware 10/24/90      None             None              ----------

Danbury Cellular      Connecticut 2/14/85    NY 4/19/91       None              06-1167340
Telephone Co.

Teleprocessing        New York 12/4/81       None             None              16-1227839
Consultants, Inc.

United Bluegrass      Delaware 10/24/90      None             None              ----------
Cellular Corp.



Names of Non-U.S.                                Foreign
Corporations             Place and Date of       Qualifications        Trade Names
                           Incorporation
ACC TelEnterprises Ltd.  Ontario, CAN 1/1/97     Alberta, British      British Columbia:  ACC,
                                                 Columbia, Manitoba,   ACC Long Distance, One
                                                 New Brunswick,        Plus
                                                 Nova Scotia, Prince   Ontario:  ACC, ACC Long
                                                 Edward Island,        Distance, One Plus, One
                                                 Quebec                Plus Long Distance
                                                                       Telecommunications
                                                                       Quebec:  ACC, Interurbains ACC,
                                                                       Un Plus, Telecommunications
                                                                       Interurbains Un Plus

ACC Long Distance        France 11/10/94         None                  None
France, S.A.R.L.

ACC Long Distance        England 12/11/91        None                  None
UK Ltd.


        Schedule 6.1(a):  Jurisdictions of Organization and Qualification
                                   (Continued)

                       ACC NATIONAL LONG DISTANCE CORP.



                                  Date of Foreign   Trade Name and Expiration
             State                 Qualification          Date, if any

Alabama                           12/8/94           N/A

Arizona                           4/3/95            ACC Long Distance
                                                    Expires 3/31/00

Arkansas                          11/8/94           ACC Long Distance

California                        10/7/94           ACC Long Distance
                                                    Expires 10/12/99

Colorado                          10/6/94           ACC Long Distance

Delaware                          N/A               ACC Long Distance

District of Columbia              10/5/94           N/A

Florida                           10/6/94           ACC Long Distance
                                                    Expires 12/31/99

Idaho                             10/12/94          ACC Long Distance

Indiana                           10/17/94          ACC Long Distance

Iowa                              11/4/94           ACC Long Distance

Kansas                            4/3/95            N/A

Kentucky                          10/5/94           ACC Long Distance

Louisiana                         10/11/94          ACC Long Distance

Maryland                          10/5/94           ACC Long Distance
                                                    Expires 10/5/99

Michigan                          10/6/94           ACC Long Distance
                                                    Expires 12/31/99

Minnesota                         11/4/94           ACC Long Distance
                                                    Expires 11/4/04

Mississippi                       10/5/94           N/A

Missouri                          10/5/94           ACC Long Distance

Montana                           10/7/94           ACC Long Distance
                                                    Expires 10/31/99

Nebraska                          10/12/94          ACC Long Distance
                                                    Expires 10/12/04

Nevada                            10/5/94           ACC Long Distance

New Jersey                        12/6/94           ACC Long Distance
                                                    Expires 12/9/99

New Mexico                        10/11/94          N/A

North Carolina                    10/5/94           N/A

North Dakota                      10/12/94          ACC Long Distance
                                                    Expires 10/12/99

Oklahoma                          10/5/94           ACC Long Distance

Oregon                            10/5/94           ACC Long Distance

South Carolina                    11/7/94           ACC Long Distance

South Dakota                      10/11/94          ACC Long Distance

Tennessee                         10/5/94           ACC Long Distance
                                                    Expires 10/5/99

Texas                             10/7/94           ACC Long Distance

Utah                              10/5/94           ACC Long Distance
                                                    Expires 10/5/97

Virginia                          10/5/94           N/A

Washington                        10/6/94           ACC National Long
                                                    Distance Corp.

West Virginia                     10/28/94          ACC Long Distance

Wisconsin                         10/5/94           N/A

Wyoming                           10/5/94           N/A

              Schedule 6.1(b):  Subsidiaries and Capitalization

                                                      Shares
                            # Shares        Par       Issued &
                   Type     Authorized      Value     Outstanding    Shareholders

*ACC Corp.         Common   50,000,000     0.015      16,594,477    Publicly Traded

ACC Service Corp.  Common     3.000        0.000          1         ACC Corp.

*ACC Long Distance Common      200         0.000         200        ACC Corp.
Corp.

ACC Long Distance  Common     3,000        0.000          1         ACC National Long
Sales Corp.                                                         Distance Corp.

*ACC National Long Common     3,000        0.000          5         ACC Corp.
Distance Corp.

ACC Long Distance of
Connecticut Corp.  Common     3,000        0.00           1         ACC National Long
                                                                    Distance Corp.

Georgia Corp.      Common     3,000        0.000          1         ACC National Long
                                                                    Distance Corp.

Illinois Corp.     Common     3,000        0.00           1         ACC Corp.

Maine Corp.        Common     3,000        0.00           1         ACC National Long Distance
                                                                    Corp.

Maryland Corp.     Common     3,000        0.00           1         ACC National Long Distance
                                                                    Corp.

*Massachusetts
  Corp.            Common     3,000        0.00           1         ACC National Long Distance
                                                                    Corp.

New Hampshire
  Corp.            Common     3,000        0.00           1         ACC National Long Distance
                                                                    Corp.

Ohio Corp.         Common     3,000        0.00           1         ACC Corp.

Pennsylvania Corp. Common     3,000        0.00           1         ACC Corp.

Rhode Island Corp. Common     3,000        0.00           1         ACC National Long Distance
                                                                    Corp.

Vermont Corp.      Common     3,000        0.00           1         ACC National Long Distance
                                                                    Corp.

ACC Network Corp.  Common      200         0.00          200        ACC Corp.

ACC Local Fiber
  Corp.            Common      200         0.00          200        ACC Corp.

*ACC Global Corp.  Common     3,000        0.00           1         ACC Corp.

*ACC Radio Corp.   Common      200         0.00          200        ACC Corp.

Cel Tel Corp.      Common     3,000        0.00           1         ACC Corp.

United Bluegrass   Common     3,000        0.00           1         Cel Tel Corp.
Cellular

Danbury Cellular   Common     5,000        0.00          100        ACC Corp.
Telephone Corp.

*ACC National      Common     3,000        0.00           1         ACC Corp.
Telecom Corp.

ACC Credit Corp.   Common     3,000        0.00           1         ACC Corp.


FOREIGN SUBSIDIARIES:

*ACC TelEnterprises
  Ltd.             Common    Unlimited     0.00          100        ACC Corp.

*ACC Long Distance Ordinary  9,001,000  1.000(pound)  9,000,002     ACC Corp.
UK Ltd.

ACC Long Distance  Common       500        100.00        500        ACC Corp.
France, S.A.R.L.

* Denotes a material subsidiary

<PAGE.

        Schedule 6.1(b):  Subsidiaries and Capitalization (Continued)


Options

ACC Corp.

         See attached lists for Incentive Stock Options,
         Non-Qualified Stock Options and Director's/Non-Employee Plan Non-Qualified Stock Options.

ACC Long Distance Corp.

         None

ACC National Telecom Corp.

         None

ACC Global Corp.

         None

ACC Long Distance of Massachusetts Corp.

         None

ACC Radio Corp.

         None

ACC TelEnterprises Ltd.

         None

ACC Long Distance UK Ltd.

         None

Warrants

ACC Corp.

Expiration Date       Recipient         No. of Shares     Price Per Share

   10/31/99         Peter H. Meyer         11,250*             12.50


* -Warrant for 7,500 shares of ACC Corp. Common Stock was granted before the August 8, 1996 3 for 2 stock split.


ACC Long Distance Corp.

        None

ACC National Telecom Corp.

        None

ACC Global Corp.

        None

ACC Long Distance of Massachusetts Corp.

        None

ACC Radio Corp.

        None

ACC TelEnterprises Ltd.

        None

ACC Long Distance UK Ltd.

        None

                                  ACC CORP.
                         INCENTIVE STOCK OPTION PLAN
                              NOVEMBER 30, 1996


(listing of currently assigned options, exercise price and expiration dates)

                           ACC CORP. & SUBSIDIARIES
                         NON-QUALIFIED STOCK OPTIONS
                              NOVEMBER 30, 1996



(listing of currently assigned options, exercise price and expiration dates)

                                  ACC CORP.
                         DIRECTOR'S/NON-EMPLOYEE PLAN
                         NON-QUALIFIED STOCK OPTIONS
                              NOVEMBER 30, 1996



                            Current                    Expiration
                            Assigned        Price      Date

Bennett, Hugh                  7,500       15.3333      01/20/06
                               7,500       28.8333      06/15/06

Estey, Willard                 7,500       15.3333      01/20/06
                               7,500       28.8333      06/15/06

Tessoni, Daniel                7,500       15.3333      01/20/06
                               7,500       28.8333      06/15/06

VanDegna, Robert               7,500       15.3333      01/20/06
                               7,500       28.8333      06/15/06

  TOTAL                       60,000

              Schedule 6.1(d):  Required Governmental Approvals

Public Utility Commission approval is required for the following
Borrowers in the following states:

ACC National Long Distance Corp.

Arkansas
Delaware
Florida*
Louisiana
Maine
Nebraska
New York
North Carolina
Tennessee
Washington**
West Virginia

* In Florida, PSC approval is not required, however, a notification letter was sent to the PSC on 12/9/96.

** ACC has filed an application with the Washington Utilities and Transportation Commission to be classified as a competitive telecommunications carrier, whereby ACC will be relieved of many regulatory requirements, including requiring Commission approval for transactions relating to securities and affiliated interests.

ACC Corp.                             ACC Long Distance of Massachusetts
                                      Corp.

     None                               None

ACC Long Distance Corp.               ACC Radio Corp.

     None                               None

ACC National Telecom Corp.            ACC TelEnterprises Ltd.

     None                               None

ACC Global Corp.                      ACC Long Distance UK Ltd.

     None                               None

                   Schedule 6.1(h):  Employee Benefit Plans


The Company offers the following benefits to employees who work more than 30 hours per week:

U.S.

           Health Insurance
           -   Blue Cross & Blue Shield (Comprehensive)
           -   Blue Choice (Select)
           -   Preferred Care (Community)
           -   Independent Health
           -   Community Blue
           -   Capital District Physician's Health
           -   PHP (Prepaid Health Plan) [available 1/1/97]

           Dental Insurance
           - Self-insured (administered through Blue Cross & Blue Shield/Smile Saver)

           New York Statutory State Disability
           -   Covers all in and out of State (U.S.) employees (Paul
               Revere)

           Worker's Compensation

           Long Term Disability Insurance
           -   Paul Revere

           Optional Long Term Disability Insurance

           Life Insurance
           -   First UNUM

           Optional Life and Dependent Life Program

           Accidental Death & Dismemberment
           -   First UNUM

           ACC Long Distance Corp. - long distance credit
           -   $25.00 per month credit for personal long distance usage

           Tuition Reimbursement
           -   Prorated reimbursement for tuition

           Employee Stock Purchase Plan
           - Purchase at 15% discount; up to 15% of salary may be deferred

           Employee Savings and Retirement Plan - 401(k)
           - Six month waiting period; up to 16% of salary may be deferred

           Employee Assistance Program
           -   Catholic Family Center & Affiliates

           Dependent Care Program - FSA (through Blue Cross and Blue
           Shield)
           -   Medical/Dental FSA

           Wage Severance Plan

           Pre-tax Premium Plan

The following benefits are available only to certain key employees of the Company:

           Employment Continuation Incentive Agreements
           Annual Incentive Plan
           Stock Option Plan
           Officer Medical Reimbursement
           Auto Allowance
           Cellular Phone Allowance

Canada

The Company offers the following benefits to employees who are full-time permanent employees and have completed at least three months of continuous employment, and are a full-time resident of Canada and under 70 years of age:

           Supplemental Health Insurance Benefit for Employees and
           Dependents
           -   National Life of Canada

           Dental Expense Benefit for Employees and Dependents
           -   National Life of Canada

           Weekly Indemnity Benefit for Employees
           -   National Life of Canada

           Long Term Disability Benefit for Employees
           -   National Life of Canada

           Life Insurance Benefit for Employees
           -   National Life of Canada

           Life Insurance Benefit for Spouse
           -   National Life of Canada

           Accidental Death & Dismemberment Insurance for Employees
           -   National Life of Canada

           Group Registered Retirement Savings Plan ("RRSP")

           ACC long distance credit
           -   $30.00 per month credit for personal long distance usage

           Internet Software and On-Line Benefit

           Tuition Reimbursement
           -   Prorated reimbursement for tuition

United Kingdom

           Permanent Health Insurance

           Group Life Assurance
           -   Zurich Life Assurance Company Ltd.

           Group Salary Continuance Scheme
           -   Zurich Life Assurance Company Ltd.

           Phone Benefit - 20 pounds per month free long distance calls with ACC

The Company provides the following benefits to key employees:

        Cellular allowances
        Auto allowance
        Group Life Insurance
        Private Health Insurance
        Share Save Scheme - employee stock purchase plan
        Stock options also awarded

                     Schedule 6.1(l):  Material Contracts

U.S.
     -   Severance Agreement between ACC Corp. and Richard T. Aab.
     - Agreement for Service dated January 30, 1996 between ACC National Telecom Corp. and Ripple Communications Inc.
     - Agreement for Service dated August 26, 1996 between ACC National Telecom Corp. and Eagle Communications Inc.
     -   Columbia Capital:  1% fee for consulting services
     - General Agreement dated August 30, 1994 between ACC New York Telecom Corp. and American Telephone and Telegraph Company.
     - Addendum Number 1 to General Agreement dated August 30, 1994 between ACC New York Telecom Corp. and American Telephone and Telegraph Company.
     - Addendum Number Two to the General Agreement between ACC National Telecom and Lucent Technologies Inc.

     -   Leased property (refer to Schedule 6.1(r)).

 (listing of contracts with colleges and universitites)

CANADA

- Agreement for Operations and Support Services between ACC TelEnterprises Ltd. and E.D.S. Services of Canada Ltd. dated June 24, 1996.
- License between ACC TelEnterprises Ltd. and E.D.S. Services of Canada Ltd. dated June 24, 1996.
- Commercial Sales Agreement between ACC TelEnterprises Ltd. and Noranda Inc. dated May 1, 1996.
-  Leased Property (refer to Schedule 6.1(r)).

 (listing of contracts with colleges and universitites)

UNITED KINGDOM

-Revised Standard Interconnect Agreement between ACC Long Distance UK
   Limited and British Telecommunications plc dated September 27,
   1996.
   Includes:
      Transition Agreement between BT and ACC UK dated September 27,
      1996.
      Side letter regarding billing from BT to ACC UK dated
      September 27, 1996.
      Side letter regarding pricing from BT to ACC UK dated
      September 27, 1996.
      Side letter regarding matters to be reviewed from BT to ACC UK dated September 27, 1996.
      Side letter regarding the transition agreement from BT to ACC UK dated November 29, 1996.

-License granted by the Secretary of State for Trade and Industry to ACC Long Distance UK Limited under Section 7 of the
   Telecommunications Act of 1984 dated December 18, 1996 (includes Specification by the Secretary of State for purposes of paragraphs 1(s) and 1(t) of Schedule 1 and paragraphs 4(j) and 4(k) of Schedule 3 to the License).

-Letter dated July 24, 1996 from Department of Trade and Industry regarding the removal of the "equivalency" requirements by the UK government and the designation of all countries and territories for international simple resale.

-Modifications of the Conditions of the License of ACC UK's IST
   License dated December 18, 1996.

-Lease Agreement between Ericsson IFS and ACC UK and ACC Corp.
   relating to AXE10 Telecommunications equipment dated December 4, 1995.

-Leased property (refer to Schedule 6.1(r)).

 (listing of contracts with colleges and universitites)

         Schedule 6.1(m):  Labor and Collective Bargaining Agreements

                                     NONE

                      Schedule 6.1(r):  Real Property

U.S.

Landlord                  Property Address             Term
The Hague Corporation     400 West Avenue              05/94 - 06/04
                          Rochester, NY
                          Corporate Headquarters

Harry Fenson              62 Chenango Street           11/93 - 10/98
                          Binghamton, NY
                          Binghamton Sales Office

Harry Fenson              62 Chenango Street           08/94 - 10/98
                          Binghamton, NY
                          Regional Sales Office

The Widewaters Group      Corporate Woods I            02/92 - 07/99
                          1035 7th North Street
                          Liverpool, NY
                          Syracuse Sales Office

Cres, Inc. c/o Newmark &  192 Lexington Avenue         1/96 - 6/99
Company Real Estate, Inc. New York, NY
                          New York City Sales Office

Paramount Group, Inc. as  32 Old Slip                  2/97 - 3/07
agent for Old Ship        New York, NY
Associates, L.P.          ANTC New York Switch

Rosetti & Associates      421 New Karner Road          2/92 - 11/98
                          Albany, NY
                          Albany Sales Office

State Tower Associates    109 S. Warren Street         04/89 - 03/99
                          Syracuse, NY
                          Syracuse Switch/Regional

69 Delaware Avenue        69 Delaware Avenue           05/83 - 12/99
                          Buffalo, NY
                          Buffalo Sales Office

The Flatley Company       1661 Worcester Road,         08/96 - 07/99
                          Suite 403
                          Framingham, MA
                          Framingham Sales Office

Michael Futerman          One West Avenue              10/92 - 10/97
                          Rochester, NY
                          Fiber Optic Storage

DePaul Home for Adults    45 West Main Street          06/84 - 12/96
                          Mariner Building
                          Rochester, NY

Twin Tower Assoc. Ltd.    One Commerce Plaza           08/94 - 07/99
                          Albany, NY
                          Regional Switch/Sales

CANADA

Landlord                  Property Address             Term
100 James Street South    100 James Street South       06/91 - 05/01
                          Hamilton, Ontario
                          Equipment Space

Standard Life Assurance   One Toronto Street           01/91 - 12/99
                          Toronto, Ontario
                          Switch Office

Lithwick Corporation      150 Metcalfe Street          05/95 - 03/20
                          14th Floor
                          Ottawa, Ontario

Midland Walwyn Leasing    1 Place Ville Marie          01/93 - 04/02
                          3625 Montreal, Quebec
                          Montreal Sales Office

Oxford Development        5343 Dundas Street           03/94 - 02/04
                          Etobicoke, Ontario
                          Canadian Headquarters
                          Etobicoke Sales Office

Property Trizec           Rene Levesque Blvd.          04/91 - 03/96
                          Montreal, Quebec
                          Montreal Switch Site

Waterfront Centre         Waterfront Centre            01/93 - 01/98
                          200 Burrand Street
                          Suite 2070
                          Vancouver, BC
                          Vancouver Sales Office

Waterfront Centre         200 Burrand Street           05/94 - 04/04
                          Suite 2070
                          Vancouver, BC
                          Vancouver Switch Site

Centre West Properties    Calgary Office               05/95 - 04/00

First Executive Centre    Suite 2000, Bankers Hall     Month to Month
                          855 2nd Street, S.W.
                          Calgary, Alberta
                          Calgary Office

Paragon Executive Centre  326 Broadway Avenue          Month to Month
                          5th Floor
                          Winnepeg, Manitoba
                          Winnepeg Office

UNITED KINGDOM:

Landlord                  Property Address             Term
IBM United Kingdom Ltd.   1st, 9th, and 10th Floor     09/93 - 09/03
                          414 Chiswick High Road
                          Chiswick, London Corporate
                          Office

Cromwell Rd. Investments  Lower Ground Floor           09/93 - 09/03
                          114A Cromwell Rd. London

Cromwell Rd. Investments  Ground Floor                 09/93 - 09/03
                          114A Cromwell Rd. London

Midland Bank plc          Unit 1.2a Bldg. 8
                          Exchange Quay
                          Salford, Greater Manchester

University of Bath        Room HH8/37                  09/94 - 09/95
                                                       then 3 months
                                                       rolling

Frederick Roger Jenkins   75a Cowley Road              08/94 - 08/97
                          Oxford

Prudential                St. Andrews House            09/94 - 09/04
                          Cambridge

University of Liverpool   Microwave Dish               08/94 -

Midland Bank plc          Suites 13a, 13b and 13c      05/95 - 05/05
                          Building 5
                          Exchange Quay
                          Manchester

              Schedule 6.1(t):  Debt and Contingent Obligations

As of January 8, 1997

U.S. (U.S. Dollars)

Bank                           Amount

First Union National Bank      $35,000,000.00 Credit Facility (will be
  of North Carolina            replaced by $100,000,000.00 Credit Facility)

                          ACC CORP. AND SUBSIDIARIES
                              Letters of Credit
                                   11/30/96

First Union National Bank                  (U.S. $'s)

CANADA     Coopers and Lybrand, Ltd.       $  105,480
CANADA     Properties Trizec Ltd.          $   26,018
CANADA     Royal Bank of Canada            $  727,000
CANADA     Waterfront Centre Leasehold     $   12,415
                       Total for Canada                   $  870,913

US         Associated Communications       $   30,000
US         AT&T Credit Corp.               $  255,000
US         Marine Midland Bank             $1,000,000
US         New York Telephone Company      $   40,000
US         Standard Life Assurance Co.     $   82,000
US         State University of New York    $   50,000
US         Texas Commerce Bank National    $  107,000
US         USL Capital Corporation         $  400,000
US         USL Capital Corporation         $  353,886
                       Total for US                       $2,317,886

                       Grand Total                        $3,188,799

                           ACC Corp. & Subsidiaries
                         Maturities of Long Term Debt
                              November 30, 1996

                                    Monthly
Company      Note           Rate    Payment    Term    1996      1997      1998      1999      2000      2001      Totals

ACC Corp     NEC           10.42%    16,478    9/99   12,280   155,954    173,007   142,060                           483,301
             NEC            8.00%       468    2/98      424     5,309        927                                       6,660
             NEC            8.00%     4,236    2/98    3,834    48,053      8,388                                      60,275
             MFP           10.00%    22,950   12/96   22,760                                                           22,760
             MFP           10.00%     9,639   11/97    8,729   100,932                                                109,661
             F.MacArthur   10.00%     1,725    8/97    1,483    12,318                                                 13,801
             Romax         13.00%    17,178    4/00   10,786   138,964    158,235   180,179   99,254                  587,418
             AT&T          12.20%     9,686    4/98    8,270   105,883     28,491                                     142,644
             Meridian      10.13%     8,344    5/00    5,892    74,748     82,760    91,632   32,677                  287,709
             DSC/Sanwa     10.00%    64,255   12/98   43,716   533,900    611,901    55,100                         1,264,617
             Total                  154,959          118,174 1,196,061  1,063,709   468,971   131,931               2,978,846

ACC Global   Sprint-IRU #1 11.63%    10,969    9/97            111,569                                                111,569
             Sprint-IRU #2  1.16%     4,219    9/97             42,909                                                 42,909
             Sprint-IRU #3 11.63%     9,342    9/98            149,464     99,643                                     249,107
             Sprint-IRU #4  1.16%     3,737    9/98             59,784     39,856                                      99,640
             Sprint-IRU #5 11.63%    37,366    4/99            597,856    597,856   149,464                         1,345,176
             Sprint-IRU #6  1.16%    18,683    4/99            298,928    298,928    74,732                           672,588
             Total                   84,315                  1,260,510  1,036,283   224,196                         2,520,989

ACC National Pics Plus #1  15.00%       200    1/98      334     2,185        197                                       2,716
Telecom
Corp.        Pics Plus #2  15.00%       250    2/98      412     2,697        490                                       3,599
             Pics Plus #3  15.00%       209    3/98      341     2,231        612                                       3,184
             Pics Plus #4  15.00%       239    4/98      384     2,515        925                                       3,824
             Pics Plus #5  15.00%       345    4/98      556     3,595      1,339                                       5,490
             Pics Plus #6  15.00%       254    4/98      409     2,679        985                                       4,073
             Pics Plus #7  15.00%       322    4/98      518     3,397      1,250                                       5,165
             Pics Plus #8  15.00%       287    4/98      462     3,026      1,113                                       4,601
             Pics Plus #9  15.00%       250    6/98      393     2,574      1,438                                       4,405
             Pics Plus #10 15.00%       705    6/98    1,106     7,245      4,048                                      12,399
             Pics Plus #11 15.00%     1,601    6/98    2,513    16,460      9,197                                      28,170
             Pics Plus #12 15.00%       252    7/98      391     2,562      1,680                                       4,633
             Pics Plus #13 15.00%       258    8/98      395     2,591      1,954                                       4,940
             Pics Plus #14 15.00%       449    8/98      687     4,501      3,396                                       8,584
             Total                    5,621            8,900    58,258     28,624                                      95,782

ACC UK       BMW 525i      21.49%       696   12/96    7,130     9,681                                                 16,811
             BMW 320i      20.00%       448   10/96   11,350                                                           11,350
             IBM           10.80%     6,069    8/97   85,068    69,788                                                154,856
             Pallas        11.70%     1,520    2/00   15,984    17,857     19,950    22,288      5,969                 82,048
             Ericcson      11.11%              6/00  295,987   458,523    649,380   725,170    393,815               2,522,875
             Total (GBP)              8,732          415,519   555,849    669,330   747,458    399,784               2,787,940
             Total (US $)            14,600  1.6720  694,748   929,380  1,119,119 1,249,749    668,439               4,661,435

ACC LD LTD.  DSM Leasing   10.00%    36,442    8/97            291,533                                                 291,533
             GE Capital #2  5.82%     1,211   10/97             12,106                                                  12,106
             Gould Lease1   4.57%     1,259    6/97              7,552                                                   7,552
             Equilease #1  15.36%     1,635    4/99             19,626     19,626     6,542                             45,794
             Equilease #2  15.50%       852    4/99             10,228     10,228     3,409                             23,866
             Commcorp
               Leasing     16.95%       663    6/99              7,955      7,955     3,978                             19,888
             Xerox-Copier  13.76%       194    3/01              2,333      2,333     2,333      2,333       583         9,914
             Xerox-
               Facsimile   16.58%       110   11/00              1,325      1,325     1,325      1,215                   5,191
             SAC UofT         N/A    15,875    6/98             15,875      6,875                                       22,750
             Total (CND $)           58,242             -      368,533     48,342    17,587      3,548       583       438,594
             Total (US $)            43,286 0.74322     -      273,901     35,929    13,071      2,637       433       325,972

             Grand Total (US $)   $ 302,781        $821,822 $3,718,111 $3,283,664$1,955,987   $803,006      $433   $10,583,024


                         Schedule 6.1(u):  Litigation

                                     NONE

      Schedule 6.1(v):  Communications Licenses and Regulatory Approvals

ACC Corp. - None

ACC Global Corp. - Refer to Attachment

ACC Long Distance Corp. - Refer to Attachment

ACC Long Distance of Connecticut Corp. - Refer to Attachment

ACC Long Distance of Georgia Corp. - Refer to Attachment

ACC Long Distance of Illinois Corp. - Refer to Attachment

ACC Long Distance of Maine Corp. - Refer to Attachment

ACC Long Distance of New Hampshire Corp. - Refer to Attachment

ACC Long Distance of Pennsylvania Corp. - Refer to Attachment

ACC Long Distance of Rhode Island Cor. - Refer to Attachment

ACC Long Distance of Vermont Corp. - Refer to Attachment

ACC Long Distance U.K., Ltd. - None

ACC National Long Distance Corp. - Refer to Attachment

ACC Radio Corp. - None

ACC Long Distance Inc. - None

ACC TelEnterprises, Ltd. - None

Metrowide Communications Inc. - None

                               ACC GLOBAL CORP.
                          LICENSES AND AUTHORIZATION

GEOGRAPHIC            TYPE OF SERVICE AUTHORIZED                 EXPIRATION
 LOCATION                                                           DATE
                  International
                  FCC Section 214 Certification and FCC Tariff
                  1+, 800, WATS, OS

International     Yes                                             None

                          LICENSES AND AUTHORIZATION


  COMPANY                 GEOGRAPHIC               TYPE OF SERVICE AUTHORIZED               EXPIRATION
                          LOCATION                                                              DATE
                                       Intrastate          Interstate     International
                                       Certification,                     FCC Section
                                       Registration or                    214 Certif. and
                                       Unregulated         FCC Tariff     FCC Tariff
                                       1+, 800, WATS       1+, 800,       1+, 800, WATS,
                                                           WATS, OS       OS

ACC Long Distance Corp.   New York         Yes               Yes             Yes               None

ACC Long Distance of     Connecticut       Yes               Yes             Yes               None
Connecticut Corp.

ACC Long Distance of       Georgia         Yes               Yes             Yes               None
Georgia Corp.

ACC Long Distance of      Illinois         Yes               Yes             Yes               None
Illinois Corp.

ACC Long Distance of       Maine           Yes               Yes             Yes               None
Maine Corp.

ACC Long Distance of   New Hampshire       Yes               Yes             Yes               None
New Hampshire

ACC Long Distance of
Pennsylvania Corp.     Pennsylvania        Yes               Yes             Yes               None

ACC Long Distance of   Rhode Island        Yes               Yes             Yes               None
Rhode Island Corp.

ACC Long Distance of     Vermont           Yes               Yes             Yes               None
Vermont Corp.

ACC National Long                                     Refer to Attachment
Distance Corp.


                       ACC NATIONAL LONG DISTANCE CORP.
                          LICENSES AND AUTHORIZATION



  GEOGRAPHIC            TYPE OF SERVICE AUTHORIZED                       EXPIRATION
   LOCATION                                                                 DATE
               Intrastate        Interstate          International
               Certification,                        FCC Section 214
               Registration or                       Certification and
               Unregulated       FCC Tariff          FCC Tariff
               1+, 800, WATS     1+, 800, WATS, OS   1+, 800, WATS, OS

Alabama             Yes              Yes                  Yes              None
Arizona             Yes              Yes                  Yes              None
Arkansas            Yes              Yes                  Yes              None
California          Yes              Yes                  Yes              None
Colorado            Yes              Yes                  Yes              None
Delaware            Yes              Yes                  Yes              None
Florida             Yes              Yes                  Yes              None
Idaho               Yes              Yes                  Yes              None
Indiana             Yes              Yes                  Yes              None
Iowa                Yes              Yes                  Yes              None
Kansas              Yes              Yes                  Yes              None
Louisiana           Yes              Yes                  Yes              None
Maryland            Yes              Yes                  Yes              None
Michigan            Yes              Yes                  Yes              None
Minnesota           Yes              Yes                  Yes              None
Mississippi         Yes              Yes                  Yes              None
Missouri            Yes              Yes                  Yes              None
Montana             Yes              Yes                  Yes              None
Nebraska            Yes              Yes                  Yes              None
Nevada              Yes              Yes                  Yes              None
New Jersey          Yes              Yes                  Yes              None
New Mexico          Yes              Yes                  Yes              None
North Carolina      Yes              Yes                  Yes              None
North Dakota        Yes              Yes                  Yes              None
Oklahoma            Yes              Yes                  Yes              None
Oregon              Yes              Yes                  Yes              None
South Carolina      Yes              Yes                  Yes              None
South Dakota        Yes              Yes                  Yes              None
Texas               Yes              Yes                  Yes              None
Utah                Yes              Yes                  Yes              None
Virginia            Yes              Yes                  Yes              None
Washington          Yes              Yes                  Yes              None
West Virginia       Yes              Yes                  Yes              None
Wisconsin           Yes              Yes                  Yes              None
Wyoming             Yes              Yes                  Yes              None


                        Schedule 10.3:  Existing Liens

           Schedule 10.4:  Existing Loans, Advances and Investments

U.S. (U.S. Dollars):

Borrower                   Loan Amount          Due Date

Mintel (Mark Miller)       $103,888.33          Line of Credit
Arunas A. Chesonis           45,480.71          March 31, 1997
Arunas A. Chesonis            1,622.26          April 11, 1993
Arunas A. Chesonis            8,205.14          September 25, 1992
Christopher Bantoft         325,000.00          March 31, 1997
                           $484,196.44

Canadian (Canadian Dollars):

Borrower                   Loan Amount          Due Date

1002390 Ontario Inc.        $24,988.50
Seneca College                9,997.59          December 31, 1996
Thomas W. Murphy              3,408.91          December 31, 1996
Keith Taylor                  1,678.42          December 31, 1996
Chuck D'Ruiter                  815.93          December 31, 1996
Last Minute Club              1,559.40          December 31, 1996
Sales Rep. Advances           5,250.00          December 31, 1996
                            $47,698.75